KODAK RETIREMENT INCOME PLAN








                    Restated in its Entirety March 31, 1995
                            Effective April 1, 1995
                                  As Amended
                                January 1, 1994
                                January 1, 1995
                                 April 1, 1995
                                October 1, 1995
                               November 1, 1995




                                                            BENEFIT PLAN 1R.01
                                             Effective Date:  November 1, 1995
                                                        No. of Pages:  85 plus
                     Appendices A, B, C, D, E, F, G, H, I


KODAK RETIREMENT INCOME PLAN


                               TABLE OF CONTENTS


ARTICLE 1.     THE PLAN                                                   1
     1.01      Introduction                                               1
     1.02      Effective Date                                             1
     1.03      Other Plan Liabilities Assumed by the Plan                 1

ARTICLE 2.     DEFINITIONS                                                2
     2.01      Accrued Benefit                                            2
     2.02      Accrued Service                                            2
     2.03      Active Participant                                         7
     2.04      Actuarial Equivalent                                       7
     2.05      Affiliated Company                                         9
     2.06      Annuity Starting Date                                      9
     2.07      Applicable Interest Rate                                   9
     2.08      Applicable Mortality Table                                10
     2.09      Applicable PBGC Interest Rate                             10
     2.10      Average Participating Compensation (APC)                  10
     2.11      Average Social Security Wage Base (ASSB)                  11
     2.12      Benefit Plans Committee                                   12
     2.13      Board                                                     12
     2.14      Change In Control Benefit Adjustment                      12
     2.15      Code                                                      12
     2.16      Conditional Full-Time Employee                            12
     2.17      Contingent Annuitant                                      13
     2.18      Covered Employee                                          13
     2.19      Deferred Retirement Benefit                               14
     2.20      Disability Retirement Benefit                             14
     2.21      Disabled Individual                                       14
     2.22      Early Retirement Benefit                                  14
     2.23      Employee                                                  14
     2.24      Employer                                                  14
     2.25      ERISA                                                     15
     2.26      Family Protection Program                                 15
     2.27      Grandfathered Accrued Benefit                             15
     2.28      Hour of Service                                           15
     2.29      Inactive Participant                                      16
     2.30      Insurance Annual Salary Rate (IASR)                       17
     2.31      Investment Manager                                        18
     2.32      KLife                                                     18
     2.33      Kodak Payroll Period                                      18
     2.34      KRIPCO                                                    18
     2.35      Leased Employee                                           18
     2.36      Limited Service Employee                                  18
     2.37      Mandatory Commencement Date                               19
     2.38      Normal Retirement Age                                     19
     2.39      Normal Retirement Benefit                                 19
     2.40      Normal Retirement Date                                    19
     2.41      Optional Pre-retirement Survivor
                 Income Benefit (OSIB)                                   19
     2.42      Participant                                               19
     2.43      Participating Compensation (PC)                           19
     2.44      Plan                                                      22
     2.45      Plan Year                                                 22
     2.46      Pre-retirement Spouse Benefit (PRSB)                      23
     2.47      Pre-retirement Survivor Income Benefit
                 (Pre-retirement SIB)                                    23
     2.48      Prior Plan                                                23
     2.49      Qualified Domestic Relations Order                        23
     2.50      Qualified Pre-retirement Survivor Annuity (QPSA)          23
     2.51      Regular Full-Time Employee                                23
     2.52      Retired Participant                                       24
     2.53      Retirement Annual Salary Rate (RASR)                      24
     2.54      Special Program Employee                                  24
     2.55      Supplementary Full-Time Employee                          25
     2.56      Terminated Vested Participant                             26
     2.57      Total Service                                             26
     2.58      Trust                                                     27
     2.59      Trust Agreement                                           27
     2.60      Trustee                                                   27
     2.61      Trust Fund                                                27
     2.62      Vested Benefit                                            27
     2.63      Vesting Service                                           27

ARTICLE 3.     ELIGIBILITY FOR PARTICIPATION                             29
     3.01      Employees Covered                                         29
     3.02      Special Rules for Employment with
                 Entities other than the Employer                        29

ARTICLE 4.     ELIGIBILITY FOR BENEFITS                                  30
     4.01      Normal Retirement                                         30
     4.02      Early Retirement                                          30
     4.03      Deferred Retirement                                       30
     4.04      Vested Benefit                                            31
     4.05      Disability Retirement                                     31
     4.06      Amount, Form and Timing of Benefits                       31
     4.07      Termination of Employment                                 31

ARTICLE 5.     AMOUNT OF BENEFITS                                        34
     5.01      Normal Retirement Benefit                                 34
     5.02      Early Retirement Benefit                                  34
     5.03      Deferred Retirement Benefit                               36
     5.04      Vested Benefit                                            36
     5.05      Disability Retirement Benefit                             38
     5.06      Adjustment to Amount of Benefits                          38

ARTICLE 6.     TIMING OF BENEFITS                                        42
     6.01      Normal Retirement Benefit                                 42
     6.02      Early Retirement Benefit                                  43
     6.03      Deferred Retirement Benefit                               43
     6.04      Vested Benefit                                            43
     6.05      Disability Retirement Benefit                             44

ARTICLE 7.     FORM OF BENEFITS                                          44
     7.01      Payment of Small Benefits                                 44
     7.02      Normal Form of Payment                                    44
     7.03      Elections of Forms of Payment                             45
     7.04      Forms of Payment                                          49
     7.05      Legal Restrictions on Forms of Payment                    51

ARTICLE 8.     QUALIFIED DOMESTIC RELATIONS ORDERS                       52
     8.01      Qualified Domestic Relations Orders                       52
     8.02      Direct Rollovers                                          53

ARTICLE 9.     LIMITATIONS ON BENEFITS                                   54
     9.01      Limitations under Code section 415                        54
     9.02      Limit on Annual Payments to Top-25 Employees              61

ARTICLE 10.    DEATH BENEFITS BEFORE THE ANNUITY STARTING DATE           62
     10.01     General                                                   62
     10.02     Eligibility                                               62
     10.03     Pre-retirement Survivor Income
                 Benefit (Pre-retirement SIB) Coverage                   63
     10.04     Optional Pre-retirement Survivor Income
                 Benefit (OSIB) Coverage                                 67
     10.05     Pre-Retirement Spouse Benefit (PRSB)
                 and Qualified Pre-retirement Survivor
                 Annuity (QPSA) Coverage                                 69

ARTICLE 11.    REHIRES                                                   72
     11.01     Pending Lump Sum Payments                                 72
     11.02     Rehire of Participant After the
                 Annuity Starting Date                                   73
     11.03     Death Benefits                                            74
     11.04     Payment of Benefits upon Subsequent Termination           74

ARTICLE 12.    EMPLOYER CONTRIBUTIONS AND FUNDING                        75
     12.01     Employer Contributions                                    75
     12.02     Diversion Prohibited                                      76
     12.03     Return of Erroneous or Nondeductible
                 Contributions                                           76
     12.04     Funding Policy                                            76
     12.05     Employee Contributions                                    76

ARTICLE 13.    ADMINISTRATION                                            76
     13.01     Appointment of Committee                                  76
     13.02     Named Fiduciary and Plan Administrator                    77
     13.03     Powers and Duties of Committee                            77
     13.04     Operation of KRIPCO                                       77
     13.05     Claims Review Procedure                                   78
     13.06     Power to Appoint Advisers                                 78
     13.07     Investment Jurisdiction of KRIPCO                         78
     13.08     Expenses                                                  79
     13.09     Duties of Fiduciaries                                     79
     13.10     Liability of Members                                      80
     13.11     Allocation of Responsibility                              80

ARTICLE 14.    AMENDMENT                                                 81
     14.01     Power to Amend                                            81
     14.02     Necessary Amendments                                      81
     14.03     No Reduction in Accrued Benefits                          81

ARTICLE 15.    Termination and Merger                                    82
     15.01     Power to Terminate                                        82
     15.02     Termination of the Plan                                   82
     15.03     Merger of the Plan                                        83

ARTICLE 16.    MISCELLANEOUS                                             84
     16.01     Nonassignability of Benefits                              84
     16.02     Construction                                              84
     16.03     Gender and Number                                         84
     16.04     Top-Heavy Requirements                                    85


APPENDIX A.    AFFILIATED COMPANIES OF EASTMAN KODAK COMPANY
               REFERRED TO IN SECTION 2.21

APPENDIX B.    BENEFIT ADJUSTMENT AFTER A CHANGE IN CONTROL

APPENDIX C.    1991 ADJUSTMENT

APPENDIX D.    RECOGNITION OF SERVICE WITH FORMER EMPLOYERS

APPENDIX I.    BENEFITS FOR SALARIED EMPLOYEES OF STERLING WINTHROP
               INC. AND CERTAIN SUBSIDIARIES THEREOF







ARTICLE 1.   THE PLAN

1.01  Introduction

The Kodak Retirement Income Plan is a pension plan that provides for retirement benefits. The Plan is intended to be qualified under Code section 401(a) and to comply with the provisions and requirements of ERISA and is to be interpreted and administered accordingly.

1.02  Effective Date

The Kodak Retirement Income Plan, as first adopted by Eastman Kodak Company in 1928 and as amended from time to time thereafter, is hereby further amended as of April 1, 1995, and as so amended is hereby set forth in full. The Plan as so amended is applicable to each Participant who is an Employee on or after April 1, 1995. A Participant who is not an Employee on or after April 1, 1995, shall continue to be subject to the provisions of the Plan as it was in effect on the day he ceased to be an Employee.

1.03  Other Plan Liabilities Assumed by the Plan

      (a) IBM Retirement Plan. Liability for benefits accrued before April 19, 1988, by an employee or former employee of International Business Machines Corporation, under the IBM Retirement Plan as in effect on March 31, 1986, was expressly assumed by the Employer under this Plan as of April 19, 1988, as set forth in Appendix D.

      (b) Sterling Drug, Inc. Retirement Plan for Salaried Employees. Liability for benefits accrued before January 1, 1989, by an employee or former employee of Sterling Drug, Inc. under the Sterling Drug, Inc. Retirement Plan for Salaried Employees as in effect on December 31, 1988, was expressly assumed by the Employer under this Plan as of January 1, 1989, as set forth in Appendix I. Benefits for such employees accrued on or after January 1, 1989, shall accrue pursuant to Appendix I.

      (c) Sterling Drug, Inc. Retirement Plan for Hourly Employees. Liability for benefits accrued before August 31, 1990, by an employee or former employee of Sterling Drug, Inc. under the Sterling Drug, Inc. Retirement Plan for Hourly Employees as in effect on August 30, 1990, was expressly assumed by the Employer under this Plan as of August 31, 1990.

      (d) Amersham Corporation Pension Plan. Liability for benefits accrued before December 1, 1991, by an employee or former employee of Amersham Corporation, Inc. under the Amersham Corporation Pension Plan as in effect on November 30, 1991, was expressly assumed by the Employer under this Plan as of December 1, 1991, as set forth in Appendix D.


ARTICLE 2.   DEFINITIONS

The terms used in this Plan shall have the following meanings unless a different meaning is clearly required by the context.

2.01  Accrued Benefit

The "Accrued Benefit" for each Participant is the Normal
Retirement Benefit determined according to Section 5.01.

2.02  Accrued Service

"Accrued Service" is the aggregate of all periods of employment as a Covered Employee which, as a component of the Plan formula, is used to calculate the amount of the Participant's
Accrued Benefit and is subject to the following rules:

      (a)  Credit for Employment as a Covered Employee.  Accrued
           Service credit will be given for each Hour of Service completed as a Covered Employee.

           (1) Employment as a Regular Full-Time Employee, Supplementary Full-Time Employee or Conditional Full-Time Employee. If the Covered Employee is a Regular Full-Time Employee, Supplementary Full-Time Employee or Conditional Full-Time Employee, 190 Hours of Service will be credited for any calendar month in which he completes at least one Hour of Service. One year of Accrued Service will be credited if a Covered Employee who is a Regular Full-Time Employee, Supplementary Full-Time Employee or Conditional Full-Time Employee is credited with 2280 or more Hours of Service during a Plan Year. If such a Covered Employee is credited with fewer than 2280 Hours of Service in a Plan Year, credit will be given for a partial year of Accrued Service based on the ratio that such Hours of Service bear to 2280.

           (2)  Employment Other Than as a Regular Full-Time
                Employee, Supplementary Full-Time Employee or
                Conditional Full-Time Employee.

                (A) General Rule. If the Covered Employee is not a Regular Full-Time Employee, Supplementary Full-Time Employee or Conditional Full-Time Employee, one year of Accrued Service will be credited if a Covered Employee who is not a Regular Full-Time Employee, Supplementary Full-Time Employee or Conditional Full-Time Employee is credited with 1700 or more Hours of Service during a Plan Year. If such a Covered Employee is credited with fewer than 1700 Hours of Service, credit will be given for a partial year of Accrued Service based on the ratio that such Hours of Service bear to 1700.

                (B) Special Rule for Covered Employees in New York City. For periods in which Covered Employee who is not a Regular Full-Time Employee, Supplementary Full-Time Employee or Conditional Full-Time Employee is employed in New York City, where the Employer has adopted, due to local custom, a work week of 35 hours, the number 1487.5 will be substituted for the number 1700 in subparagraph (A).

                (C) Special Rule for Service Credited Through July 1, 1973. For periods through June 30, 1973, Accrued Service for a Covered Employee as of June 30, 1973 who was not employed as a Regular Full-Time Employee on that date will be calculated in accordance with this subparagraph; provided, however, that for periods during which the Covered Employee was employed by Eastman Chemical Company, this subparagraph (C) shall not apply. For such a Covered Employee who was not employed as a physician, the Covered Employee will be deemed to have been employed as a Regular Full-Time Employee through July 1, 1973, under the terms of the Prior Plan as in effect on July 1, 1973. For such a Covered Employee who was employed as a physician, the Covered Employee will be credited with Accrued Service for periods through June 30, 1973 equal to Total Service credited before July 1, 1973 multiplied by the ratio of the Participant's Accrued Service for the period from July 1, 1973 through December 31, 1976 divided by Total Service for the period from July 1, 1973 through December 31, 1976.

      (b) Credit for Periods of Disability. Accrued Service for periods of disability will be credited to a Disabled Individual who again becomes a Covered Employee for at least one year from the date of his return or who becomes eligible to retire pursuant to Section 4.05 while a Disabled Individual or within one year of his date of return in accordance with the following rules:

           (1) Subject to paragraphs (2) and (3) below, Accrued Service credit will be added to Accrued Service credit given in accordance with subsection (a) above for each completed month while a Disabled Individual in accordance with the following rules:

                (A)  If a Covered Employee was employed as a
                     Regular Full-Time Employee, Supplementary
                     Full-Time Employee or Conditional Full-Time
                     Employee at the time the disability
                     commenced, each month of such disability will be deemed to consist of 190 Hours of Service.

                (B) If a Covered Employee was employed other than as a Regular Full-Time Employee, Supplementary Full-Time Employee or Conditional Full-Time Employee at the time the disability commenced, each month of such disability will be deemed to consist of the average number of monthly Hours of Service during the twelve months immediately preceding the month during which the Covered Employee last performed duties for the Employer.

           (2) The amount of Accrued Service credited under paragraph (1) above (if any) is limited to an amount which, when combined with Accrued Service credited under subsection (a), produces a Normal Retirement Benefit that is less than or equal to:

                (A) for a Participant whose effective date of disability occurred before January 1, 1993:

                      (i)  40% of the Participant's IASR limiting
                           IASR in each case to the dollar limit in effect under Code section 401(a)(17) effective January 1 of the Plan Year in which Accrued Service is credited under this subsection (b).

                           reduced by

                     (ii)  one-half of the Participant's primary
                           Social Security Disability Income
                           Benefit.

                (B) for a Participant whose effective date of disability occurred on or after January 1, 1993:

                      (i)  70% of the Participant's IASR, limiting
                           IASR to the dollar limit in effect under Code section 401(a)(17) effective January 1 of the Plan Year in which Accrued Service is credited under this subsection (b).

                           reduced by

                     (ii)  the Participant's primary Social
                           Security Disability Income Benefit.

           (3) In no event shall Accrued Service be credited for periods of disability after a Participant has elected to receive or begins to receive his Accrued Benefit from the Plan.

      (c) Credit for Periods of Unpaid Leave. For purposes of calculating Accrued Service under this Section, Hours of Service will be credited to a person who is absent from employment, and who has been granted a leave under the Employer's Leave of Absence policy, in accordance with the following rules:

           (1) If a Covered Employee was employed as a Regular Full-Time Employee, Supplementary Full-Time Employee or Conditional Full-Time Employee at the time the leave commenced, each month of such leave will be deemed to consist of 190 Hours of Service; provided, however, that for periods after December 31, 1994, a month of such leave will be deemed to consist of Hours of Service only if the month is one of the first twelve months of such leave.

           (2) If a Covered Employee was employed other than as a Regular Full-Time Employee, Supplementary Full-Time Employee or Conditional Full-Time Employee at the time the leave commenced, each month of such leave will be deemed to consist of the average number of monthly Hours of Service during the twelve months immediately preceding the month during which the Covered Employee last performed duties for the Employer; provided, however, that for periods after December 31, 1994, a month of such leave will be deemed to consist of Hours of Service only if the month is one of the first twelve months of such leave.

      (d) Credit for Periods of Paid Leave. For purposes of calculating Accrued Service under this Section, Hours of Service will be credited to a Covered Employee for periods of paid leave in accordance with the following rules:

           (1) If the Covered Employee was employed as a Regular Full-Time Employee, Supplementary Full-Time Employee or Conditional Full-Time Employee at the time the paid leave commenced, each month of such leave will be deemed to consist of 190 Hours of Service.

           (2) If the Covered Employee was employed other than as a Regular Full-Time Employee, Supplementary Full-Time Employee or Conditional Full-Time Employee at the time the paid leave commenced, each month of such leave will be deemed to consist of the average number of monthly Hours of Service during the twelve months immediately preceding the month during which the Covered Employee last performed duties for the Employer.

      (e) Credit for Periods of Military Leave. For purposes of calculating Accrued Service under this Section, Hours of Service will be credited to a Covered Employee for periods of military leave in accordance with the following rules:

           (1) If the Covered Employee is reemployed by the Employer within the time and in the manner required to entitle the Covered Employee to reemployment rights and benefits under the Uniformed Services Employment and Reemployment Rights Act of 1994:

                (A) If the Covered Employee was employed as a Regular Full-Time Employee, Supplementary Full-Time Employee or Conditional Full-Time Employee at the time the military leave commenced, each month of such leave will be deemed to consist of 190 Hours of Service.

                (B) If the Covered Employee was employed other than as a Regular Full-Time Employee, Supplementary Full-Time Employee or Conditional Full-Time Employee at the time the military leave commenced, each month of such leave will be deemed to consist of the average number of monthly Hours of Service during the twelve-month period immediately preceding the month during which the Covered Employee last performed duties for the Employer (or, if shorter, the period of employment immediately preceding such period).

           (2) If the Covered Employee is not reemployed by the Employer within the time and in the manner required to entitle the Covered Employee to reemployment rights and benefits under the Uniformed Services Employment and Reemployment Rights Act of 1994:

                (A)  If a Covered Employee was employed as a
                     Regular Full-Time Employee, Supplementary
                     Full-Time Employee or Conditional Full-Time
                     Employee at the time the leave commenced, each month of such leave will be deemed to consist of 190 Hours of Service; provided, however, that for periods after December 31, 1994, a month of such leave will be deemed to consist of Hours of Service only if the month is one of the first twelve months of such leave.

                (B) If a Covered Employee was employed other than as a Regular Full-Time Employee, Supplementary Full-Time Employee or Conditional Full-Time Employee at the time the leave commenced, each month of such leave will be deemed to consist of the average number of monthly Hours of Service during the twelve months immediately preceding the month during which the Covered Employee last performed duties for the Employer; provided, however, that for periods after December 31, 1994, a month of such leave will be deemed to consist of Hours of Service only if the month is one of the first twelve months of such leave.

      (f) Credit for Periods of Employment with Company Not Participating in the Plan. Except as indicated in Appendix D, Accrued Service will be credited for periods of employment with an Affiliated Company or any other entity that participates in the Plan only if and from the date such entity begins to participate in the Plan.

      (g) Effect of Lump Sum Payments. Accrued Service for employment with respect to which a Participant has received a lump sum payment under Section 7.01(a) or 7.04(e) shall not be credited.

      (h) General Rule for Employment Other Than as a Covered Employee. Except as provided in subsection (b), (c),
           (d) or (e), Accrued Service credit will not be given for any period of absence or for any period of time after termination of employment as a Covered Employee.

      (i) Special Rule for Aircraft Pilots. For periods of service through December 31, 1994, but not thereafter, an Active Participant who is employed as an aircraft pilot by the Employer, will be credited with Accrued Service by substituting "1.1667 years" for "one year" in subsection (a) above, for each year he is so employed.

2.03  Active Participant

"Active Participant" is a Participant who is either:

      (a)  a Covered Employee, or

      (b) a former Covered Employee who is employed by an Affiliated Company but who is not a Limited Service
           Employee.

2.04  Actuarial Equivalent

"Actuarial Equivalent" is a benefit of equivalent current value to the benefit which would otherwise have been provided to the Participant, determined by actuarial factors based on

      (a) in the case of a lump sum benefit payable with respect to an Annuity Starting Date before January 1, 1996, either

           (1) the UP-1984 Mortality Table and the Applicable PBGC Interest Rate for immediate annuities, applied taking into account the value of the Participant's retirement-type subsidy in the Plan if the Participant satisfies the conditions for such subsidy by terminating employment at a time when he is eligible for an Early Retirement Benefit under Section 4.02, or

           (2) the Applicable Mortality Table and the Applicable Interest Rate, applied without taking into account the value of any retirement-type subsidies whether or not the Participant satisfies the conditions for such subsidy, whichever produces the greater amount.;

      (b) in the case of all benefits other than lump sum distributions payable with respect to an Annuity Starting Date before January 1, 1996, 6 percent interest and the 1971 Group Annuity Mortality Table with Participants' ages set back one year and beneficiaries' ages set back five years;

      (c) in the case of all benefits payable with respect to an Annuity Starting Date on and after January 1, 1996, the Applicable Mortality Table and the Applicable Interest Rate, provided that the Actuarial Equivalent of any form of benefit for any Participant shall not be less than the Actuarial Equivalent of the Normal Retirement Benefit of such Participant using the Applicable Mortality Table and the Applicable Interest Rate applied without taking into account the value of any retirement-type subsidies whether or not the Participant satisfies the conditions for such subsidy;

      (d) in any case in which it is necessary to calculate the lump sum Actuarial Equivalent of a Participant's Grandfathered Accrued Benefit, such calculation shall be performed using the UP-1984 Mortality Table and the Applicable PBGC Interest Rate for immediate annuities applied taking into account the value of the Participant's retirement-type subsidy in the Plan if the Participant satisfies the conditions for such subsidy by terminating employment at a time when he is eligible for an Early Retirement Benefit under Section 4.02; and

      (e) in the case of all computations, the Actuarial Equivalent for lump sum distributions shall be determined using the Participant's age (measured in years and full months) as of the Annuity Starting Date, and the Actuarial Equivalent for Contingent Annuitant Annuities shall be determined using the nearest full year of the ages of the Participant and Contingent Annuitant as of the Annuity Starting Date.

2.05  Affiliated Company

"Affiliated Company" includes Eastman Kodak Company, each
Employer and any affiliated company (as defined in Code section
414(b), (c), (m) and (o)) of Eastman Kodak Company.

2.06  Annuity Starting Date

"Annuity Starting Date" is the first day of the month with respect to which a Normal Retirement Benefit, Early Retirement Benefit, Deferred Retirement Benefit, Vested Benefit or Disability Retirement Benefit is payable under this Plan. Where payments to a Participant have been suspended under
Section 6.01(a) or 11.02(a) or (b) because of reemployment or employment beyond age 65, the Annuity Starting Date refers to the first day of the month with respect to which the Normal Retirement Benefit, Early Retirement Benefit, Deferred Retirement Benefit, Vested Benefit or Disability Retirement Benefit is payable after the period of suspension.

2.07  Applicable Interest Rate

"Applicable Interest Rate" is

      (a) in the case of a lump sum benefit payable with respect to an Annuity Starting Date before 1996, the annual interest rate on 30-year Treasury securities as specified by the Commissioner of Internal Revenue for the first full calendar month preceding the calendar month that contains the Annuity Starting Date, in accordance with Code section 417(e) and the regulations thereunder;

      (b) in the case of a lump sum benefit payable with respect to an Annuity Starting Date occurring in 1996, the annual interest rate on 30-year Treasury securities as specified by the Commissioner of Internal Revenue for the second full calendar month, or, if required by applicable regulations of the Internal Revenue Service and if such interest rate produces a larger benefit, the first full calendar month preceding the calendar month that contains the Annuity Starting Date, in accordance with Code section 417(e) and the regulations thereunder;

      (c) in the case of a lump sum benefit payable with respect to an Annuity Starting Date after 1996, the annual interest rate on 30-year Treasury securities as specified by the Commissioner of Internal Revenue for the second full calendar month preceding the calendar month that contains the Annuity Starting Date, in accordance with Code section 417(e) and the regulations thereunder; and

      (d) in the case of all benefits other than lump sum distributions payable with respect to an Annuity Starting Date after 1995, the annual interest rate on 30-year Treasury securities as specified by the Commissioner of Internal Revenue for the second full calendar month preceding the calendar month that contains the Annuity Starting Date, in accordance with Code section 417(e) and the regulations thereunder.

2.08  Applicable Mortality Table

"Applicable Mortality Table" is the mortality table that is prescribed by the Commissioner of Internal Revenue in revenue rulings, notices, or other guidance, in accordance with Code section 417(e) and the regulations thereunder."

2.09  Applicable PBGC Interest Rate

"Applicable PBGC Interest Rate" is

      (a) the interest rates which would be used (as of the first day of the month which contains such person's Annuity Starting Date, or, if lesser in the case of a Terminated Vested Participant who elects a lump sum payment before the first day of the fourth month following the month in which his termination of employment is processed , the day after such Participant's termination of employment as defined in
           Section 4.07) by the Pension Benefit Guaranty Corporation for purposes of determining the present value of a lump sum distribution on plan termination if the present value (using such interest rates) of such Accrued Benefit is $25,000 or less; or

      (b) 120 percent of such interest rates if the present value of such Accrued Benefit exceeds $25,000;
           provided that in no event shall the present value of the Accrued Benefit determined under this subparagraph
           (b) be less than $25,000.

2.10  Average Participating Compensation (APC)

"Average Participating Compensation" is:

      (a) Compensation Not On A Monthly Basis from an Employer. For any Covered Employee who is paid on other than a monthly basis, 1/3 of the sum of the highest 39 consecutive PC's in the 10-year period ending with the Kodak Payroll Period immediately prior to the period containing either his Annuity Starting Date or the date on which he becomes an Inactive Participant, whichever is earlier.

      (b) Monthly Compensation from an Employer. For any Covered Employee who is paid on a monthly basis, 1/3 of the sum of the highest 36 consecutive PC's in the 10-year period ending with the calendar month immediately prior to the month containing either his Annuity Starting Date or the date on which he becomes an Inactive Participant, whichever is earlier.

      (c) Compensation From A Nonparticipating Member of the Controlled Group. For any Active Participant who is a former but not a current Covered Employee and who ceases to be an Employee, the amount which would have been calculated in accordance with subsections (a) or
           (b) above, as appropriate, as if such Active
           Participant had been a Covered Employee at the time of his ceasing to be an Employee.

      (d) Minimum APC After Employment With A Nonparticipating Member of the Controlled Group. For any Active Participant who is a former Covered Employee and who, after completing 5 or more years of Vesting Service or attaining his Normal Retirement Age, is employed by an Affiliated Company not listed in Appendix A other than Eastman Kodak Company or by the UPT Facilities Group of Eastman Kodak Company or by the Nano Systems Division of Eastman Kodak Company, the amount shall never be less than the APC calculated, at the time he ceased to be a Covered Employee, in accordance with subsections (a) or (b) above, as appropriate.

      (e)  Compensation From Employers Outside the Controlled
           Group. For certain Participants, APC will be calculated in accordance with Appendix D.

2.11  Average Social Security Wage Base (ASSB)

"Average Social Security Wage Base" is:

      (a) Compensation Not On A Monthly Basis from an Employer. For any Covered Employee paid on other than a monthly basis, 1/3 of the sum of 1/13 of the wage bases, for Social Security tax and benefit purposes, in effect on the first day of each of the 39 consecutive Kodak Payroll Periods immediately prior to:

           (1) The period containing the earlier of the date on which such Covered Employee becomes an Inactive
                Participant, or such Covered Employee's Annuity
                Starting Date; or

           (2) The last day of the last Kodak Payroll Period ending within the calendar year used to determine the Participating Compensation of a Disabled
                Individual.

      (b) Monthly Compensation from an Employer. For any Covered Employee paid on a monthly basis, 1/3 of the sum of 1/12 of the wage bases, for Social Security tax and benefit purposes, in effect on the first day of each of the 36 consecutive calendar months immediately prior to the month containing:

           (1)  the earlier of the date on which such Covered
                Employee becomes an Inactive Participant, or such Covered Employee's Annuity Starting Date; or

           (2) the last day of the calendar year used to determine the Participating Compensation of a Disabled Individual.

      (c) Compensation From A Nonparticipating Member of the Controlled Group. For any Active Participant who is a former but not a current Covered Employee, the ASSB calculated in accordance with subsections (a) or (b) above, as appropriate, for the period of time for which an APC is calculated in accordance with Section 2.07.

2.12  Benefit Plans Committee

"Benefit Plans Committee" is a committee of officers of Eastman
Kodak Company appointed by the Board for the purposes, among other things, of adopting, amending and terminating employee benefit plans sponsored by Eastman Kodak Company.

2.13  Board

"Board" is the Board of Directors of Eastman Kodak Company or a committee of said Board.

2.14  Change In Control Benefit Adjustment

"Change In Control Benefit Adjustment" is the adjusted benefit payable as set forth in Appendix B.

2.15  Code

"Code" is the Internal Revenue Code of 1986, as it has been or may be amended.

2.16  Conditional Full-Time Employee

A "Conditional Full-Time Employee" is a nonexempt Employee who is in an evaluation period during the first twelve months (six months at Kodak Colorado Division) of employment and

      (a)  who works a regular schedule of

           (1) 40 or more hours per week (or shorter time periods pursuant to local custom, where required by law, by Employer needs, or by the Employee's health);
                or

           (2) Alternative work schedules such as alternating 36 and 48 hour workweeks comprised of 12-hour days;
                and

      (b) who does not fall in any one or more of the following categories:

           (1)  Regular Full-Time Employees;

           (2)  Supplementary Full-Time Employees;

           (3)  Limited Service Employees; or

           (4)  Special Program Employees.

2.17  Contingent Annuitant

"Contingent Annuitant" is the person designated under the terms of the Plan or by a Participant to receive lifetime monthly payments after his death, in accordance with the form of payment provided for in Article 7.

2.18  Covered Employee

A Covered Employee is any Employee of an Employer who is reported on the payroll records of the Employer as a common law employee; provided, that:

      (a)  Covered Employee does not include:

           (1)  a nonresident alien working outside of the United
                States;

           (2)  a Leased Employee;

           (3)  a Limited Service Employee; or

           (4) a person considered by the Employer to be a "leased employee" or an "independent contractor" for the entire period of time such person is so considered, and such person shall not be considered a Covered Employee during such period even if a subsequent determination is made that he is or has been a common law employee of the Employer.

      (b) Covered Employee includes a U.S. citizen employed by a foreign subsidiary of the Employer and a U.S. citizen employed abroad by a qualified domestic subsidiary corporation (as defined under Code section 407(a)) of the Employer provided that all of the following conditions are met:

           (1) The U.S. citizen is not a participant in any other funded pension, profit sharing, stock bonus or other funded plan of deferred compensation sponsored by another person or corporation with respect to the compensation he receives from his Employer;

           (2) The U.S. citizen is transferred from the Employer to the foreign subsidiary or the qualified domestic subsidiary, as the case may be, and if employed by the Employer would meet all the requirements for participation in the Plan; and

           (3) In the case of a U.S. citizen who works for a foreign subsidiary corporation, the Employer has entered into an agreement with the Commissioner of Internal Revenue under Code section 3121(1) which covers the U.S. citizens employed by the foreign subsidiary corporation under the Federal Social Security Act.

2.19  Deferred Retirement Benefit

"Deferred Retirement Benefit" is the benefit computed under
Section 5.03.

2.20  Disability Retirement Benefit

"Disability Retirement Benefit" is the benefit computed under
Section 5.05.

2.21  Disabled Individual

A "Disabled Individual" is a former Covered Employee who ceased to be an Employee because of disability, who is entitled to receive benefits under the provisions of a broad-based long-term disability plan maintained by the Employer and who has not yet begun to receive a distribution of his Accrued Benefit.

2.22  Early Retirement Benefit

"Early Retirement Benefit" is the benefit computed under
Section 5.02.

2.23  Employee

"Employee" is any person employed and compensated for services in the form of an hourly wage or salary by an Affiliated
Company.

2.24  Employer

"Employer" is Eastman Kodak Company and those of its affiliates listed in Appendix A; provided, however, that "Employer" does not include either the UPT Facilities Group of Eastman Kodak Company or the Nano Systems Division of Eastman Kodak Company.

2.25  ERISA

"ERISA" is the Employee Retirement Income Security Act of 1974, as it has been or may be amended.

2.26  Family Protection Program

"Family Protection Program" is a program of group life insurance and related income protection benefits which is made available by the Employer.

2.27  Grandfathered Accrued Benefit

"Grandfathered Accrued Benefit" for a Participant is the Accrued Benefit as of December 31, 1995 or, if earlier, the date of his termination of employment within the meaning of section 4.07 ("relevant date"), calculated under the terms of the Plan on the relevant date by taking into account his APC, ASSB and Accrued Service credited as of such relevant date. A Participant's "Grandfathered Accrued Benefit" shall include the value of the retirement-type subsidy in the Plan as of December 31, 1995 but only if such Participant satisfies the conditions for such retirement-type subsidy at any time."

2.28  Hour of Service

      (a)  "Hour of Service" is as follows:

           (1) Each hour for which an Employee is either directly or indirectly paid or entitled to payment by an Affiliated Company for the performance of duties during the applicable Plan Year. Pursuant to section 2530.200b-2(c) of the Department of Labor Regulations which are incorporated herein by this reference, these hours shall be credited to the Employee for the Plan Year in which the duties were performed;

           (2) Each hour for which an Employee is paid or entitled to payment by an Affiliated Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence; provided, however, that:

                (A) no hours of service shall be credited for a payment made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation or disability insurance laws; and

                (B) no hours of service shall be credited for a payment which solely reimburses the Employee
                     (or former Employee) for medical or medically related expenses; and

                (C) no hours of service shall be credited for a severance payment or for a lump sum payment in lieu of vacation.

                Hours under this paragraph shall be calculated and credited pursuant to section 2530.200b-2(b) of the Department of Labor regulations which are incorporated herein by this reference; and

           (3) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliated Company, as appropriate. The same Hours of Service shall not be credited both under paragraphs (1) or (2) above, as the case may be, and under this paragraph (3). Pursuant to section 2530.200b-2(c) of the Department of Labor Regulations which are incorporated herein by this reference, these hours shall be credited to the Employee for the Plan Year or periods to which the award or agreement pertains rather than the Plan Year in which the award, agreement or payment is made.

      (b) Hours of Service for performance of duties will be determined from the employment records of the appropriate Affiliated Company or pursuant to any alternative for nonhourly employees allowed by applicable rules or regulations.

2.29  Inactive Participant

An "Inactive Participant" is a former Covered Employee in any one of the following categories:

      (a)  a Retired Participant;

      (b)  a Disabled Individual;

      (c)  a Terminated Vested Participant; or

      (d) a Participant whose employment has not yet terminated because of Section 4.07(c) but who will be considered a Retired Participant or a Terminated Vested Participant when such employment terminates or, if earlier, when such Participant reaches his Normal Retirement Age.

2.30  Insurance Annual Salary Rate (IASR)

"Insurance Annual Salary Rate" is equal to

      (a) the Active Participant's hourly rate, plus the average shift allowance, plus an amount equal to the reduction under a management performance incentive arrangement (if any), multiplied by the commission calculating factor for the appropriate commission plan used to reduce the Active Participant's individual rate (if any) in effect on the latest of

           (1)  the most recent January 1 or July 1,

           (2) the date the Active Participant was reclassified to or from one of the classes of employment referred to in subsection (b), or

           (3) the date the Active Participant last became a Covered Employee.

      (b)  multiplied by

           (1) 2,080, in the case of an Active Participant who works a regular schedule of

                (A) 40 or more hours per week (or shorter time periods pursuant to local custom, where required by law, by Employer needs, or by the Employee's health); or

                (B)  Alternative work schedules such as
                     alternating 36 and 48 hour workweeks
                     comprised of 12-hour days.

           (2) Moving average weekly hours in effect on that date (or normal scheduled weekly hours up to 40 if the Active Participant had not been employed for the full year immediately preceding that date) multiplied by 52, in the case of a nonexempt part-time employee.

           (3) Normal scheduled week hours in effect on that date multiplied by 52, in the case of an exempt part-time employee.

           (4) Notwithstanding paragraphs (2), (3) or (4), 1,040 hours in the case of a Special Program Employee as defined in Section 2.50(a) or in the case of any Employee (other than a physician) whose moving average weekly hours or normal scheduled hours is less than 20.

      (c)  rounded to the nearest $100.

2.31  Investment Manager

"Investment Manager" is any person or corporation who

      (a) is registered as an investment adviser under the Investment Advisers Act of 1940;

      (b)  is a bank, as defined in that Act; or

      (c) is an insurance company qualified to manage, acquire, or dispose of plan assets under the laws of more than one state;

and who acknowledges in writing that he is a fiduciary with respect to the Plan.

2.32  KLife

"KLife" is the Kodak Life Insurance Plan.

2.33  Kodak Payroll Period

"Kodak Payroll Period" is a four-week period (or, in the case of the 13th period in certain years, a five-week period) as designated on the 13-period calendar which was used by Eastman Kodak Company for payroll purposes before January 1, 1990, and which Eastman Kodak Company continues to publish for the use of this Plan in calculating PC and APC.

2.34  KRIPCO

"KRIPCO" is the Kodak Retirement Income Plan Committee, or any successor thereto, appointed by the Board or the Benefit Plans
Committee in accordance with the Plan.

2.35  Leased Employee

"Leased Employee" is any individual who is not an Employee but who provides services to an Affiliated Company pursuant to an agreement between the Affiliated Company and any other person and who qualifies as a "leased employee" under Code section 414(n), or would so qualify but for the requirement that the individual perform substantially full-time work for a period of at least one year.

2.36  Limited Service Employee

"Limited Service Employee" is a person who is hired by the Employer for the specified purpose of meeting short-term needs of 900 hours or less in any consecutive 12-month period and who is designated as a Limited Service Employee when hired.

2.37  Mandatory Commencement Date

"Mandatory Commencement Date" is April 1 following the calendar year in which a Participant attains age 70-1/2.

2.38  Normal Retirement Age

"Normal Retirement Age" is 65 (or, in the case of an Active
Participant employed as an aircraft pilot, 60 with respect to benefits accrued through December 31, 1994, but not thereafter).

2.39  Normal Retirement Benefit

"Normal Retirement Benefit" is the benefit computed under
Section 5.01.

2.40  Normal Retirement Date

An Active Participant's "Normal Retirement Date" is the first day of the calendar month following the month in which the 65th birthday occurs (or, in the case of an Active Participant employed as an aircraft pilot, the first day of the calendar month following the month in which the 60th birthday occurs with respect to benefits accrued through December 31, 1994, but not thereafter).

2.41  Optional Pre-retirement Survivor Income Benefit (OSIB)

"OSIB" is the death benefit payable to the Participant's beneficiary as provided under Section 10.04.

2.42  Participant

"Participant" is any Covered Employee or former Covered
Employee who has not yet received a distribution of his entire
Accrued Benefit. This term does not include any individual who is no longer an Employee and who does not have a right to a vested Accrued Benefit under Article 4.

2.43  Participating Compensation (PC)

"Participating Compensation" is that portion of an Active
Participant's earnings which, as a component of the Plan formula, is used to calculate the amount of the Participant's
Accrued Benefit and is subject to the following rules:

      (a)  Compensation Not On A Monthly Basis from an Employer.
           PC is determined in each Kodak Payroll Period for any Active Participant paid on other than a monthly basis.

      (b) Monthly Compensation from an Employer. PC is determined in each calendar month for any Active
           Participant paid on a monthly basis.

      (c)  Calculating PC for an Active Participant.

           (1) Amounts Included in PC. Each Active Participant's PC for any Kodak Payroll Period or calendar month is the sum of the following:

                (A)  Amounts received for the performance of
                     duties in the form of:

                       (i)    wages and salaries (which, for an
                              expatriate receiving foreign pay, is
                              deemed to be the Active Participant's
                              base rate exclusive of any foreign
                              service allowances);

                      (ii)    Management Annual Performance Plan
                              payments;

                     (iii)    shift allowance;

                      (iv)    overtime pay and premiums, incentive
                              premiums and other premiums for the
                              performance of duties;

                       (v)    commissions (including "commission
                              offsets" paid during training, non-
                              recoverable draws for individuals
                              transitioning to leveraged rate
                              schedules, and "commission-like"
                              payments for non-sales people on
                              leveraged rate schedules, but not
                              commissions paid to Spin Physics
                              Employees);

                      (vi)    Alaska living allowance; and

                     (vii)    holiday allowances and premiums.

                (B) Amounts received for periods during which no duties were performed

                      (i)  because of temporary military duty,
                           death in the family, jury duty, short-
                           term disability, vacation, holidays,
                           public office participation, volunteer
                           emergency organization participation, or other authorized absences provided that the amounts would otherwise be described in subparagraph (A); or

                     (ii)  in the form of

                            (x)     short-term disability benefits
                                    attributable to employer
                                    contributions (including benefits
                                    paid during employment pursuant
                                    to state disability laws); or

                           (xx)     Workers Compensation (except
                                    award) and Workers Compensation
                                    Supplements.

                (C)  Amounts not described in subparagraphs (A) or
                     (B) above only because they were contributed, at the Participant's election, to a cash or deferred arrangement described in Code section 401(k) or to a cafeteria plan
                     described in Code section 125.

                Only those amounts specifically described in subparagraphs (A), (B), or (C) above shall be included in Participating Compensation. Notwithstanding any language to the contrary, Participating Compensation shall not include: Wage Dividend payments, transition pay (when rate is being reduced), pay at termination of employment in lieu of unused vacation, awards (i.e., cash, merchandise, miscellaneous, or suggestion); foreign exchange traders bonuses; 40-year payments; fringe benefits (e.g., life insurance premiums) except as provided in subparagraph (C) above; payments related to educational expenses (i.e., master's/doctoral payments or tuition aid payments); certain allowances (i.e., meal, uniform maintenance, walker's, N.Y.C., and vacation travel); tax allowance adjustments of any kind (e.g., those payable with respect to foreign tax allowances and gross-ups attributable to foreign service, merchandise awards or moving expenses); payments related to relocation (i.e., moving expenses, relocation allowances, special area relocation allowances, temporary living allowances, housing allowances, transfer allowances, or gross-ups on such amounts); post-separation sickness payments; short-term disability benefits attributable to employee contributions; special miscellaneous expenses; termination/severance allowances; or workers' compensation awards.

           (2)  Minimum PC.  The amount determined under paragraph
                (1) shall be deemed to be no less than 1/13 of the RASR (less commissions included therein, if any) in effect on the last day of such payroll period or 1/12 of the RASR (less commissions included therein, if any) in effect on the last day of such calendar month, or in the absence of such RASR, 1/13 or 1/12, as appropriate, of the RASR last in effect.

           (3)  Imputed PC.  If no amount can be determined under
                (1) or (2) because the Participant was not an Active Participant for each of the applicable 39 Kodak Payroll Periods or 36 calendar months, as appropriate, each additional PC required to calculate an Active Participant's APC pursuant to
                Section 2.07 shall be deemed to be 1/13 or 1/12, as appropriate, of such Active Participant's applicable RASR.

      (d) Calculating PC for a Disabled Individual. For an Employee who becomes a Disabled Individual and who retires pursuant to Section 4.05, it will be assumed that the PC for each Kodak Payroll Period or calendar month, as appropriate, during the period of disability is equal to:

           (1)  the greater of:

                (A) the sum of the PC's for the calendar year which has the greatest PC amount of any of the three consecutive calendar years ending on the last day of the calendar year immediately prior to the calendar year containing such date; or

                (B) the RASR in effect immediately prior to such date.

           (2)  multiplied by

                (A) 1/13, in the case of a Disabled Individual who was paid on other than a monthly basis immediately prior to his effective date of disability, or

                (B) 1/12, in the case of a Disabled Individual who was paid on a monthly basis immediately prior to his effective date of disability.

      (e) Statutory Limit on PC. The PC taken into account for any twelve-month period shall not exceed $150,000 (as adjusted each year under Code section 401(a)(17) to the compensation limit effective January 1 of the Plan Year in which the twelve-month period begins).

2.44  Plan

The "Plan" is the Kodak Retirement Income Plan, amended and restated as of April 1, 1995, and as it may be subsequently amended.

2.45  Plan Year

The "Plan Year" is a calendar year.

2.46  Pre-retirement Spouse Benefit (PRSB)

"PRSB" is the death benefit payable under Section 10.05 to the surviving spouse of a Terminated Vested Participant who dies before the Annuity Starting Date, and is intended to satisfy the requirements of a qualified pre-retirement survivor annuity under Code section 417(c).

2.47  Pre-retirement Survivor Income Benefit (Pre-retirement
SIB)

"Pre-retirement SIB" is the death benefit payable under Section
10.03 to the surviving spouse of an Active Participant, and is intended to satisfy the requirements of a qualified pre-retirement survivor annuity under Code section 417(c).

2.48  Prior Plan

The "Prior Plan" is the Kodak Retirement Income Plan, comprised of various agreements, in effect prior to April 1, 1995.

2.49  Qualified Domestic Relations Order

"Qualified Domestic Relations Order" is a domestic relations order as defined in Code section 414(p).

2.50  Qualified Pre-retirement Survivor Annuity (QPSA)

"QPSA" is the death benefit payable under Section 10.05 to the surviving spouse of a Retired Participant who dies before the Annuity Starting Date, and is intended to satisfy the requirements of a qualified pre-retirement survivor annuity under Code section 417(c).

2.51  Regular Full-Time Employee

A "Regular Full-Time Employee" is an Employee

      (a)  who works a regular schedule of

           (1) 40 or more hours per week (or shorter time periods pursuant to local custom, where required by law, by Employer needs, or by the Employee's health);
                or

           (2) Alternative work schedules such as alternating 36 and 48 hour workweeks comprised of 12-hour days;
                and

      (b) who does not fall in any one or more of the following categories:

           (1)  Supplementary Full-Time Employees;

           (2)  Conditional Full-Time Employees;

           (3)  Limited Service Employees; or

           (4)  Special Program Employees.

2.52  Retired Participant

A "Retired Participant" is a Participant whose employment has terminated within the meaning of Section 4.07 and who is eligible for benefits under Section 4.01, 4.02, 4.03 or 4.05.

2.53  Retirement Annual Salary Rate (RASR)

The "RASR" is determined as of January 1 and July 1 of each year and is equal to the greater of the Active Participant's hourly rate or average daytime earning rate plus the average shift allowance in effect on that date, excluding any portion of the applicable rate attributable to non-qualified deferred compensation, multiplied by 2080 hours, and, for periods through December 31, 1994, will include commissions received in the previous year.

The RASR established each January 1 and July 1 remains in effect until the earlier of the next January 1 or the next July 1, as the case may be, with two exceptions: an Employee's RASR is reduced whenever such Employee's salary is reduced in accordance with any performance incentive arrangement; and RASR will not be redetermined after the Employee ceases to be an Active Participant and the previously-established RASR will continue to apply.

A new Covered Employee, or an Active Participant who is not employed on January 1 or July 1 and is reinstated or reemployed by the Employer after that date, or at any time by the UPT Facilities Group of Eastman Kodak Company, by the Nano Systems Division of Eastman Kodak Company, or by an Affiliated Company, will have a RASR calculated based on his new rate. In the event an Active Participant is reinstated or reemployed as described above, the Active Participant's RASR from the date of termination to the date of reinstatement or rehire shall be his RASR as of the date of his termination.

2.54  Special Program Employee

A "Special Program Employee" is an Employee who falls in any one or more of the following categories:

      (a) college students pursuing studies of interest to the Employer who generally work a full-time schedule on an alternate work/school block basis ("college interns" or "college cooperative students");

      (b) high schools senior working normally 20 hours per week (or more during vacation, school breaks, following graduation, or where school conditions permit) for a period of up to 9 months (or 12 months in special situations)("high school co-ops");

      (c) high school students working a full-time schedule during summer vacation (including the summer immediately following graduation) generally for a period of up to 8 weeks ("high school interns");

      (d) persons hired for the summer following the completion of at least one year of college, but for no more than two summers ("general summer employees");

      (e) college students at a two-year or four-year college employed during the summer or a school break whose tuition, housing, and miscellaneous expenses may be paid for by the Employer ("EK scholars");

      (f) third- or fourth-year high school students majoring in mathematics or science generally working a part-time schedule generally for a period of up to 8 weeks
           ("PRIS2Ms");

      (g) college students pursuing studies of interest to the Employer who generally work during the summer ("summer
           (college) interns");

      (h) high school or college teachers who generally work a minimum of 10 weeks but no more than the length of the summer break ("teacher interns"); or

           (i) disabled persons working full time in a 10-week training program ("DP2 interns").

2.55  Supplementary Full-Time Employee

A "Supplementary Full-Time Employee" is an Employee whose employment is expected to last no more than 2 years and who is classified as a Supplementary Employee by an agreement and

      (a)  who works a regular schedule of

           (1) 40 or more hours per week (or shorter time periods pursuant to local custom, where required by law, by Employer needs, or by the Employee's health);
                or

           (2) Alternative work schedules such as alternating 36 and 48 hour workweeks comprised of 12-hour days;
                and

      (b) who does not fall in any one or more of the following categories:

           (1)  Regular Full-Time Employees;

           (2)  Conditional Full-Time Employees;

           (3)  Limited Service Employees; or

           (4)  Special Program Employees.

2.56  Terminated Vested Participant

"Terminated Vested Participant" is a Participant whose employment has terminated within the meaning of Section 4.07 before becoming eligible for benefits under Section 4.01, 4.02, 4.03, or 4.05, but after becoming eligible for a Vested Benefit under Section 4.04.

2.57  Total Service

      (a) "Total Service" is the aggregate of all periods of employment as an Active Participant, and all periods of service as a Leased Employee. Furthermore, Total Service of certain Employees will be adjusted as indicated in Appendix D and in subsection (c) below.

      (b) Except as indicated in subsection (a) above, Total Service will not be credited for periods of employment with any entity other than an Affiliated Company. Total Service will be credited for periods of employment with an entity that becomes an Affiliated Company only from the date such entity becomes an Affiliated Company. Furthermore, Total Service will not be credited for any period of absence or for any period of time after the Participant ceases to be an Employee; provided, however, that in the case of a person who has been granted a leave under the Employer's Leave of Absence policy, Total Service will be credited for the period of leave upon the Participant's reemployment immediately upon expiration of the leave prior to January 1, 1995; provided, further, that after December 31, 1994, Total Service will be credited for the period of leave up to, but not to exceed, one year of Total Service.

      (c) For periods of employment from January 1, 1985, through December 31, 1988, Total Service will be the greater of the amount determined under subsections (a) and (b) above, or Vesting Service as defined under the provisions of the Prior Plan in effect as of December 31, 1985.

      (d) For each Participant who was not an Active Participant as of April 19, 1990, Total Service accrued for the purpose of determining the applicability of the early retirement reduction factors in accordance with Section 5.02(b)(2) will include only periods of service after April 19, 1990, until Total Service after August 31, 1990 equals at least two years.

2.58  Trust

"Trust" means the arrangement or arrangements established by each Trust Agreement between the Employer and a Trustee.

2.59  Trust Agreement

"Trust Agreement" means the agreement or agreements entered into by and between the Employer and each Trustee or successor
Trustee designated therein, establishing the Trust and specifying the duties of the Trustee.

2.60  Trustee

"Trustee" means the trustee or trustees, whether corporate or individual, at any time appointed and acting hereunder with respect to the assets held by such trustee.

2.61  Trust Fund

"Trust Fund" means the cash, securities, or other property held in accordance with the terms of the Trust Agreement.

2.62  Vested Benefit

"Vested Benefit" is the benefit computed under Section 5.04.

2.63  Vesting Service

      (a) "Vesting Service" is the aggregate of all periods of employment as an Employee (including employment as a Limited Service Employee), and all periods of service as a Leased Employee, subject to the rules set forth below in paragraphs (1) and (2), and in subsection
           (b). Furthermore, Vesting Service of certain Employees will be adjusted as indicated in Appendix D.

           (1)  For periods of service prior to January 1, 1986 -

                (A) 190 Hours of Vesting Service will be credited for any calendar month in which an Employee completes at least one Hour of Service.

                (B) One year of Vesting Service will be credited if an Employee is credited, pursuant to this Section, with 1000 or more Hours of Service during any Plan Year.

                (C) If an Employee is credited with less than 1000 Hours of Service, pursuant to this Section, during any Plan Year, Vesting Service credit will be given based on the ratio that his Hours of Service bear to 2280.

           (2)  For periods of service after December 31, 1985 -

                (A) One year of Vesting Service will be credited if an Employee is credited, pursuant to this Section, with 365 days of service (366 days when such period of service includes a leap year).

                (B) One day of Vesting Service will be credited for any day in which an Employee is credited, pursuant to this Section, with an Hour of Service.

                (C) Service shall be credited for periods through but not beyond the earlier of

                      (i)  the date the Employee quits, is
                           involuntarily terminated, retires or
                           dies, or

                     (ii)  the first anniversary of the date the
                           Employee is absent from service for any
                           other reason.

                (D) An Employee who terminates employment and who is reemployed within 12 months will be credited with Vesting Service for the intervening period of time.

                (E)  Notwithstanding the rules set forth in
                     subparagraphs (A) through (D) above, in the case of an Employee who had completed at least five but less than ten years of Vesting Service as of January 1, 1986, Vesting Service will be calculated using both the method described in subsection (a)(1) and the method described in subparagraphs (A) through
                     (D) above, and the Employee will then be credited with Vesting Service in accordance with the method of calculation which produces the larger amount of Vesting Service.

      (b) Except as indicated in subsection (a) above, Vesting Service is credited only for periods of employment with an Affiliated Company, and not for periods of employment with any entity prior to the date such entity becomes an Affiliated Company. Furthermore, Vesting Service will be credited for any period of absence or for any period of time after the Employee ceases to be an Employee only in accordance with subsection (a)(2)(C) and (D). For periods prior to January 1, 1995, in the case of a person who has been granted a leave under the Employer's Leave of Absence policy, Vesting Service will be credited for the period of leave upon the person's reemployment immediately upon expiration of the leave prior to January 1, 1995.


ARTICLE 3.   ELIGIBILITY FOR PARTICIPATION

3.01  Employees Covered

An Employee becomes a Participant under the Plan on the date on which he first becomes a Covered Employee.

3.02 Special Rules for Employment with Entities other than the Employer

If a Participant ceases to be a Covered Employee but his employment continues under any of the following circumstances, his employment will not considered to have terminated and the following special rules will apply:

      (a)  Transfers to or Reemployment by an Affiliated Company.
           If the former Covered Employee is an Active
           Participant:

           (1) Service with an Affiliated Company will be deemed to be both Total and Vesting Service up to the date he ceases to be an Active Participant.

           (2) The Participant's APC will include compensation from the Affiliated Company up to the date he ceases to be an Active Participant.

           (3) The Participant's Accrued Service will include only Accrued Service up to the date he ceased to be a Covered Employee.

      (b) Transfer from an Employer to a Successor Employer. If a Participant ceases to be an Active Participant but his employment is transferred from an Affiliated
           Company to a subsequent employer other than as described in subsection (a):

           (1)  The Participant's Total Service and Vesting
                Service will include only Total Service and Vesting Service up to the date he ceased to be an Active Participant.

           (2)  The Participant's APC will include only
                compensation up to the date he ceased to be an Active Participant.

           (3) The Participant's Accrued Service will include only Accrued Service up to the date he ceased to be a Covered Employee.


ARTICLE 4.   ELIGIBILITY FOR BENEFITS

4.01  Normal Retirement

An Active Participant who reaches Normal Retirement Age is entitled to a Normal Retirement Benefit. No minimum service is required for a Normal Retirement Benefit.

A Participant who works past age 65 for an Affiliated Company other than as a Limited Service Employee will be notified by personal delivery or first class mail that KRIPCO intends to delay commencement of benefit payments and the rules governing suspensions.

4.02  Early Retirement

An Active Participant who:

      (a) has both reached age 55 and completed at least 10 years of Total Service; or

      (b) has attained a combined age and Total Service of at least 75, and whose employment has terminated within the meaning of Section 4.07 before Normal Retirement Age is entitled to elect an Early Retirement Benefit.

4.03  Deferred Retirement

An Active Participant employed by an Affiliated Company beyond his Normal Retirement Date will be entitled to a Deferred
Retirement Benefit upon termination of employment with the Affiliated Companies or, if earlier, upon reaching his Mandatory Commencement Date.

An Active Participant who has reached his Mandatory
Commencement Date will be considered an Active Participant until his employment has terminated within the meaning of
Section 4.07.

Employment beyond the Normal Retirement Date requires the approval of the Board for an Employee who, for the two-year period immediately prior to such date, is employed in a bona fide executive or high policymaking position, and whose annual retirement benefit, consisting of the benefit payable under this Plan pursuant to Section 5.01 and the benefit payable under the Kodak Excess Retirement Income Plan and the Kodak Unfunded Retirement Income Plan, is at least $44,000. In these cases, if an Employee is working in a location where state law provides for employment continuation, such continuation will be permitted in accordance with the terms of such law.

4.04  Vested Benefit

An Active Participant whose employment has terminated within the meaning of Section 4.07 prior to satisfying the eligibility requirement for an Early Retirement Benefit or a Normal
Retirement Benefit and after completing 5 or more years of Vesting Service is entitled to a Vested Benefit.

4.05  Disability Retirement

A Disabled Individual who reaches Normal Retirement Age is entitled to a Normal Retirement Benefit. No minimum service is required for a Normal Retirement Benefit.

A Disabled Individual who:

      (a) has both reached age 55 and completed at least 10 years of Total Service; or

      (b) has attained a combined age and Total Service of at least 75,

and who has not yet reached Normal Retirement Age is entitled to elect an Early Retirement Benefit based on his Total Service credited to the Disabled Individual as of the date he ceased to be an Active Participant.

4.06  Amount, Form and Timing of Benefits

The amount, form and timing of benefits payable will be determined in accordance with Articles 5, 6, and 7.

4.07  Termination of Employment

A Participant is not eligible to receive benefits under the Plan until his employment terminates. Generally, a Participant is considered to have terminated his employment only when he has voluntarily or involuntarily severed his service as an Employee with any Affiliated Company. A Participant who is no longer an Employee will not be considered to have terminated his employment for the purpose of entitlement to benefit commencement in the following situations:

      (a) Status as a Disabled Individual. Ceasing to be an Employee because of disability shall constitute a termination of a Participant's service for the purpose of entitlement to the commencement of benefits under Articles 4, 5, 6 or 7 only upon the earliest of the following events:

           (1) the Participant withdraws any application for long-term disability benefits and irrevocably waives any rights he may have under any broad-based long-term disability plan maintained by the Employer;

           (2) a final determination is made that the individual is not entitled to receive benefits under a broad-based long-term disability plan maintained by the Employer;

           (3) benefits under a broad-based long-term disability plan maintained by the Employer cease under the terms of such plan;

           (4) the Disabled Individual elects an Early Retirement Benefit after satisfying the requirements of
                Section 4.05; or

           (5)  the Disabled Individual reaches his Normal
                Retirement Date.

      (b) Transfer to Related Company. The transfer of a Covered Employee from the employ of an Affiliated Company to any employer as defined in Section 9.01(a)(2) shall not constitute a termination of the employee's service for the purpose of entitlement to the commencement of benefits under Articles 4, 5, 6 or 7.

      (c) Transfer to a Subsequent Employer. The transfer of a Covered Employee from the employ of the Employer to a subsequent employer as a result of, or in connection with, a "business disposition" (as defined in (1) below), shall not be considered to constitute a termination of the employee's service for the purpose of determining entitlement to the commencement of benefits under Articles 4, 5, 6 or 7. An Employee who ceases to be an Employee of the Employer as a result of, or in connection with, a business disposition, shall be considered to have terminated employment for the purpose of determining entitlement to the commencement of benefits under Articles 4, 5, 6 or 7 only when he terminates service with such subsequent employer.

           (1)  For purposes of this Section, "business
                disposition" means any of the following
                transactions:

                (A) the sale or other transfer to a "subsequent employer" (as defined in (2) below) of all or substantially all of the assets used by the Employee's Employer in a trade or business conducted by the Employer;

                (B) if the Employee was employed by a subsidiary corporation (within the meaning of Code section 424(f)) of Eastman Kodak Company, or by a corporation that is a member of a controlled group of corporations (within the meaning of Code section 414(b) as modified by Code section 415(h)) that includes Eastman Kodak Company, the liquidation, sale, or other means of terminating the parent-subsidiary or controlled group relationship of the employer with Eastman Kodak Company;

                (C) if the Employee was employed by an entity other than a corporation that, together with Eastman Kodak Company, is treated as a single employer (within the meaning of Code section 414(c) as modified by Code section 415(h)), the liquidation, sale, or other means of terminating the treatment of the employer and Eastman Kodak Company as a single employer;

                (D) the loss or expiration of a contract with a government agency and the entry into a successor contract by a "subsequent employer" and such government agency;

                (E) the sale or other transfer to a "subsequent employer" of all or substantially all of the assets used by the Employee's Employer at a plant, facility, or other business location of the Employer;

                (F) any other sale, transfer, or disposition of assets of the Employee's Employer to a "subsequent employer;" or

                (G) any change in the contractual arrangements governing the performance of the Employee's services where, immediately following the change in the contractual arrangements, the former Employee continues to perform primarily the same services in the same location for the same recipient.

           (2) For purposes of this Section "subsequent employer" means

                (A)  any entity that, in connection with the
                     business disposition, becomes the sponsor of the Plan or that sponsors a qualified plan to which assets and liabilities attributable to the employee's benefits under the Plan are transferred in connection with the business disposition;

                (B) any entity that, together with an entity described in subparagraph (A), is treated as part of a controlled group of corporations or as a single employer pursuant to Code section 414(b), (c), (m) or (o);

                (C) any entity that has maintained, or begins to maintain a contractual relationship with an Employer governing the performance of services either by Employees of such entity for such Employer or by Employees of such Employer for such entity; or

                (D) any other entity that engages in a business disposition with Eastman Kodak Company or any Affiliated Company.


ARTICLE 5.   AMOUNT OF BENEFITS5

5.01  Normal Retirement Benefit

The annual benefit payable as a Normal Retirement Benefit is, subject to any applicable adjustments in Section 5.06, equal to:

      (a)  The sum of:

           (1)  1.3 percent of that portion of the Participant's
                APC not in excess of his ASSB, plus

           (2)  1.6 percent of any portion of the Participant's
                APC in excess of his ASSB

           multiplied by

      (b) The Participant's Accrued Service, excluding any portion of such Accrued Service in excess of 35 years;


           plus

      (c) The product of subsections (a) and (b) above multiplied by one-twelfth of 1 percent for each completed month of Accrued Service in excess of 35 years that the Participant has accrued.

5.02  Early Retirement Benefit

The annual benefit payable as an Early Retirement Benefit is equal to:

      (a) the Normal Retirement Benefit determined according to the formula in Section 5.01 multiplied by

      (b) the applicable factor from either (1) or (2) below which produces the greater benefit:

           (1)  60-30 Factors:

                                 Factor*                  Factor*
      Attained Age in the        if Participant has       if Participant has
      Month Prior to the         Fewer than 30 Years      30 Years or More
      Annuity Starting Date      of Total Service         of Total Service

              65                        1.00                     1.00
              64                         .95                     1.00
              63                         .90                     1.00
                                 Factor*                  Factor*
      Attained Age in the        if Participant has       if Participant has
      Month Prior to the         Fewer than 30 Years      30 Years or More
      Annuity Starting Date      of Total Service         of Total Service

              62                         .85                     1.00
              61                         .80                     1.00
              60                         .75                     1.00
              59                         .70                      .95
              58                         .65                      .90
              57                         .60                      .85
              56                         .55                      .80
              55                         .50                      .75


           (2)  75-85 Factors:

                   Combined Attained Age
                   and Total Service in the
                   Month Prior to the Annuity
                   Starting Date                       Factor*

                           85 or more                   1.00
                           84                            .95
                           83                            .90
                           82                            .85
                           81                            .80
                           80                            .75
                           79                            .70
                           78                            .65
                           77                            .60
                           76                            .55
                           75                            .50

*NOTES (Applicable to (1) and (2) above):

A. Factors for periods that are not integral years are determined by straight-line interpolation between the factors for the nearest integral years.

B. In certain circumstances and only for periods of service through December 31, 1994, those of the above factors which are less than 1.00, will be increased by .05 for each 2.5 years of Total Service outside of the United States and Canada, but in no event will the increase yield a factor greater than 1.00. To qualify for this acceleration of factors, an Active Participant must have been located in a country outside of the United States and Canada, prior to January 1, 1974, as a result of an assignment from the United States. Furthermore, such a Participant must have completed five or more years of such overseas Total Service prior to January 1, 1974, if not located overseas on December 31, 1973.

C. With respect to benefits accrued through December 31, 1994, but not thereafter, the Early Retirement Benefit for an Active Participant who is employed by an Affiliated Company as an aircraft pilot is determined by using the factors in paragraph (1) for persons with 30 or more years of Total Service, regardless of the Active Participant's actual number of years of Total Service.

5.03  Deferred Retirement Benefit

The annual benefit payable as a Deferred Retirement Benefit is determined in the same manner as the Normal Retirement Benefit under Section 5.01; provided, however, that the annual Deferred Retirement Benefit will be no less than the amount which would have been payable as a Normal Retirement Benefit if the Participant had terminated employment at his Normal Retirement Age.

5.04  Vested Benefit

      (a) Vested Benefit At Normal Retirement Age. The annual benefit payable as a Vested Benefit to a Terminated Vested Participant who has reached Normal Retirement Age is determined in the same manner as the Normal Retirement Benefit under Section 5.01, using the APC, ASSB and Accrued Service in effect on the date immediately preceding the date on which the Active Participant became a Terminated Vested Participant.

      (b) Vested Benefit Before Normal Retirement Age - Before Reaching Age 55 or Before Completing 10 Years of Total Service. The annual benefit payable as a Vested Benefit to a Terminated Vested Participant who has not yet reached Normal Retirement Age and who has either not yet reached age 55 or not been credited with at least ten years of Total Service is the Actuarial Equivalent of the Normal Retirement Benefit determined under Section 5.01, using APC, ASSB and Accrued Service in effect on the date immediately preceding the date on which the Active Participant became a Terminated Vested Participant.

      (c) Vested Benefit Before Normal Retirement Age - After Reaching Age 55 and Completing 10 Years of Total Service. The annual benefit payable as a Vested Benefit to a Terminated Vested Participant who has not yet reached Normal Retirement Age but who has reached age 55 and has been credited with at least ten years of Total Service is the greater of (1) or (2) below:

           (1) Using APC, ASSB and Accrued Service in effect as of August 31, 1990,

                (A) the Accrued Benefit determined according to the formula in Section 5.01 multiplied by

                (B) the appropriate factor from the following table:

                          Attained Age in the Month
                          Prior to the Annuity
                          Starting Date                  Factor*

                                    65                    1.00
                                    64                     .95
                                    63                     .90
                                    62                     .85
                                    61                     .80
                                    60                     .75
                                    59                     .70
                                    58                     .65
                                    57                     .60
                                    56                     .55
                                    55                     .50

           (2) Using APC, ASSB and Accrued Service in effect on the date immediately preceding the date on which the Active Participant became a Terminated Vested
                Participant,

                (A) the Accrued Benefit determined according to the formula in Section 5.01 multiplied by

                (B) the appropriate factor from the following table:

                          Attained Age in the Month
                          Prior to the Annuity
                          Starting Date                  Factor*

                                    65                    1.000
                                    64                     .933
                                    63                     .867
                                    62                     .800
                                    61                     .733
                                    60                     .667
                                    59                     .633
                                    58                     .600
                                    57                     .567
                                    56                     .533
                                    55                     .500


*NOTES (Applicable to (1)(B) and (2)(B) above):

A. Factors for periods that are not integral years are determined by straight-line interpolation between the factors for the nearest integral years.

B. In certain circumstances and only for periods of service through
      December 31, 1994, those of the above factors which are less than 1.00, will be increased by .05 for each 2.5 years of Total Service outside of the United States and Canada, but in no event will the increase yield a factor greater than 1.00. To qualify for this acceleration of factors, an Active Participant must have been located in a country outside of the United States and Canada, prior to January 1, 1974, as a result of an assignment from the United States. Furthermore, such a Participant must have completed five or more years of such overseas Total Service prior to January 1, 1974, if not located overseas on December 31, 1973.

5.05  Disability Retirement Benefit

The annual benefit payable as a Disability Retirement Benefit is equal to the Normal Retirement Benefit determined under
Section 5.01 or, if the Disabled Individual is eligible for and has elected an Early Retirement Benefit, the Early Retirement Benefit determined under Section 5.02 calculated on the basis of APC, ASSB and Accrued Service credited to the Disabled Individual immediately prior to his Annuity Starting Date.

5.06  Adjustment to Amount of Benefits

(a) Benefit Option Adjustments. The Normal Retirement Benefit, Early Retirement Benefit, Deferred Retirement Benefit, Vested Benefit or Disability Retirement Benefit will be payable monthly on the first day of each month commencing as of the Annuity Starting Date continuing for the life of the Participant and shall cease upon his death unless an alternative payment method applies under Article
      7. If the benefit is paid in accordance with any other payment method, the benefit payable shall be the Actuarial Equivalent of the present value of the benefit which would otherwise be payable to the Participant. For a Participant who has not reached Normal Retirement Age and who is entitled to an Early Retirement Benefit, the present value will be the Actuarial Equivalent of the Early Retirement Benefit. In all other cases, the present value will be the Actuarial Equivalent of the Normal Retirement Benefit or, for those who have passed Normal Retirement Date, the Actuarial Equivalent of the Deferred Retirement Benefit. If the payment method changes after the Annuity Starting Date, Actuarial Equivalence will be determined as of the effective date of the payment method change.

      (b)  Death Benefit Charges for Coverage Before Annuity
           Starting Date. For any period that OSIB, PRSB or QPSA coverage was in effect for a Participant, the Participant's Accrued Benefit will be reduced as follows:

           (1) By 1/48 of 1 percent of the Accrued Benefit for each full or partial month of OSIB coverage, beginning with the first day of the second month for which the coverage is initially effective;

           (2) By 1/24 of 1 percent of the Accrued Benefit for each full or partial month of PRSB coverage for a Terminated Vested Participant, beginning with the first day of the fourth month for which the coverage is initially effective; and

           (3) By 1/24 of 1 percent of the Accrued Benefit for each full or partial month of QPSA coverage beginning with the first day of the fourth month for which the coverage is initially effective.

           If a Participant revokes his earlier election of OSIB coverage or elects to discontinue PRSB or QPSA coverage and subsequently elects to resume such coverage, the appropriate charge described above will be made for each full or partial month of coverage beginning with the first day of the month in which the resumed coverage is effective.

      (c) Limitations under Code section 415. The amount of the Normal Retirement Benefit, Early Retirement Benefit, Deferred Retirement Benefit, Vested Benefit or Disability Retirement Benefit is subject to the limits of Code section 415 as set forth in Section 9.01. Except as provided in the next sentence, the amount of the Normal Retirement Benefit, Early Retirement Benefit, Deferred Retirement Benefit, Vested Benefit or Disability Retirement Benefit shall be increased after the Annuity Starting Date to reflect post-retirement cost-of-living increases made in accordance with Code section 415(d) and section 1.415-3(c)(2)(iii) of the Income Tax Regulations. To the extent any part of a Participant's Accrued Benefit under the Plan has been distributed in a lump sum, no part of such distributed Accrued Benefit shall be increased to reflect post-retirement cost-of-living increases made in accordance with Code section 415(d) and section 1.415-3(c)(2)(iii) of the Income Tax Regulations.

      (d)  Adjusted Benefits for Participants Subject to the
           Limitation of Code section 401(a)(17).

           (1) If a Participant's PC for any twelve-month period beginning before January 1, 1994, is reduced by
                Section 2.39(e), the Participant's benefit will equal the greater of the following benefits:

                (A) The sum of the amounts determined in Step 2 and Step 3 of paragraph (2) below; or

                (B)  The amount determined in Step 4 of paragraph
                     (2) below.

           (2) For each affected Participant, the following amounts shall be determined:

                Step 1:   The Participant's December 31, 1993
                          Accrued Benefit.  The Participant's
                          December 31, 1993 Accrued Benefit is the greater of the following amounts:

                (A)  The Participant's Accrued Benefit as of
                     December 31, 1988, calculated as if he had terminated employment as of that date determined without regard to the limitations of Code section 401(a)(17).

                (B)  The Participant's Accrued Benefit as of
                     December 31, 1993, calculated as if he had terminated employment as of that date by taking into account all Accrued Service credited as of December 31, 1993 and limiting PC for all twelve-month periods to $235,840.

                Step 2: The Participant's December 31, 1993 Accrued Benefit Adjusted for
                               Increases in the limitation under
                               Code section 401(a)(17). Multiply the
                               amount determined in Step 1 by the
                               following ratio: the Participant's
                               current APC (limiting PC for any
                               twelve-month period to the Code
                               section 401(a)(17) limit in effect on
                               the first day of the Plan Year in
                               which the twelve-month period begins)
                               divided by the Participant's APC as
                               of December 31, 1993 (limiting PC for
                               any twelve-month period beginning
                               after December 31, 1988, and before
                               January 1, 1994, to $235,840).

                Step 3:        The Participant's post-1993 Accruals.
                               Calculate the Participant's Accrued
                               Benefit for periods after 1993 by
                               taking into account Accrued Service
                               credited for periods after 1993 and
                               limiting PC for any twelve-month
                               period beginning after December 31,
                               1993, to the Code section 401(a)(17)
                               limit in effect on the first day of
                               the Plan Year in which the twelve-
                               month period begins.

                Step 4: The Participant's Accrued Benefit in Accordance with Section 5.01.
                               Calculate the Participant's Accrued
                               Benefit by taking into account all
                               credited Accrued Service and limiting
                               PC for all twelve-month periods to
                               the Code section 401(a)(17) limit in
                               effect on the first day of the Plan
                               Year in which the twelve-month period
                               begins.

      (e) Minimum Benefits for Rehired Participants. The benefit of a Participant who has been rehired by an Affiliated Company after terminating employment with the Affiliated Companies and before receiving a lump sum payment in full satisfaction of his Accrued Benefit as of his most recent termination of employment shall be subject to the following minimum benefit rules:

           (1) If the Participant was eligible for a Vested Benefit at his earlier termination of employment, the Participant's Accrued Benefit will not be less than the Accrued Benefit to which the Participant would have been entitled had he not been rehired.

           (2) If the Participant was eligible for an Early Retirement Benefit at his earlier termination of employment, the Participant's Accrued Benefit will not be less than the Accrued Benefit to which the Participant would have been entitled had he not been rehired, and the Participant's Early Retirement Benefit will not be less than the Early Retirement Benefit which the Participant would have received had he remained retired.

      (f) Domestic Relations Order Adjustments. If a Qualified Domestic Relations Order requires the Plan to make payments to an alternate payee while the Participant is still an Active Participant, the Participant's Accrued Benefit will be reduced by the portion of his Accrued Benefit awarded to the alternate payee.

      (g) Cost of Living Adjustments. The Normal Retirement Benefit, Early Retirement Benefit, Deferred Retirement Benefit, or Disability Retirement Benefit is adjusted in certain cases effective February 1, 1985, and in certain cases, effective January 1, 1991, under Appendix C.

      (h) Change in Control Adjustments. In the case of a Participant who terminates employment within five years following a "Change In Control" (as defined in Appendix B), the Participant's Accrued Benefit will be subject to a Change In Control Benefit Adjustment in accordance with Appendix B.

      (i) Nonduplication of Benefits. Benefits otherwise payable under this Plan will be reduced to the extent of benefits provided under another qualified nongovernmental defined benefit pension plan and actually payable based on service for the same periods of employment as are payable under this Plan.


ARTICLE 6.   TIMING OF BENEFITS

6.01  Normal Retirement Benefit

The Normal Retirement Benefit is payable as of the Participant's Normal Retirement Date.

      (a) Suspension of Benefits. Payment of benefits to a Participant who continues employment with an Affiliated Company beyond his Normal Retirement Date will be suspended for any month in which the Participant is credited with at least 40 Hours of Service during the month.

           (1) This suspension does not apply if the Participant is employed as a Limited Service Employee.

           (2) This suspension does not apply if the Participant has reached his Mandatory Commencement Date.

      (b) Recovery of Overpayments. If the Plan makes a payment to an Active Participant for a month during which benefits should have been suspended under subsection
           (a), the Plan will recover the overpayment by deducting it from future benefit payments with respect to the Participant. The deduction will be taken, if possible, entirely from the first payment due after the suspension period. If the entire deduction cannot be made from the first payment, no later payment may be reduced by the deduction by more than 25%.

      (c) Notice Requirements and Claims Procedures. Payments will be suspended under this Section only upon notice to the Participant by personal delivery or first class mail of the rules governing suspensions and that KRIPCO intends to suspend benefit payments. A Participant may appeal a suspension of benefits in the same manner as a denial of benefits.

      (d) Commencement of Payments. Normal Retirement Benefits which have been suspended under this Section will commence on or before the later of:

           (1) the first day of the third calendar month following the calendar month in which the Participant fails to complete at least 40 Hours of Service; or

           (2) the first day of the calendar month following the month in which the Participant notifies KRIPCO that he has failed to complete at least 40 Hours of Service in a calendar month; and

           the first payment will include the payment scheduled to occur on the date payments commence and any amounts withheld during the period between the end of the month in which the Participant fails to complete at least 40 Hours of Service and the resumption of payments.

6.02  Early Retirement Benefit

The Early Retirement Benefit is payable, at the Participant's election in accordance with Section 7.03, as of the first day of the month following the month of the Participant's last termination of employment within the meaning of Section 4.07, or the Disabled Individual's satisfaction of the requirements of Section 4.05, or as of the first day of any month thereafter before the Participant's Normal Retirement Date.

6.03  Deferred Retirement Benefit

The Deferred Retirement Benefit is payable as of the first day of the month following the month in which the Participant terminates employment within the meaning of Section 4.07 or, if earlier, the Participant's Mandatory Commencement Date.

6.04  Vested Benefit

The Vested Benefit is payable as of the earliest of the following dates:

      (a) the first day of the month following the month in which the Terminated Vested Participant reaches his Normal Retirement Age; or

      (b) if the Terminated Vested Participant elects in accordance with Section 7.03, and so elects before the first day of the fourth month following the month in which his termination of employment is processed, the first day of the month following the month in which such election is made; or

      (c) if the Terminated Vested Participant has completed 10 years of Total Service and elects in accordance with
           Section 7.03, the first day of the month following the month in which the Terminated Vested Participant reaches age 55 or as of the first day of any month thereafter up to and including the first day of the month following the month in which the Terminated Vested Participant reaches his Normal Retirement Age.

6.05  Disability Retirement Benefit

The Disability Retirement Benefit is payable as of the first day of the month following the month in which the Disabled Individual reaches his Normal Retirement Age or, if the Disabled Individual has satisfied the requirements of Section 4.05(a) or (b), the Early Retirement Benefit is payable as of the first day of any month following the month in which the Disabled Individual's election is made in accordance with
Section 7.03 to receive an Early Retirement Benefit up to and including the first day of the month in which the Disabled Individual reaches his Normal Retirement Age.


ARTICLE 7.   FORM OF BENEFITS

7.01  Payment of Small Benefits

      (a) Lump Sum Payment. If the single-sum Actuarial Equivalent of the benefit payable to any Participant as of the first day of the month following the month in which his employment terminates within the meaning of Section 4.07 is $3,5000 or less, then that amount will be distributed to the Participant as soon as practicable in a single lump sum and the payment will fully discharge all Plan liabilities with respect to such benefit; provided, however that no such single-sum payment shall be made as of any date after the Annuity Starting Date.

      (b) Deemed Lump Sum Payment. Any Participant who has terminated employment but who is not an Inactive
           Participant will be deemed to receive a cashout of his vested Accrued Benefit with a value of zero.

7.02  Normal Form of Payment

The benefits of a Participant entitled to receive a pension under Article 4 which has a single-sum Actuarial Equivalent value of more than $3,500 shall be payable in the normal form described in this Section unless the Participant elects, at the time and in the manner prescribed by KRIPCO, to convert such pension into an alternative payment method which is the Actuarial Equivalent of the benefit described in Articles 4 and 5.

      (a) Unmarried Participant. The benefit of a Participant who does not have a spouse as of his Annuity Starting
           Date will be paid in a straight life annuity as described in Section 7.04(a).

      (b) Married Participant. The benefit of a Participant who has a spouse as of his Annuity Starting Date will be paid in a qualified 50% joint and survivor annuity as described in Section 7.04(b).

7.03  Elections of Forms of Payment

A Participant whose benefit is otherwise payable in the normal form described in Section 7.02, may elect in writing to KRIPCO to receive his benefit in one of the forms set forth in Section
7.04 (subject to any limitations described with respect to a particular option).

      (a) Notice of Election Options. KRIPCO will notify each Participant of his right to elect not to take the normal form of benefit at least 30 days and no more than 90 days before the Participant's Annuity Starting Date. Such notification will be in writing and will contain a written explanation of the terms and conditions of the alternative forms of payment described in Section 7.04, and a statement of the rights of the Participant and his spouse, if any, under this Article.

      (b) Election Forms. KRIPCO will provide to each Participant whose benefits have not yet commenced, an election form as well as a written explanation of the terms, conditions, and effects of such an election.

      (c)  Election Period.

           (1) General Rule. The period during which a Participant has the right to elect not to take the normal form of benefit will begin no earlier than 90 days before the Annuity Starting Date and, subject to paragraph (5) below, will end on the Annuity Starting Date.

           (2) Delay of Annuity Starting Date. If the notice described in subsection (a) is not provided to the Participant within the specified time, and the Participant has not yet reached his Normal Retirement Date, the Annuity Starting Date will be postponed, subject to paragraphs (3), (4) and (5) below, to include at least 30 calendar days and no more than 90 calendar days following the date on which such information is given to the Participant. In the event that the Participant notifies the Employer less than 30 days before the date which would otherwise have been the Annuity Starting Date of his intent to retire before his Normal Retirement Date, the Annuity Starting Date will be postponed, subject to paragraphs (3), (4) and (5) below, to include at least 30 calendar days following the date notice is provided. No form of benefit will be payable until the Participant's decision is received by KRIPCO.

           (3) No Delay of Annuity Starting Date after Normal Retirement Date. If the notice described in subsection (a) is not provided to the Participant within the specified time, and the Participant has reached his Normal Retirement Date, the Annuity Starting Date will be his Normal Retirement Date or, if later, the first of the month following the month in which the Participant terminates employment, and the benefit will be paid, subject to paragraph (5) below, in the normal form described in Section 7.02. In the event that the Participant notifies the Employer less than 30 days before the date which would otherwise have been the Annuity Starting Date of his intent to retire on or after his Normal Retirement Date the benefit will be paid, subject to paragraph (5) below, in the normal form described in Section 7.02.

           (4) Time Limit for Election by Terminated Vested Participant under Section 6.04(b) of Lump Sum Payment or Immediate Commencement of Benefits. The Annuity Starting Date of benefits paid immediately under Section 6.04(b) shall, notwithstanding the above provisions, be no later than the first day of the fourth month following the month in which the Terminated Vested Participant's termination of employment is processed. Accordingly, benefits are payable under Section 6.04(b) only if:

                (A) the Terminated Vested Participant makes an election within the election period specified under Section 6.04(b); and

                (B) the notice requirements of subsection (a) are satisfied.

                The Terminated Vested Participant's election under
                Section 6.04(b) will be ineffective if it is not made within the time required for his Annuity Starting Date to occur within the 90-day period following his receipt of the last notice and explanation described in subsection (a). Accordingly, in order for the Terminated Vested Participant to have the full election period described under Section 6.04(b), he must request and obtain an additional notice and explanation in advance of the first day of the fourth month following the processing of his termination of employment. If the Terminated Vested Participant's election under Section 6.04(b) is not effective, the Terminated Vested Participant's benefit will be paid at the time determined under
                Section 6.04(a) or, if applicable, Section
                6.04(c), and in any form provided under Article 7 including the lump sum payment described in
                Section 7.04(e).

           (5) Exception to 30-Day Rule. If a Participant, after having received the written explanation described in subsection (a) above, affirmatively elects any form of payment permitted under the Plan and his spouse, if any, consents to that form of payment (if necessary), the Participant's Annuity Starting Date may be less than 30 days after such written explanation was given to him, provided that the following requirements are met:

                (A)  KRIPCO provides information to the
                     Participant clearly indicating that the
                     Participant has a right to at least 30 days to consider whether to receive his benefit in any of the forms permitted under the Plan;

                (B) The Participant shall be entitled to revoke an affirmative election of a form of payment until the Annuity Starting Date, or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation of the qualified joint and survivor annuity is given to the Participant;

                (C) The Annuity Starting Date must be after the date that the explanation of the qualified joint and survivor annuity is given to the Participant, although the Annuity Starting Date may be before the date that any affirmative election of a form of payment is made by the Participant and before the date the payment may commence under the provisions of this paragraph (5);

                (D) Payment in accordance with the Participant's affirmative election shall commence on the Participant's Annuity Starting Date, or, if later, as soon as practicable after such date but no earlier than the day after the expiration of the 7-day period that begins the day after the explanation of the qualified joint and survivor annuity is given to the Participant; and

                (E) To be effective, any election or revocation of an election during the 7-day election period shall be delivered to KRIPCO on a form approved by KRIPCO.

      (d) Spousal Consent. Any election by a Participant not to take a qualified 50% joint and survivor annuity shall be effective only if it is delivered to KRIPCO on a form approved by KRIPCO and, unless KRIPCO is satisfied that a Participant does not have a spouse as of his Annuity Starting Date, or that the Participant is deemed not to have a spouse because no spouse can be located, because the Participant has a court order to the effect that the Participant is either legally separated or has been abandoned (as legal separation and abandonment are defined under local law), or because of such other circumstances as may be prescribed by regulations issued under the Code, only if the Participant's spouse as of the Annuity
           Starting Date consents in writing specifically to such election and the consent acknowledges the effect of the consent and is witnessed by a notary public or an equivalent thereof in jurisdictions outside the United States. An election of a Contingent Annuitant annuity which provides for payments equal to at least 50 percent of the amount payable to the Participant after his death to the spouse of the Participant as of his Annuity Starting Date, shall be effective without spousal consent.

      (e) Effective Date of Election. An election to take any form of payment will become effective upon the Annuity Starting Date or, if later, on the day after the expiration of the 7-day period described in subsection
           (c)(5) above.

      (f)  Changes in Form of Payment Before Annuity Starting
           Date.

           (1) Participant's Right to Revoke. Prior to the Annuity Starting Date or, if later and if applicable, the expiration of the 7-day election period described in subsection (c)(5) above, a Participant may revoke his election to take any form of payment at any time during the election period described in subsection (c) above. To be effective, such revocation must be delivered to KRIPCO on a form approved by KRIPCO. A subsequent election to take any form of payment may be made at any time during the election period in accordance with the procedure set forth above.

           (2) Spousal Consent. A spouse who has properly consented to an election by a Participant not to take a qualified joint and survivor annuity may not revoke such consent.

           (3) Effect of Death. If the Participant dies before the Annuity Starting Date, benefits will not be payable under this Article and death benefits, if any, will be payable under Article 10. If the Participant's Contingent Annuitant, if any, dies before the Annuity Starting Date, benefits will be payable in the normal form described in Section
                7.02 unless the Participant elects, in accordance with Section 7.03, a different form of benefit.

      (g)  Changes in Form of Payment After Annuity Starting
      Date.

           (1) Benefit Payable at Normal Retirement Date Before Expiration of the Election Period. In the case of a Participant whose Annuity Starting Date occurred under subsection (c)(3) above at his Normal Retirement Date without timely notice as described in subsection (a) above, the Participant may elect any form of payment described in Section 7.04 within 90 days of the date the notice described in subsection (a) above is provided. However, a Participant who makes an election under the 7-day election procedure described in subsection (c)(5) above and does not thereafter revoke such election shall not be entitled to make a new election after the expiration of such 7-day election period.

           (2) Divorce within One Year of Marriage. If the marriage of the Participant and his spouse as of the Annuity Starting Date does not last at least 364 days on account of divorce, the Participant may elect in writing, on forms provided by KRIPCO, not to take a qualified 50% joint and survivor annuity and, in such a case, a straight life annuity will be provided unless the Participant elects a Contingent Annuitant annuity as described in Section 7.04(c) or (d).

           (3) Participant's Right to Revoke the Form of Payment After the Annuity Starting Date. On or after the Annuity Starting Date, a Participant may elect any form of payment described in Section 7.04 other than the lump sum payment described in Section 7.04(e), may change the designation of his Contingent Annuitant, and/or may change the percentage of the benefit payable to the Contingent Annuitant.

                For any of the above-described elections to take effect, the Participant and his Contingent Annuitant must be alive on the effective date of the election, which is the first day of the second month following the month in which KRIPCO receives satisfactory evidence of the good health of the Participant and/or the Contingent Annuitant, whichever is appropriate.

                Elections discussed above would entail a revocation of the previous election and in order to be effective, must be delivered to KRIPCO on a form approved by KRIPCO together with, where appropriate, a spousal consent of the type described in subsection (d) above. Unless otherwise provided by a Qualified Domestic Relations Order, the Participant's spouse as of his Annuity Starting Date will be considered to be his spouse when he revokes the form of payment, even if the Participant is no longer married to that person at the time the Participant revokes a previous election. The procedures under this paragraph (3) do not apply to elections under subsection (c)(5) above.

7.04  Forms of Payment

The forms of payment and special rules which apply to various options are described below:

      (a) Straight Life Annuity. An annuity payable monthly during the Participant's lifetime, with no further payments on his behalf after his death.

      (b) Qualified 50% Joint and Survivor Annuity. An annuity payable monthly during the Participant's lifetime and, if the Participant's spouse is still alive at the time of the Participant's death, with payments equal to 50 percent of the amount payable to the Participant to the Participant's surviving spouse for the lifetime of the surviving spouse, with no further payment after the death of the surviving spouse. If the spouse is not alive when the Participant dies, no further payments are made. Unless otherwise provided by a Qualified Domestic Relations Order, for purposes of the qualified 50% joint and survivor annuity, the Participant's spouse as of his Annuity Starting Date will be considered to be his spouse at his death, even if the Participant is no longer married to that person at the time the Participant dies. This option is available only if a Participant is married on his Annuity Starting Date.

      (c) Contingent Annuitant or Annuitants Annuity. An annuity payable monthly during the Participant's lifetime and, if the Participant's Contingent Annuitant or Contingent Annuitants is or are, as applicable, still alive at the time of the Participant's death, with payments equal to the amount payable to the Participant or any lesser amount as specified by the Participant being payable to the Participant's Contingent Annuitant or Contingent Annuitants, as the case may be, for the lifetime of the Contingent Annuitant or Contingent Annuitants, with no future payment after the death of the Contingent Annuitant or Contingent Annuitants. If no Contingent Annuitant is still alive when the Participant dies, no further payments are made.

      (d) Straight Life Annuity/50% Joint and Survivor Annuity with Deferred Contingent Annuitant Annuity. An annuity which, for a period up to a deferral date determined by the Participant, is either a straight life annuity or a 50% joint and survivor annuity.
           Upon the deferral date, the annuity converts to a Contingent Annuitant or Contingent Annuitants' annuity if the Participant's designated Contingent Annuitant or Contingent Annuitants is or are, as applicable, still alive. An election of this option must be made prior to the Annuity Starting Date.

      (e) Lump Sum. A single lump sum payment in cash. No lump sum payment is made if the Participant dies before his Annuity Starting Date. This option is available only to a Participant who either was an Active Participant as of April 19, 1990, or is credited with two or more years of Total Service after August 31, 1990. A lump sum payment is payable to a Terminated Vested Participant only if the Terminated Vested Participant elects the lump sum payment before the first day of the fourth month following the month in which his termination of employment is processed and makes such election in accordance with Section 7.03.

7.05  Legal Restrictions on Forms of Payment

      (a) Minimum Distributions. All distributions required under this Article 7 shall be determined and made in accordance with Section 401(a)(9) of the Code and the Treasury Regulations thereunder, including the minimum distribution incidental benefit requirements of Proposed Income Tax Regulations Section 1.401(a)(9)-2. If the Accrued Benefit of a Participant is to be distributed other than in a lump sum after the Mandatory Commencement Date, the following minimum distribution rules shall apply:

           (1) As of the first Distribution Calendar Year, distributions if not made in a single lump sum, may only be made over one of the following periods (or combinations thereof): (A) the life of the Participant; or (B) the life of the Participant and a Designated Beneficiary;

           (2) If the Participant's Accrued Benefit is to be paid in the form of annuity distributions under the Plan, payments under the annuity shall satisfy the following requirements:

                (A) the annuity distributions must be paid in periodic payments made at monthly intervals;

                (B) the distribution period must be over a life (or lives) not longer than a life expectancy (or joint and last survivor expectancy) described in Code Section 401(a)(9)(A)(ii), whichever is applicable;

                (C) payments must either be nonincreasing or increase only because of an increase in benefits under the Plan;

                (D) if the Participant's Accrued Benefit is being distributed in the form of a Contingent Annuitant Annuity for the joint lives of the Participant and a nonspouse beneficiary, annuity payments to be made on or after the Participant's Mandatory Commencement Date to the Contingent Annuitant after the Participant's death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Participant using the table set forth in Q&A A-6 of Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations;

                (E) if the form of distribution is an annuity made in accordance with this Section 7.05(a) rather than a lump sum, any additional benefits accruing to the Participant after his or her Mandatory Commencement Date shall be distributed as an identifiable component of the annuity beginning with the first monthly payment ending in the calendar year immediately following the calendar year in which such amount accrues.

           (3) If the form of distribution is a lump sum rather than an annuity made in accordance with this
                Section 7.05(a), any additional benefits accruing to the Participant after his or her Mandatory Commencement Date shall be distributed as an identifiable lump sum as soon as practicable following the calendar year in which such amount accrues.

      (b) Incidental Death Benefit Rule. If the Participant's Contingent Annuitant is not his spouse, the form of payment must result in the Participant receiving a benefit with a value of more than 50 percent of the value of the straight life annuity which might otherwise have been payable to the Participant in accordance with Article 4.

      (c) Protected Forms of Payment. In addition to the normal and forms of benefit described in this Article, special forms of benefit will be available to certain
           Employees as indicated in Appendix D.


ARTICLE 8.   QUALIFIED DOMESTIC RELATIONS ORDERS AND DIRECT
ROLLOVERS

8.01  Qualified Domestic Relations Orders

      (a) General Rule. Any portion of a Participant's benefit under the Plan payable to an alternate payee pursuant to a Qualified Domestic Relations Order shall be paid in accordance with such order. A Qualified Domestic Relations Order may provide that a former spouse will be deemed to be the Participant's spouse for purposes of the Plan with respect to all or a portion of the Participant's benefit.

      (b)  Timing of Payments to an Alternate Payee.  A Qualified
           Domestic Relations Order shall be honored only if, in addition to satisfying the other requirements applicable to Qualified Domestic Relations Orders, the
           Qualified Domestic Relations Order provides for payments to the alternate payee on or after:

           (1)  the Participant has terminated employment; or

           (2) the Participant would, if the Participant terminated employment, be eligible for a Normal Retirement Benefit under Section 4.01, an Early Retirement Benefit under Section 4.02, or a Deferred Retirement Benefit under Section 4.03.

      (c) Payment to an Alternate Payee While Participant is Actively Employed by an Affiliated Company. To the extent that a Qualified Domestic Relations Order awards a portion of the Participant's Accrued Benefit to an alternate payee and requires the Plan to make payments to the alternate payee while the Participant is still an Active Participant and before the Participant reaches age 65, such payments shall be determined under Section 5.02 based on the Participant's age at the time payments begin to the alternate payee, substituting the Actuarial Equivalent factor for the factor otherwise used in Section 5.02.

      (d) Rule for Small Benefits. If all or a portion of a Participant's benefit is payable to an alternate payee under a Qualified Domestic Relations Order, the $3,500 amount referenced in Sections 7.01(a) and 7.02 applies separately to the benefit due the alternate payee and the benefit due the Participant. The amounts are not aggregated for purposes of Section 7.01. Accordingly, if the single sum Actuarial Equivalent of the benefit payable to the alternate payee is $3,500 or less as of the date specified in the Qualified Domestic Relations Order for the commencement of payments to the alternate payee, that amount will be distributed to the alternate payee as soon as practicable in a single lump sum and the payment will fully discharge all Plan liabilities with respect to such benefit.

8.02  Direct Rollovers

At the election of a Participant or his spouse or former spouse entitled to a lump sum distribution under Article 7, the foregoing provisions of this Article 8, or under Article 10, KRIPCO shall direct the Trustee to make a direct rollover to the trustee or other custodian of an "eligible retirement plan" by any reasonable means (including providing the Participant or spouse or former spouse with a check made payable only to the trustee or custodian) of all, or a specified portion (but at least $500), of an "eligible rollover distribution," subject to the following restrictions:

      (a) An "eligible rollover distribution" is any distribution of all or any portion of the Participant's benefit, except that an "eligible rollover distribution" does not include

           (1) any distribution that is one of a series of substantially equal periodic payments (made not less frequently than annually) made for the life
                (or life expectancy) of the recipient or the joint

                lives (or joint life expectancies) of the recipient and the recipient's designated beneficiary, or for a specified period of at least ten years; or

           (2)  any distribution required under Code section
                401(a)(9).

      (b) An "eligible retirement plan" is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code
           section 403(a), or a qualified trust described in Code
           section 401(a), that accepts the recipient's "eligible rollover distribution." If the recipient is the Participant's surviving spouse, but not an alternate payee receiving a distribution pursuant to a Qualified Domestic Relations Order, an "eligible retirement plan" is an individual retirement account described in Code section 408(a) or an individual retirement annuity described in Code section 408(b) that accepts the surviving spouse's "eligible rollover distribution," but not an annuity plan described in Code section 403(a) nor a qualified trust described in Code section 401(a).

      (c) The Participant or his spouse or former spouse must specify, in such form and at such time as KRIPCO may prescribe, the "eligible retirement plan" to which the distribution is to be paid and may specify only one "eligible retirement plan."

      (d) The Participant or his spouse or former spouse must provide to KRIPCO in a timely manner adequate information regarding the designated "eligible retirement plan."


ARTICLE 9.   LIMITATIONS ON BENEFITS

9.01  Limitations under Code section 415.

      (a) Definitions and Rules of Interpretation. For purposes of this Section, the following definitions and rules of interpretation shall apply:

           (1)  "Annual Additions" -- the sum of

                (A)  Employer contributions made directly or
                     indirectly,

                (B)  the Participant's contributions,

                (C)  forfeitures,

                (D) amounts allocated after March 31, 1984, to an individual medical account that is part of a pension or annuity plan maintained by the Employer are treated as annual additions to a defined contribution plan. Also, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, that are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code section 419A(d)(3)) under a welfare benefit fund are treated as annual additions to a defined contribution plan, and

                (E)  allocations under a simplified employee
                     pension.

                This definition shall not require the
                recomputation of the Annual Addition for any Limitation Year beginning before January 1, 1987.

           (2) "Annual Benefit" -- a retirement benefit under the Plan which is payable annually in the form of a straight life annuity. Except as provided below, a benefit payable in a form other than a straight life annuity must be adjusted to an actuarial equivalent straight life annuity before applying the limitations of this Article. In the case of a benefit payable in a form that is not subject to Code section 417(e)(3), the interest rate assumption used to determine actuarial equivalence will be the greater of the interest rate used under the Plan for the particular form of benefit being paid or 5 percent. In the case of a benefit payable in a form that is subject to Code section 417(e)(3), the interest rate assumption used to determine actuarial equivalence will be the greater of the interest rate used under the Plan for the particular form of benefit being paid or the Applicable Interest Rate as defined in Section
                2.07 (whether or not the form of benefit is a lump sum). The mortality table used to determine actuarial equivalence shall be the Applicable Mortality Table as defined in Section 2.08. The annual benefit does not include any benefits attributable to employee contributions or rollover contributions, or the assets transferred from a qualified plan that was not maintained by the Employer. No actuarial adjustment to the benefit is required for (a) the value of a qualified joint and survivor annuity, (b) the value of benefits that are not directly related to retirement benefits (such as the qualified disability benefit, pre-retirement death benefits, and post-retirement medical benefits), and (c) the value of post-retirement cost-of-living increases made in accordance with Code section 415(d) and section 1.415-3(c)(2)(iii) of the Income Tax Regulations. If the benefit the Participant would otherwise accrue in a Limitation Year would produce an annual benefit in excess of the Maximum Permissible Amount, the rate of accrual will be reduced so that the annual benefit will equal the Maximum Permissible Amount.

           (3) "Compensation" -- with respect to a Limitation Year, a Participant's wages, salaries for professional services, amounts received by an Employee pursuant to an unfunded nonqualified plan in the Limitation Year in which such amounts are includable in the gross income of the Employee, and other amounts received for personal services actually rendered to the Employer but excluding other deferred compensation, stock options, and other distributions which receive special tax benefit.

           (4) "Current Accrued Benefit" -- a Participant's protected accrued benefit (within the meaning of Code section 411(a)(7) and 411(d)(6)) under the terms of the Plan as of December 31, 1994, for the Annuity Starting Date and optional form and taking into account the limitations of Code section 415 prior to the Code section 415(b)(2)(E) changes contained in the Uruguay Round Agreements Act, Pub. L. 103-465 (GATT), which includes the Retirement Protection Act of 1994 (RPA '94), including the participation requirements of Code section 415(b)(5). In determining the amount of a Participant's Current Accrued Benefit, the following shall be disregarded:

                (A) any Plan amendments increasing benefits after 1994; and

                (B) any cost of living adjustments occurring after 1994.

           (5) "Defined Benefit Dollar Limitation" -- $90,000 (as adjusted for increases in the cost-of-living under Code section 415(d)).

           (6) "Defined Benefit Fraction" -- a fraction, the numerator of which is the sum of the Participant's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the limitation year under sections 415(b) and (d) of the Internal Revenue Code and in accordance with section 5.11(b) below or 140 percent of the Highest Average Compensation, including any adjustments under Code section 415(b).

                Notwithstanding the above, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last limitation year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plans after May 5, 1986.

           (7) "Defined Contribution Fraction" -- a fraction, the numerator of which is the sum of the Annual Additions to the Participant's account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior limitation years, (including the Annual Additions attributable to the Participant's nondeductible employee contributions to this and all other defined benefit plans (whether or not terminated) maintained by the Employer, and the Annual Additions attributable to all welfare benefit funds or individual medical accounts and simplified employee pensions maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior limitation years of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer).

                The maximum aggregate amount in any limitation year is the lesser of 125 percent of the dollar limitation determined under sections 415(b) and
                (d) of the Internal Revenue Code in effect under
                section 415(c)(1)(A) of the Internal Revenue Code or 35 percent of the Participant's Compensation for such year.

                If the employee was a Participant as of the first day of the first limitation year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last limitation year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plans made after May 5, 1986, but using the section 415 limitation applicable to the first limitation year beginning on or after January 1, 1987.

           (8) "Employer" -- any corporation which is a member of a controlled group of corporations as defined in Code section 414(b) as modified by Code section 415(h) which includes the Employer or any trades or businesses (whether or not incorporated) which are under common control as defined in Code section 414(c) as modified by Code section 415(h) with the Employer or a member of an affiliated service group (as defined in Code section 414(m)) which includes the Employer.

           (9) "Highest Average Compensation" -- The average compensation for the three consecutive Years of Service with the Employer that produces the highest average.

           (10)      "Limitation Year" -- the Plan Year.

           (11)      "Maximum Permissible Amount":

                (A)  The lesser of the Defined Benefit Dollar
                     Limitation or 100 percent of the
                     Participant's highest average Compensation.

                (B) If the Participant has less than 10 Years of Participation, the Defined Benefit Dollar Limitation is reduced by one-tenth for each Year of Participation (or part thereof) less than ten. If the Participant has less than ten years of service with the Employer, the compensation limitation is reduced by one-tenth for each Year of Service (or part thereof) less than ten. The adjustments of this subsection (B) shall be applied in the denominator of the defined benefit fraction based upon Years of Service. Years of Service shall include future years occurring before the Participant's normal retirement age. Such future years shall include the year which contains the date the Participant reaches Normal Retirement Age, only if it can be reasonably anticipated that the Participant will receive a Year of Service for such year.

                (C) If the annual benefit of the Participant commences before the Participant's Social Security Retirement age, but on or after age 62, the Defined Benefit Dollar Limitation as reduced above, if necessary, shall be determined as follows:

                         (i)  If a Participant's Social Security
                              Retirement Age is 65, the dollar
                              limitation for benefits commencing on
                              or after age 62 is determined by
                              reducing the Defined Benefit Dollar
                              Limitation by 5/9 of one percent for
                              each month by which benefits commence
                              before the month in which the
                              Participant attains age 65.

                        (ii)  If a Participant's Social Security
                              Retirement Age is greater than 65, the
                              dollar limitation for benefits
                              commencing on or after age 62 is
                              determined by reducing the Defined
                              Benefit Dollar Limitation by 5/9 of
                              one percent for each of the
                              first 36 months and 5/12 of one
                              percent for each of the additional
                              months (up to 24 months) by which
                              benefits commence before the month of
                              the Participant's Social Security
                              Retirement Age.

                  (D)   If the annual benefit of a Participant
                        commences prior to age 62, the Defined
                        Benefit Dollar Limitation shall be further reduced so that such Limitation is actuarially equivalent to such Limitation at age 62. In the case of a benefit payable in a form that is not subject to Code section 417(e)(3), the reduced dollar amount is the lesser of the equivalent amount computed using the interest rate and mortality table (or other tabular factor) used for actuarial equivalence for early retirement benefits under the Plan and the amount computed using 5 percent interest and the Applicable Mortality Table as defined in Section 2.08. In the case of a benefit payable in a form that is subject to Code section 417(e)(3), the reduced dollar amount is the lesser of the equivalent amount computed using the interest rate and mortality table (or other tabular factor) used for actuarial equivalence for early retirement benefits under the Plan and the amount computed using the Applicable Interest Rate as defined in Section 2.07 (whether or not the form of benefit is a lump sum) and the Applicable Mortality Table as defined in
                        Section 2.08.  Any decrease in the Defined
                        Benefit Dollar Limitation determined in
                        accordance with this subsection (D) shall not reflect the mortality decrement to the extent that benefits will not be forfeited upon the death of the Participant.

                  (E)   If the annual benefit of a Participant
                        commences after the Participant's Social
                        Security Retirement Age, the Defined
                        Benefit Dollar Limitation as reduced in (B) above, if necessary, shall be increased so that it is the actuarial equivalent of an annual benefit of such dollar limitation beginning at the Participant's Social Security Retirement Age. The increased dollar amount is the lesser of the equivalent amount computed using the interest rate and mortality table (or other tabular factor) used for actuarial equivalence for early retirement benefits under the Plan and the amount computed using 5 percent interest and the Applicable Mortality Table as defined in Section 2.08.

                  (F)   Notwithstanding anything herein to the
                        contrary, the Maximum Permissible Amount shall not be less that the Participant's
                        Current Accrued Benefit.

           (12) "Projected Annual Benefit" -- the Annual Benefit to which a Participant would be entitled under this Plan on the assumptions that he continues employment until any date as of which benefits are payable to the Participant as a Retired Participant or a Terminated Vested Participant, (or current date, if that is later than his Normal Retirement Age), that his Compensation continues at the same rate as in effect for the Limitation Year under consideration until any date at which benefits are payable (or current date, if that is later than his Normal Retirement Age), and that all other relevant factors used to determine benefits under the Plan remain constant as of the current Limitation Year for all future Limitation Years.


           (13) "Social Security Retirement Age" -- age 65 in the case of a Participant attaining age 62 before January 1, 2000 (i.e., born before January 1, 1938), age 66 for a Participant attaining age 62 after December 31, 1999, and before January 1, 2017 (i.e., born after December 31, 1937, but before January 1, 1955), and age 67 for a Participant attaining age 62 after December 31, 2016 (i.e., born after December 31, 1954).

           (14)   "Year of Participation" -- a year of Accrued
                  Service.

           (15)   "Year of Service" -- a year of Vesting Service.

           (16) All defined benefit plans (whether or not terminated) of the Employer shall be treated as being a part of this Plan, and all defined contribution plans (whether or not terminated) of the Employer shall be treated as being a part of the Eastman Kodak Employees' Savings and Investment Plan ("SIP"). In addition, if any Participant is or has ever been a participant in another qualified plan maintained by the employer, or a welfare benefit fund, as defined in Code section 419(e), maintained by the Employer, or an individual medical account, as defined in Code section 415(l)(2), maintained by the Employer, or a simplified employee pension, as defined in Code section 408(k), maintained by the Employer, that provides an Annual Addition as defined in Section 9.1(a)(1), section 9.1(b) is also applicable to that Participant's benefits.

      (b)   Limitation on Benefits

            (1) The Annual Benefit otherwise payable to a Participant at any time will not exceed the Maximum Permissible Amount. If the benefit the Participant would otherwise accrue in a Limitation Year would produce an Annual Benefit in excess of the Maximum Permissible Amount, the rate of accrual under this Plan will be reduced so that the annual benefit will equal the Maximum Permissible Amount.

            (2) No Participant of this Plan who is also covered by the SIP or any other defined contribution plan of the Employer shall accrue an Annual Benefit in excess of the adjusted Maximum Permissible Amount. For purpose of this provision, the adjusted Maximum Permissible Amount is the lesser of the Maximum Permissible Amount or the Code section 415(e) aggregated limitation. For the purpose of this provision, the 415(e) aggregated limitation shall be determined by subtracting the Defined Contribution Fraction from 1.0 with the result being equal to the Defined Benefit Fraction of a Participant. The benefit accrual by a Participant in this Plan will be reduced to the extent necessary to prevent the sum of the Defined Contribution Fraction and Defined Benefit Fraction, computed as of the close of the Limitation Year, from exceeding 1.0.

9.02  Limit on Annual Payments to Top-25 Employees

      (a) Definitions and Rules of Interpretation. For purposes of this Section, the following definitions and rules of interpretation shall apply:

            (1) "benefit" - loans in excess of the amounts set forth in Code section 72(p)(2)(A), any periodic income, any withdrawal values payable to a living employee, and any death benefits not provided for by insurance on the employee's life.

            (2) "current liabilities" - current liabilities as defined in Code section 412(l)(7).

            (3) "highly compensated employee" - a highly compensated employee as that term is defined in Code section 414(q).

            (4) "top-25 employee" - in any one year, the group of 25 highly compensated employees and former highly compensated employees with the largest amount of compensation in the current or any prior year.

      (b) Limit on Annual Payments. The annual payments to any top-25 employee are restricted to an amount equal to the payments that would be made on behalf of the employee under a straight life annuity that is the Actuarial Equivalent of the sum of the employee's Accrued Benefit and the employee's other benefits under the plan. This restriction does not apply, however, if:

           (1) after payment to a top-25 employee of all benefits, the value of Plan assets equals or exceeds 110% of the value of current liabilities
                (as defined in Code section 412(l)(7));

           (2) the value of the benefits payable to or on behalf of the top-25 employee is less than 1% of the value of current liabilities before distribution;
                or

           (3) the Commissioner determines that such provisions are not necessary to prevent the prohibited discrimination that may occur in the event of an early termination of the plan.


ARTICLE 10.   DEATH BENEFITS BEFORE THE ANNUITY STARTING DATE

10.01  General

If the Participant dies before the Annuity Starting Date, death benefits, if any, will be payable under this Article. If the Participant dies after the Annuity Starting Date, death benefits, if any, are based upon the form of payment under
Article 7.

10.02  Eligibility

Death benefits are payable on behalf of any Participant with death benefit coverage as described below who has not yet reached his Annuity Starting Date.

      (a) Active Participants. An Active Participant who is entitled to a Vested Benefit has Pre-retirement SIB coverage.

      (b)  Active Participants - Special Rule for Certain
           Grandfathered Participants. An Active Participant who:

           (1)  attained age 55 before January 1, 1984;

           (2)  was an Employee on January 1, 1984 and
                continuously through the date of his death;

           (3)  elected OSIB coverage before January 1, 1993; and

           (4) has not revoked his election of OSIB coverage on or after January 1, 1993,

           has OSIB coverage.

      (c) Disabled Individuals. A Disabled Individual who had Pre-retirement SIB coverage immediately prior to his effective date of disability has Pre-retirement SIB coverage so long as he remains eligible to receive benefits from a broad-based long-term disability plan maintained by the Employer. A Disabled Individual who had OSIB coverage immediately prior to his effective date of disability may continue such coverage so long as he remains eligible to receive benefits from a broad-based long-term disability plan maintained by the Employer.

      (d) Terminated Vested Participants. A Terminated Vested Participant who has not yet reached his Annuity Starting Date is eligible for PRSB coverage if the Participant does not have Pre-retirement SIB coverage under subsection (e).

      (e) Terminated Vested Participants - Lay Off. A Terminated Vested Participant whose employment terminated on account of layoff and who had Pre-retirement SIB coverage immediately prior to the layoff has Pre-retirement SIB coverage during the month of layoff and for a period of up to three months thereafter but ending on his Annuity Starting Date.

      (f) Retired Participants. A Retired Participant who has not yet reached his Annuity Starting Date is eligible for QPSA coverage.

      (g) Other Inactive Participants. An Inactive Participant not covered by any of the foregoing categories has Pre-retirement SIB coverage.

10.03  Pre-retirement Survivor Income Benefit (Pre-retirement
SIB) Coverage

      (a) Period of Coverage. Pre-retirement SIB coverage begins on the first day of the month in which the Participant becomes vested under this Plan. Pre-retirement SIB coverage will terminate at 12:00 midnight on the earlier of the following dates:

           (1) the last date on which the Participant has an eligible beneficiary; or

           (2) the day before the date on which the Participant becomes a Retired Participant or a Terminated Vested Participant, except that in the case of a layoff, coverage will be extended during the month of layoff and for a period of up to three months thereafter.

           If coverage terminates under paragraph (1) and the Participant subsequently acquires an eligible beneficiary, the Participant will again have Pre-retirement SIB coverage.

      (b) No Election. Pre-retirement SIB coverage is automatic.

      (c) Cost. Pre-retirement SIB coverage is provided at no charge to the Participant.

      (d) Eligible Beneficiaries. Pre-retirement SIB will be payable:

           (1) to the Participant's surviving spouse if the Participant and his spouse were married continuously during the 364 days preceding the Participant's death;

           (2) if the Participant is enrolled in KLife or the Family Protection Program and has no eligible surviving spouse, to the Participant's dependent children; or

           (3) if the Participant is enrolled in KLife or the Family Protection Program and has no eligible surviving spouse nor dependent children (because all dependent children have either died or lost dependency status), to the Participant's dependent parents.

           A natural child, legally adopted child, or step-child of the Participant is considered a dependent child if the child is unmarried; is either under age 19 or a full-time student and under age 23; and depends upon the Participant for at least one-half of his support. A parent of the Participant is considered a dependent parent if the parent depends upon the Participant for more than one-half of his support.

      (e) Amount. Pre-retirement SIB is a monthly benefit equal to a percentage of the Accrued Benefit as of the date of the Participant's death, and is calculated as follows:

           Step 1: Calculate the Participant's Accrued Benefit and divide that benefit by 12.

           Step 2:   A)   Multiply the amount calculated in Step 1
                          by 20 percent if the deceased Participant died before the month of his 55th birthday or by 30 percent if the deceased
                          Participant died during or after the
                          month of his 55th birthday.  If the
                          benefit is to be paid to a surviving
                          spouse more than 10 years younger than
                          the Participant, reduce the amount
                          calculated by 1/12
                          of 1 percent for each full or partial
                          month that the spouse is more than 10
                          years younger than the Participant.

                     B) If there is an eligible surviving spouse, multiply the amount calculated in Step 1 by the appropriate Actuarial Equivalent factor for early retirement, determined as of the date when the benefit is payable, then multiply that result by the appropriate Actuarial Equivalent factor for joint lives which would apply if the qualified 50% joint and survivor annuity benefit were payable, determined as of the date when the benefit is payable, and then multiply that result by 50 percent. If there is no surviving spouse, omit this Step 2(B).

                     C) The larger of the two benefits calculated in (A) and (B) above is the benefit payable.

           In no case will the Pre-retirement SIB payable to the Participant's surviving spouse be less than the amount which would have been payable as of the same date to the surviving spouse as a qualified pre-retirement survivor annuity under subsection (g).

      (f)  Time and Manner of Payment

           (1) Manner of Payments. The Pre-retirement SIB will be payable monthly to the deceased Participant's beneficiary provided that Pre-retirement SIB coverage was in effect on the date of the Participant's death.

           (2) Commencement of Payments. If the Participant dies on or after the date on which he becomes eligible to elect to retire in accordance with Section 4.02, the benefit will be payable monthly beginning as of the first day of the month following the month of the Participant's death.
                If the Participant dies before becoming eligible to elect to retire in accordance with Section 4.02, the benefit will be payable beginning as of the first day of the month in which he would have become eligible to elect to retire in accordance with Section 4.02, except that his Total Service shall be limited to that amount of Total Service accrued as of the date of his death.

           (3) Termination of Payments. Benefit payments will terminate after the payment due for the month in which the death of such Participant's last surviving beneficiary dies.

      (g) Election of Qualified Pre-retirement Survivor Annuity in Lieu of Pre-retirement SIB. A surviving spouse entitled to Pre-retirement SIB may waive Pre-retirement SIB and elect, in lieu thereof, a qualified pre-retirement survivor annuity payable in accordance with the following provisions:

           (1)  Amount.

                (A) The qualified pre-retirement survivor annuity is a monthly benefit equal to a percentage of the Accrued Benefit as of the date of the Participant's death, and is calculated as follows:

                     Step 1: Calculate the Participant's Accrued Benefit and divide that benefit by 12.

                     Step 2:   Multiply the amount calculated in
                               Step 1 by the appropriate Actuarial
                               Equivalent factor for early
                               retirement, determined as of the date
                               when the benefit is payable, then
                               multiply that result by the
                               appropriate Actuarial Equivalent
                               factor for joint lives which would
                               apply if the benefit were payable as
                               a qualified 50% joint and survivor
                               annuity, determined as of the date
                               when the benefit is payable, and then
                               multiply that result by 50 percent.

                (B)  Adjustment for Early Retirees.  If a
                     Participant dies after becoming entitled to an Early Retirement Benefit, the factor used to calculate the Participant's assumed benefit in Step 2 will be determined as of the day immediately preceding the date of his death.

           (2)  Time and Manner of Payment

                (A)  Manner of Payments.  The qualified pre-
                     retirement survivor annuity will be payable monthly to the deceased Participant's eligible spouse only if the eligible spouse waives Pre-retirement SIB.

                (B) Commencement of Payments. If the Participant dies before becoming eligible for an Early Retirement Benefit or a Normal Retirement Benefit, the surviving spouse may elect to commence receiving benefits as soon as practicable following the month of the Participant's death, and Total Service shall be limited to the amount of Total Service accrued as of the date of his death.

                (C) Termination of Payments. Benefit payments will terminate after the payment due for the month in which the death of such Participant's spouse dies.

                (D)  Special Rule for Small Benefits.
                     Notwithstanding subparagraphs (A) and (B), if the surviving spouse elects an immediate qualified pre-retirement survivor annuity in lieu of Pre-retirement SIB and if the single-sum Actuarial Equivalent of the immediate qualified pre-retirement survivor annuity is $3,500 or less as of the first day of the month the qualified pre-retirement survivor annuity is payable, that amount will be distributed to the surviving spouse as soon as practicable in a single lump sum and the payment will fully discharge all Plan liabilities with respect to such benefit.

10.04  Optional Pre-retirement Survivor Income Benefit (OSIB)
Coverage

      (a) Period of Coverage. OSIB coverage begins in accordance with the provisions of the Prior Plan.
           OSIB coverage will terminate at 12:00 midnight on the earliest of the following dates:

           (1) the first date on or after January 1, 1993, on which the Participant has no beneficiary;

           (2) the effective date of the Participant's election revoking coverage in accordance with subsection
                (b); or

           (3) the day before the date on which the Participant becomes a Retired Participant, except that in the case of a layoff, coverage will be extended during the month of layoff and for a period of two months thereafter.

      (b) Revocation of Election. An eligible Participant may revoke his election of OSIB coverage at any time during the election period.

           (1) Election Period. The period for revoking an election of OSIB coverage ends on the earlier of the date coverage terminates in accordance with subsection (a) or the date of the Participant's death.

           (2) Election Procedure. An election to revoke OSIB coverage must be made on forms supplied by KRIPCO and must be received by KRIPCO to be effective.

           (3) Effective Date of Election. The effective date of an election to revoke OSIB coverage is the date on which such election is received by KRIPCO.

           (4) Further Elections. A Participant who revokes his election of OSIB coverage may not thereafter elect coverage.

      (c) Cost. The Participant's Accrued Benefit will be reduced in accordance with Section 5.06(b).

      (d)  Eligible Beneficiaries.  OSIB will be payable:

           (1) to the Participant's surviving spouse if the Participant and his spouse were married continuously during the 364 days preceding the Participant's death;

           (2) if the Participant is enrolled in KLife or the Family Protection Program and has no eligible surviving spouse, to the Participant's dependent children; or

           (3) if the Participant is enrolled in KLife or the Family Protection Program and has no eligible surviving spouse nor dependent children (because all dependent children have either died or lost dependency status), to the Participant's dependent parents.

           A natural child, legally adopted child, or step-child of the Participant is considered a dependent child if the child is unmarried; is either under age 19 or a full-time student and under age 23; depends upon the Participant for more than one-half of his support; and either resides with the Participant or does not reside with the Participant because of divorce or full-time attendance in school. A parent of the Participant is considered a dependent parent if the parent depends upon the Participant for more than one-half of his support.

      (e) Amount. OSIB is a monthly benefit equal to a percentage of the Accrued Benefit as of the date of the Participant's death, and is calculated as follows:

           Step 1: Calculate the Participant's Accrued Benefit and divide that benefit by 12.

           Step 2: Multiply the amount calculated in Step 1 by 20 percent. If the benefit is to be paid to a surviving spouse more than 10 years younger than the Participant, reduce the amount calculated by 1/12 of 1 percent for each full or partial month that the spouse is more than 10 years younger than the Participant.

      (f)  Time and Manner of Payment

           (1) Manner of Payments. OSIB will be payable monthly to the deceased Participant's beneficiary provided that OSIB coverage was in effect on the date of the Participant's death.

           (2) Commencement of Payments. If the Participant dies on or after the date on which he becomes eligible to elect to retire in accordance with Section 4.02, the benefit will be payable monthly beginning as of the first day of the month following the month of the Participant's death.
                If the Participant dies before becoming eligible to elect to retire in accordance with Section 4.02, the benefit will be payable beginning as of the first day of the month in which he would have become eligible to elect to retire in accordance with Section 4.02, except that his Total Service shall be limited to that amount of Total Service accrued as of the date of his death.

           (3) Termination of Payments. Benefit payments will terminate after the payment due for the month in which the death of such Participant's last surviving beneficiary dies.

10.05 Pre-Retirement Spouse Benefit (PRSB) and Qualified Pre-retirement
       Survivor Annuity (QPSA) Coverage

      (a) Period of Coverage. PRSB coverage is effective as of the date on which a Participant first becomes a Terminated Vested Participant and has been married continuously for 364 days to his current spouse. QPSA coverage is effective as of the date on which a Participant first becomes a Retired Participant and is married. PRSB or QPSA coverage will terminate at 12:00 midnight on the earliest of the following dates:

           (1) the last date on which the Participant has a spouse;

           (2) the effective date of the Participant's election declining coverage in accordance with subsection
                (b); or

           (3)  the day before the Participant's Annuity Starting
                Date.

           If coverage terminates under paragraph (1) and the Participant should subsequently acquire an eligible spouse, the Participant will again have PRSB or QPSA coverage.

      (b) Election to Decline Coverage. For a Terminated Vested Participant, PRSB coverage is automatic through the first day of the fourth month following the month in which the Terminated Vested Participant terminated employment and is automatic after that date unless the Terminated Vested Participant elects to decline PRSB coverage. For a Retired Participant, QPSA coverage is automatic through the first day of the fourth month following the month in which the Retired Participant terminated employment and is automatic after that date unless the Retired Participant elects to decline QPSA coverage.

           (1) Election Period. The period for declining PRSB or QPSA coverage begins on the date on which the Participant ceases to be an Active Participant and ends on the earlier of his Annuity Starting Date or the date of his death.

           (2) Notice of Election. KRIPCO will notify each Participant of his right to decline PRSB or QPSA coverage within the two-year period ending one year after the Participant's termination of employment. Such notification will be in writing and will inform the Participant of his right, as appropriate, to decline PRSB or QPSA coverage, and will contain a written explanation of the terms and conditions of PRSB or QPSA coverage, as appropriate, and a statement of the rights of the Participant and his spouse, if any, under this Article. If the notice is not provided to the Participant within the specified time, PRSB or QPSA coverage will be provided without charge until the 90th day after such notice has been delivered to the Participant or mailed to such Participant's last known mailing address.

           (3) Election Procedure. An election to decline PRSB or QPSA coverage must be made on forms supplied by KRIPCO and must be received by KRIPCO to be effective. Furthermore, unless KRIPCO is satisfied that a Participant does not have a spouse, or that the Participant is deemed not to have a spouse because no spouse can be located, because the Participant has a court order to the effect that the Participant is either legally separated or has been abandoned (as legal separation and abandonment are defined under local law), or because of such other circumstances as may be prescribed by regulations issued under the Code, the Participant's spouse must consent in writing to an election to decline PRSB or QPSA coverage and the spouse's consent must acknowledge the effect thereof and be witnessed by a notary public.

           (4) Election Revocations. A Participant's election to decline PRSB or QPSA coverage may be revoked at any time during the election period described in paragraph (1) above. To be effective, such revocation must be delivered to KRIPCO on a form approved by KRIPCO. Subsequent to the revocation of the election, a Participant may elect to decline PRSB or QPSA coverage at any time during the appropriate election periods in accordance with the procedure set forth above.

           (5) Effective Date of Election. The effective date of an election to decline PRSB or QPSA coverage is the date on which such election is received by KRIPCO or, if later, the first day of the fourth month following the month in which the Terminated Vested Participant or Retired Participant terminated employment. The effective date of an election to resume previously discontinued PRSB or QPSA coverage is the date on which such election is received by KRIPCO.

      (c) Cost. The Participant's Accrued Benefit will be reduced in accordance with Section 5.06(b).

      (d) Eligible Beneficiary. The QPSA will be payable to the Retired Participant's surviving spouse. If the Participant is a Terminated Vested Participant, the PRSB will be payable to the Participant's surviving spouse only if the Participant and his spouse were married continuously during the 364 days preceding the Participant's death. If the Participant's spouse dies before the Participant, no PRSB or QPSA will be payable.

      (e)  Amount.

           (1) The PRSB or QPSA is a monthly benefit equal to a percentage of the Accrued Benefit as of the date of the Participant's death, and is calculated as follows:

                Step 1:   Calculate the Participant's Accrued
                          Benefit and divide that benefit by 12.

                Step 2: Multiply the amount calculated in Step 1 by the appropriate Actuarial Equivalent factor for early retirement, determined as of the date when the benefit is payable, then multiply that result by the appropriate Actuarial Equivalent factor for joint lives which would apply if the benefit were payable as a qualified 50% joint and survivor annuity, determined as of the date when the benefit is payable, and then multiply that result by 50 percent.

           (2) Adjustment for Early Retirees. If a Participant dies prior to his Annuity Starting Date, after becoming entitled to an Early Retirement Benefit, the factor used to calculate the Participant's assumed benefit in Step 2 will be determined as of the day immediately preceding the date of his death.

           (3) Adjustment for Prior Elections. If a Retired Participant or a Terminated Vested Participant dies prior to his Annuity Starting Date and within 90 days of electing a Contingent
                Annuity annuity for the benefit of his spouse which would have provided a survivor benefit in excess of 50% of the amount payable to the Participant, "50 percent" in Step 2 will be replaced with the percentage survivor benefit elected by the Participant.

      (f)  Time and Manner of Payment

           (1) Manner of Payments. The PRSB or QPSA will be payable monthly to the deceased Participant's eligible spouse provided that PRSB or QPSA coverage was in effect on the date of the Participant's death.

           (2) Commencement of Payments. If the Participation dies on or after the date on which he became eligible for a Normal Retirement Benefit, the benefit will be payable monthly beginning as of the first day of the month following the month of the Participant's death. If the Participant dies before becoming eligible for a Normal Retirement, the surviving spouse may elect to commence receiving benefits as of the first day of the month following the month of the Participant's death or, if later, as of the first day of the month in which the Participant would have reached his Normal Retirement Date, and Total Service shall be limited to that amount of Total Service accrued as of the date of his death.

           (3) Termination of Payments. Benefit payments will terminate after the payment due for the month in which the death of such Participant's spouse dies.

           (4) Special Rule for Small Benefits. Notwithstanding paragraphs (1) and (2) above, if the single-sum Actuarial Equivalent of the benefit payable to the surviving spouse of a Terminated Vested Participant or a Retired Participant as of the first day of the month the PRSB or QPSA is payable is $3,500 or less, that amount will be distributed to the surviving spouse as soon as practicable in a single lump sum and the payment will fully discharge all Plan liabilities with respect to such benefit.


ARTICLE 11.   REHIRES AND SUSPENSION OF BENEFITS

11.01  Pending Lump Sum Payment

If a Participant has elected a lump sum payment under Section 7.04(e) or if the Participant's benefit is payable in the form of a lump sum under Section 7.01, but the Participant is rehired before payment is actually made, then no lump sum payment will be made.

11.02  Rehire of Participant After the Annuity Starting Date

      (a) Suspension of Benefits before Normal Retirement Date. Payment of benefits to a Participant who has reached his Annuity Starting Date will be suspended for any month prior to his Normal Retirement Date in which the Participant is rehired by an Affiliated Company; provided, however, that this suspension does not apply if the Participant is rehired as a Limited Service Employee. If the Plan makes a payment to an Active Participant for a month during which benefits should have been suspended under this subsection (a), the Plan will recover the overpayment by deducting it from future benefit payments with respect to the Participant. The deduction will be taken, if possible, entirely from the first payment due after the suspension period. If the entire deduction cannot be made from the first payment, no later payment may be reduced by the deduction by more than 25%.

      (b)  Suspension of Benefits after Normal Retirement Date.

           (1) Payment of benefits to a Participant who has reached his Annuity Starting Date will be suspended for any month following his Normal Retirement Date in which the Participant is rehired by an Affiliated Company and is credited with at least 40 Hours of Service during the month.

                (A)  This suspension does not apply if the
                     Participant is rehired as a Limited Service
                     Employee.

                (B)  This suspension does not apply if the
                     Participant has reached his Mandatory
                     Commencement Date.

           (2) Recovery of Overpayments. If the Plan makes a payment to an Active Participant for a month during which benefits should have been suspended under paragraph (1), the Plan will recover the overpayment by deducting it from future benefit payments with respect to the Participant. The deduction will be taken, if possible, entirely from the first payment due after the suspension period. If the entire deduction cannot be made from the first payment, no later payment may be reduced by the deduction by more than 25%.

           (3) Notice Requirements and Claims Procedures. Payments will be suspended under this subsection
                (b) only upon notice to the Participant by personal delivery or first class mail of the rules governing suspensions and that KRIPCO intends to suspend benefit payments. Any Participant in pay status who is rehired by an Affiliated Company should notify KRIPCO that he has been rehired. A Participant may appeal a suspension of benefits in the same manner as a denial of benefits.

11.03  Death Benefits

A rehired Participant who is a Covered Employee will again be entitled to the coverage of the death benefit provisions of
Article 10, and not in accordance with the form of payment elected before rehire. The calculation of the death benefit will be based on the Participant's entire Accrued Benefit at the time of the Participant's death.

11.04  Payment of Benefits Upon Subsequent Termination of
Employment

      (a)  Amount.

           (1)  Prior Service.

                (A)  General Rule.  In general, the Accrued
                     Benefit earned following a rehire is
                     calculated by taking into account all Vesting Service, Total Service and Accrued Service credited to the Participant immediately prior to his immediately preceding termination of employment and after the rehire. An Employee who is reemployed within 12 months of his termination of employment will be credited with Vesting Service for the intervening period of time.

                (B) Effect of Prior Lump Sum Payment. If the Participant is rehired after a lump sum payment is made under Section 7.04(e) or 7.01(a) representing the Participant's entire Accrued Benefit, the Participant's Accrued Service upon which the payment was based shall not be reinstated and, accordingly, shall be disregarded for calculating the Participant's subsequent benefit. Vesting Service and Total Service credited to the Participant immediately prior to his immediately preceding termination of employment will, however, generally be restored. If the Participant received a deemed lump sum payment under Section 7.01(b), all Vesting Service, Total Service and Accrued Service credited to the Participant immediately prior to his immediately preceding termination of employment will be restored.

           (2) Average Participating Compensation. In general, the Accrued Benefit earned following a rehire is calculated by using pre-rehire years, if necessary, to get a full 39-month period for the purpose of determining APC.

           (3) Minimum Benefit. The Accrued Benefit calculated following a rehire is calculated taking into account the minimum benefit rules of Section
                5.06(e).

           (4) Cost of Living Adjustments. If the rehired Participant had been receiving benefits from the Plan prior to his rehire and if that benefit had been adjusted as described in Appendix C of the Prior Plan, the benefit payable upon his subsequent termination of employment shall be no less than the adjusted benefit he had previously been receiving.

      (b) Time of Payment. Benefits payable to a Participant who has not yet reached his Normal Retirement Date will be payable in accordance with the normal rules for payment under Article 6. Benefits payable to a Participant who has reached his Normal Retirement Date which have been suspended under Section 11.02(b) will resume on or before the later of:

           (1) the first day of the third calendar month following the calendar month in which the Participant fails to complete at least 40 Hours of Service; or

           (2) the first day of the calendar month following the month in which the Participant notifies KRIPCO that he has failed to complete at least 40 Hours of Service in a calendar month; and

           the first payment will include the payment scheduled to occur on the date payments commence and any amounts withheld during the period between the end of the month in which the Participant fails to complete at least 40 Hours of Service and the resumption of payments.

      (c) Form of Payment. The Participant's entire Accrued Benefit will be payable in accordance with the normal rules for payment options and the date payments resume will be considered his Annuity Starting Date. See
           Article 7.


ARTICLE 12.   EMPLOYER CONTRIBUTIONS AND FUNDING

12.01  Employer Contributions

The Employer intends to contribute such amounts as it determines to be required for the purpose of meeting the costs of the Plan, taking into account the Employer's contributions made under the Prior Plan before January 1, 1976, and the benefits purchased thereby. The intended contributions will be determined by annual actuarial valuations on the basis of such actuarial methods and assumptions as are adopted by KRIPCO after consultation with an enrolled actuary. The Employer shall comply with the applicable minimum funding standards provided in Code section 412. Amounts contributed to the Plan may be in the form of cash, qualifying employer securities (including authorized but unissued shares of the common stock of Eastman Kodak Company), or other property acceptable to the Trustee. The value of any qualifying employer securities contributed to the Plan shall be determined by a reputable and independent investment banker appointed by KRIPCO for such purpose, and shall not exceed the reported closing price on the New York Stock Exchange on the date of contribution to the Plan.

12.02  Diversion Prohibited

All contributions by the Employer are for the exclusive benefit of Participants and any other persons entitled to benefits under the Plan. Subject to Section 15.02, no amounts arising from the Employer's contributions will revert to the Employer prior to the satisfaction of all liabilities with respect to such Participants and other persons. Any forfeitures arising under the Plan will not be applied to increase the benefits any person would otherwise receive under the Plan but will be applied to reduce the Employer's contributions under the Plan.

12.03  Return of Erroneous or Nondeductible Contributions

All contributions to the Plan or Trust are conditioned on their deductibility in the year for which contributed. Notwithstanding any other provision of the Plan, in the case of a contribution, or any part thereof, which is made by a mistake of fact or which is disallowed as a deduction under the Code, the Trustee shall, upon KRIPCO's request, return to the Employer the amount of such contribution so requested so long as the repayment is made within one year after the erroneous contribution is made or the deduction is disallowed.

12.04  Funding Policy

KRIPCO will be responsible for establishing any necessary funding policy in order to carry out the purposes of this Plan.

12.05  Employee Contributions

Employee contributions are neither required not permitted.


ARTICLE 13.   ADMINISTRATION

13.01  Appointment of Committee

The Board or the Benefit Plans Committee shall appoint KRIPCO to control and manage the operation and administration of the Plan and Trust as and to the extent set forth in the Plan and Trust Agreement. The members of KRIPCO may, in the discretion of the Board or the Benefit Plans Committee, be Employees. However, Employees shall not be entitled to compensation from the Trust Fund for their services as members of KRIPCO. The members named to KRIPCO shall be designated in writing and shall acknowledge in writing that they are fiduciaries under the Plan. The Board or the Benefit Plans Committee may at any time add or remove a member of KRIPCO and appoint a successor. Any member may resign by delivering his written resignation to the Board or the Benefit Plans Committee. Vacancies existing in KRIPCO shall be filled by the Board or the Benefit Plans Committee, but KRIPCO may act notwithstanding any vacancies.

13.02  Named Fiduciary and Plan Administrator

KRIPCO shall be the named fiduciary and plan administrator as those terms are used in ERISA. KRIPCO shall be the agent for the service of legal process with respect to the Plan.

13.03  Powers and Duties of Committee

KRIPCO shall administer the Plan in accordance with its terms and shall have all the powers necessary to carry out the provisions of the Plan, except such powers as are specifically reserved to the Board, the Benefit Plans Committee or some other person. KRIPCO's powers include the power to make, publish, and apply such rules and regulations as it may deem necessary to carry out the provisions of the Plan. Such rules and regulations shall include, without limitation by reason of enumeration, rules and regulations for determining the qualified status of domestic relations orders in accordance with Code section 414(p), and for administering distributions pursuant to Qualified Domestic Relations Orders. KRIPCO shall have full discretionary authority to interpret the Plan and to answer all questions that arise concerning the application, administration, and interpretation of the Plan. KRIPCO's interpretations and conclusions shall be final and binding upon all parties.

13.04  Operation of KRIPCO

KRIPCO shall act by a majority of its members at the time in office, and such action may be taken either by a vote at a meeting or without a meeting. Any action taken without a meeting shall be reflected in a written instrument signed by a majority of the members of KRIPCO. A member of KRIPCO who is also a Participant shall not vote on any question relating personally and uniquely to himself. Any such question shall be decided by the majority of the remaining members of KRIPCO. KRIPCO may authorize any one or more of its members to execute any document or documents on behalf of KRIPCO, in which event KRIPCO shall notify the Trustee in writing of such action and the name or names of its member or members so designated. The Trustee will be provided with signature cards and such other reasonable assurances as it may require. The Trustee thereafter shall accept and rely upon any document executed by such member or members as representing action by KRIPCO until KRIPCO shall file with the Trustee a written revocation of such designation. KRIPCO may adopt such bylaws or regulations as it deems desirable for the conduct of its affairs. KRIPCO shall keep minutes, records, and other data as may be necessary for the proper administration of the Plan.

13.05  Claims Review Procedure

KRIPCO shall maintain a procedure under which any Participant or Contingent Annuitant (hereinafter called "claimant") whose claim for benefits under the Plan has been denied will receive written notice which clearly sets forth the specific reason or reasons for such denial, the specific plan provision or provisions on which the denial is based, any additional information necessary for the claimant to perfect the claim, if possible, an explanation of why such additional information is necessary, and an explanation of the Plan's claim review procedure. Said procedure shall allow a claimant at least 60 days after receipt of the written notice of denial to request a review of such denied claim, and KRIPCO shall make its decision based on such review within 60 days (120 days if special circumstances require more time) of its receipt of the request for review. The decision on review shall be in writing and shall clearly describe the reasons for KRIPCO's decision. KRIPCO's decision shall be final and binding upon all parties.

13.06  Power to Appoint Advisers

KRIPCO may appoint such actuaries, accountants, attorneys, investment advisers, Investment Managers, specialists, and other persons as it deems necessary or desirable in connection with the administration of this Plan. Such accountants and attorneys may, but need not, be accountants and attorneys for the Employer. KRIPCO shall be entitled to rely upon any opinions or reports which shall be furnished to it by any such actuary, accountant, attorney or other specialist.

13.07  Investment Jurisdiction of KRIPCO

KRIPCO shall possess the authority to appoint an Investment Manager or Managers to manage (including the power to acquire and dispose of) all or any of the assets of the Trust. In the event of any such appointment, KRIPCO shall establish the portion of the assets of the Trust which shall be subject to the management of the Investment Manager and shall so notify the Trustee in writing. Likewise, KRIPCO may establish that all or a portion of the assets of the Trust shall be subject to the investment jurisdiction of KRIPCO itself and shall advise the Trustee of such determination. With respect to such assets over which either an Investment Manager or KRIPCO has investment responsibility, the Investment Manager or KRIPCO shall possess all of the investment powers and responsibilities granted to the Trustee under the Trust Agreement, and the Trustee shall invest and reinvest such assets pursuant to the written directions of the Investment Manager or KRIPCO, as the case may be. If KRIPCO so directs, an Investment Manager shall have the power to acquire and dispose of assets in the name of the Trust. The investment jurisdiction of KRIPCO may be exercised in the form of (i) directing that certain investments be made or liquidated, (ii) directing that certain investments not be made, (iii) requiring that the Trustee obtain KRIPCO's approval prior to acquiring or disposing of any asset, (iv) directing that the Trustee act as a custodian with respect to certain designated investments or assets, or in any other manner consonant with its duties as a fiduciary.
The Trustee shall have no investment responsibility with respect to the assets subject to the investment jurisdiction of KRIPCO or an Investment Manager, and shall have no duty to inquire into the direction of KRIPCO or an Investment Manager, to solicit such directions, nor to review and follow the investments made pursuant to any such direction, other than to the extent provided by law.

13.08  Expenses

All reasonable expenses of administering the Plan and Trust, including but not limited to reasonable expenses and compensation of the Trustee, fees of actuaries, attorneys, auditors, investment advisors, Investment Managers and other consultants, and PBGC premiums (including both the flat rate and the variable rate portions of the premiums) shall be a charge upon the Trust Fund and shall be withdrawn from the Trust Fund at the direction of KRIPCO unless the amount of such compensation and expenses shall be separately paid by the Employer.

The Employer may initially pay any expense that normally would be a charge on the Trust Fund and later obtain reimbursement from the Trust Fund. Reimbursement would be available even in cases where, at the time of the Employer's initial payment of the expense it is not clear that the Employer may lawfully seek reimbursement from the Trust Fund, but the Employer's legal right to reimbursement is later clarified. In certain situations, such as litigation, the Employer may choose to bear costs initially, but obtain reimbursement many years after the costs were incurred. Such delayed reimbursements shall be permissible.

13.09  Duties of Fiduciaries

All fiduciaries under the Plan and Trust shall act solely in the interests of the Participants and their beneficiaries and in accordance with the terms and provisions of the Plan, the Trust Agreement and ERISA, and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. Any person may serve in more than one fiduciary capacity with respect to the Plan and Trust. To the extent that they possess and exercise investment responsibility, fiduciaries shall diversify investments so as to minimize the risks of large losses, unless under the circumstances it is clearly prudent not to do so.

13.10  Liability of Members

No members of KRIPCO shall incur any liability for any action or failure to act, excepting only liability for his own breach of fiduciary or co-fiduciary duty. The Employer shall indemnify each member of KRIPCO and any Employee acting on its behalf against any and all claims, loss, damages, expense, and liability arising from any action or failure to act.

13.11  Allocation of Responsibility

The Board, the Benefit Plans Committee, KRIPCO, and the Trustee possess certain specified powers, duties, responsibilities, and obligations under the Plan and Trust Agreement. It is intended under this Plan and the Trust Agreement that each be responsible solely for the proper exercise of its own functions and that each shall not be responsible for any act or failure to act of another, unless otherwise responsible for a breach of its own fiduciary duty or for breach of duty by another fiduciary under the rules of fiduciary responsibility. Generally, the Board or the Benefit Plans Committee shall be responsible for appointing and removing KRIPCO, and for amending and terminating the Plan and Trust Agreement.

KRIPCO is responsible for appointing and removing the Trustee and for administering the Plan and possesses certain investment powers as described herein; and the Trustee is responsible for the management and control of the Plan assets to the extent provided in the Trust Agreement. The Board or KRIPCO may act to allocate or delegate fiduciary duties by designating persons and committees other than named fiduciaries to carry out fiduciary responsibilities under the Plan (other than trustee responsibilities as defined in ERISA section 405(c)(3)); but such action may be taken only in accordance with the following procedure:

      (a) Such action must be approved by at least a majority of the members of the Board or KRIPCO, as the case may be;

      (b) If such action is not unanimously approved, the vote cast by each member for or against such action shall be recorded as a part of the official minutes of the Board or KRIPCO, as the case may be; and

      (c) Any delegation of fiduciary responsibilities or any allocation of fiduciary responsibilities among members of the Board or KRIPCO may be modified or rescinded by the Board or KRIPCO according to the procedure set forth in subsections (a) and (b) of this Section.


ARTICLE 14.   AMENDMENT

14.01  Power to Amend

Subject to the provisions hereinafter set forth, the Board reserves the right and the Board and the Benefit Plans
Committee have the right, at any time and from time to time, to modify or amend in whole or in part any or all the provisions of the Plan; provided that

      (a) neither the Board nor the Benefit Plans Committee shall make any such modification or amendment which:

           (1) except as provided in Section 15.02, shall operate to recapture for the Employer any contributions previously made under the Plan by the Employer prior to the satisfaction of all liabilities for benefits hereunder, or

           (2) except to the extent required to permit the Plan to meet the requirements or the requirements of any governmental authority, shall affect adversely in any way any rights theretofore acquired under the Plan by Retired Participants; and

      (b) the Board, and not the Benefit Plans Committee shall make any modification or amendment which, in the judgment of the Chairman of the Board, is likely to result in annual increased cost or liability to Eastman Kodak Company or the Plan of $50 million or more.

Nothing in this Plan prevents Eastman Kodak Company from reducing or eliminating at any time benefit liabilities that are not accrued benefits as defined in Code section 411(a)(7) or benefits protected under Code section 411(d)(6). In addition, Eastman Kodak Company may reduce any benefits under the Plan prospectively.

14.02  Necessary Amendments

Notwithstanding the provisions of Section 14.01(a) or any other provision of the Plan, any modification or amendment of the Plan may be made which the Board deems necessary or appropriate to conform the Plan to, or to satisfy the conditions of, any law, governmental regulations or rulings, and to permit the Plan and the Trust to meet the requirements of ERISA or the Code or the applicable provisions of any subsequent or other law.

14.03  No Reduction in Accrued Benefits

No amendment to the plan (including a change in the actuarial basis for determining optional or early retirement benefits) shall be effective to the extent that it has the effect of decreasing a Participant's Accrued Benefit.
Notwithstanding the preceding sentence, a Participant's accrued benefit may be reduced to the extent permitted under section 412(c)(8) of the Code. For purposes of this Section 14.03, a plan amendment that has the effect of (1) eliminating or reducing an early retirement benefit or a retirement-type subsidy, or (2) eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment shall be treated as reducing accrued benefits. In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the pre-amendment conditions for the subsidy. In general, a retirement-type subsidy is a subsidy that continues after retirement, but does not include a qualified disability benefit, a medical benefit, a social security supplement, a death benefit (including life insurance). Furthermore, if the vesting schedule of a plan is amended, in the case of an employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such employee's Employer-provided accrued benefit will not be less than the percentage computed under the plan without regard to such amendment.


ARTICLE 15.   Termination and Merger

15.01  Power to Terminate

Eastman Kodak Company reserves the right at any time to terminate the Plan or to partially terminate the Plan by written resolution of the Board or the Benefit Plans Committee. Except as provided in Section 15.02, no such action by the Employer shall operate to recapture for the Employer any contributions previously made under the Plan by the Employer prior to the satisfaction of all liabilities for benefits hereunder. Except to the extent required to permit the Plan to meet the requirements or the requirements of any governmental authority, no such action by the Employer shall affect adversely in any way any Accrued Benefits or rights theretofore acquired under the Plan by Retired Participants.

15.02  Termination of the Plan

      (a) Termination. In the event of a termination of the Plan (but not a partial termination), the interests of Active Participants in their benefit liabilities (as defined under Title IV of ERISA and limited to "accrued benefits" as defined in Code section 411(a)((7) and to benefits protected under Code section 411(d)(6)) shall, to the extent funded, automatically become fully vested and nonforfeitable, and their interests in all other benefits under the Plan shall be permanently forfeited. In the event of a termination of the Plan, benefit liabilities may be satisfied by the payment of lump sums, through the purchase of annuity contracts, or by any other method permitted by law. In the event of the payment of lump sums on account of the Plan's termination, the amount of the lump sums will be the Actuarial Equivalent of the Normal Retirement Benefit or, for those who have passed Normal Retirement Date, the Actuarial Equivalent of the Deferred Retirement Benefit; no subsidies will be included in the calculations. Upon satisfaction of benefit liabilities, any residual assets remaining in the Plan shall revert to Eastman Kodak Company.

      (b) Partial Termination. In the event of a partial termination (as defined under Code section 411(d)(3)) of the Plan, the rights of Active Participants affected by the partial termination shall, to the extent funded, automatically become fully vested but only to the extent required by statute and regulation. In the event of a horizontal partial termination, only that portion of a Participant's benefit (if any) which is affected by the horizontal partial termination will become vested. Nothing in this Plan is intended to give any rights greater than those required by statute or regulation with respect to partial terminations.
           No surplus will be allocated to benefits in the event of a partial termination.

      (c) Special Nondiscrimination Rule. If the Plan terminates, the benefit of any highly compensated employee and highly compensated former employee (as determined under Code section 414(q)) is limited to a benefit that is nondiscriminatory under Code section 401(a)(4).

15.03  Merger of the Plan

The terms of any merger of this Plan into another plan, any consolidation of this Plan with another plan, or any transfer of assets or liabilities from this Plan to another plan shall require that, in the event that this Plan or the other plan terminates immediately after the merger, consolidation or transfer, each Participant would receive an "accrued benefit" which is no less than the "accrued benefit" he would have received if this Plan had terminated immediately before the merger, consolidation or transfer. For purposes of this Section, the following definition and rules of interpretation shall apply:

      (a) "Accrued benefit" - accrued benefit as that term is defined under Code section 411(a)(7).

      (b) The determination of what "accrued benefit" would be payable to a Participant immediately before a merger, consolidation or transfer will be determined on the assumption that benefits payable under the Plan upon termination at that time will be payable solely from the Plan's assets at that time.

No Affiliated Company will make any additional contribution to the Plan by virtue of this Section (either alone or in combination with any other provision governing the Plan).


ARTICLE 16.   MISCELLANEOUS

16.01  Nonassignability of Benefits

No benefit under this Plan shall be subject in any manner to voluntary or involuntary alienation, anticipation, sale, transfer, assignment, pledge or encumbrance, nor to seizure, attachment or other legal process for the debts of a Participant or a beneficiary, except that the Trustee shall honor:

      (a) written instructions from a Participant or beneficiary receiving benefit payments under the Plan to pay

           (1) up to 10 percent of such benefit payments for any purpose other than paying Plan administration costs; or

           (2) all or a portion of such benefit payments to a third party (including the Employer) provided that the third party files a written acknowledgment with KRIPCO that the third party has no enforceable right in or to any benefit payment under the Plan (except to the extent the third party actually receives all or a portion of the benefit payment under the terms of the arrangement);

           until such instructions are revoked or modified by such Participant or beneficiary;

      (b)  a Qualified Domestic Relations Order; or

      (c) a Federal tax levy pursuant to Code section 6331 or a collection by the United States on a judgment resulting from an unpaid Federal tax assessment if and to the extent that KRIPCO has determined that compliance with such levy or judgment is required under any applicable Federal law.

16.02  Construction

The Plan will be construed, administered, and enforced in accordance with the laws of the State of New York, except as such laws are superseded by ERISA. Whenever Plan language is drafted with respect to requirements for tax-qualified plans under the Code or ERISA or the regulations and rulings under the Code or ERISA, such language will be interpreted as intended only to implement such statute, regulation or ruling unless additional rights or benefits are given explicitly and clearly by the language of the Plan.

16.03  Gender and Number

Throughout this plan, the masculine will include the feminine and the singular will include the plural unless the context indicates otherwise.

16.04  Top-Heavy Requirements

Notwithstanding any other provisions of the Plan, the following rules shall apply for any Plan Year if as of the last day of the preceding Plan Year, based on valuations as of such date, the sum of the present value of accrued benefits and accounts of "key employees" (within the meaning of Code section 416) exceeds 60 percent of a similar sum for all Active Participants under each plan any Affiliated Company in which a "key employee" participates and each other plan of any Affiliated Company which enables any such plan to meet the requirements of Code sections 401(a)(4) or 410, taking into account for this purpose amounts distributed within the preceding five years but excluding accrued benefits and accounts of a prior "key employee."

      (a) All present and all future accrued benefits of every Participant shall be fully vested and nonforfeitable.

      (b) Each Participant shall be provided an employer-funded minimum accrued benefit which, when expressed as an annual retirement benefit payable in the form of a straight life annuity (with no ancillary benefits) beginning at normal retirement age, is not less than the product of 20 percent and such Participant's average compensation for the period of five consecutive years during which the Participant had the greatest aggregate compensation.

      (c) No benefits may accrue on behalf of any Participant the sum of whose defined benefit plan fraction and defined contribution plan fraction, as defined in Code section 415(e), exceeds 1.0 when the dollar amounts are multiplied by 1.0 rather than 1.25.

The provisions of this Section shall be interpreted in accordance with the provisions of Code section 416 and any regulations thereunder, which are hereby expressly incorporated by reference.






BENEFIT PLAN 1R.01
Kodak Retirement Income Plan
November 1, 1995
Appendix A
Page 1 of 1


APPENDIX A.   AFFILIATED COMPANIES OF EASTMAN KODAK COMPANY
              REFERRED TO IN SECTION 2.21


         Eastman Gelatine Corporation.
         Eastman Kodak International Capital Company, Inc.
         Eastman Kodak International Sales Corporation.
         Kodak Caribbean, Limited.
         Kodak Export Limited.
         Kodak Health Imaging Systems, Inc. (formerly Vortech
Data Inc.)





BENEFIT PLAN 1R.01
Kodak Retirement Income Plan
November 1, 1995
Appendix B
Page 1 of 3


APPENDIX B.   BENEFIT ADJUSTMENT AFTER A CHANGE IN CONTROL


(1) Purpose. The purpose of this Appendix B is to provide increased benefits for certain Employees of the Employer whose employment is terminated after a Change
        In Control.

(2) Definitions. The terms used in this Appendix B shall have the same meanings as stated in Article 2 of this Plan, except as otherwise provided in this Appendix B.

(2.01) Change In Control. "Change In Control" means a change in control of Eastman Kodak Company (the "Company") of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided that, without limitation, a Change In Control shall be deemed to have occurred at such time as (i) any "person," within the meaning of Section 14(d) of the Exchange Act, other than the Company, a subsidiary of the Company, or any employee benefit plan(s) sponsored by the Company or any subsidiary of the Company, is or has become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 25 percent or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors; or (ii) individuals who constitute the Board on the date hereof (the "Incumbent Board") have ceased for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this paragraph, considered as though such person were a member of the Incumbent Board.

(2.02)  Eligible Employee.  "Eligible Employee" means an
        Employee who terminates within five years following a Change In Control, unless the termination is due to:

        (A)  death;

        (B) disability entitling the Employee to benefits under the a broad-based long-term disability plan maintained by the Employer;





BENEFIT PLAN 1R.01
Kodak Retirement Income Plan
November 1, 1995
Appendix B
Page 2 of 3


        (C)  cause;

        (D)  resignation, other than

             (1) resignation from a declined reassignment to a job that is not reasonably equivalent in responsibility or compensation (as defined in the Company's Termination Allowance Plan), or that is not in the same geographic area (as defined in the Company's Termination Allowance Plan); or

             (2)  resignation within 30 days following a
                  reduction in base pay; or

        (E) sale or transfer of an operation to a successor which continues to employ the Employee and which adopts a program consisting of the benefits provided by this Appendix B or a program providing comparable benefits for the five-year period following a Change In Control.

(2.03) Participant. "Participant" means an Eligible Employee who ultimately retires or terminates with a vested right under the terms of the Plan.

(2.04) Supplement. "Supplement" means the benefit increase in terms of both age and service as described in the table below. It will be used to determine eligibility for retirement in accordance with the provisions of Sections 4.01 and 4.02 of the Plan only for Participants who are age 50 or older as of the date of any Change In Control. However, this Supplement will be used, regardless of the age of the Participant as of the date of any Change In Control, to determine eligibility for a vested right in accordance with the provisions of Section 4.04 of the Plan. It also will be used to calculate a benefit under (3) below.


          Full Years Following
          the Date of a Change          Years of Additional Age
          in Control                    and Additional Service

                0                                5
                1                                4
                2                                3
                3                                2
                4                                1
                5 or more                        0





BENEFIT PLAN 1R.01
Kodak Retirement Income Plan
November 1, 1995
Appendix B
Page 3 of 3


(3) Benefit Computation. The annual benefit for each Participant will, subject to Article 7 of the Plan, consist of the benefit determined in accordance with the provisions of Section 5.01, 5.02, and 5.04 of the Plan, whichever is applicable, as modified in accordance with (2.04) above. For purposes of this Appendix B only, Section 5.01(a) of the Plan will read "1.6 percent of the Active Participant's APC."

(4) Termination of the Plan. If the Plan is terminated within five years after a Change In Control, the benefit for each Participant will be calculated according to this Appendix B.

(5)     Payment of Benefit.

        (5.01) The benefit under this Appendix B is payable as of a Participant's Annuity Starting Date.

        (5.02)  The form and the amount of the Supplement
                Benefit will be determined in accordance with
                Article 7 of the Plan.

(6) Funding. Benefits payable under this Appendix B shall be paid out of the Trust.





BENEFIT PLAN 1R.01
Kodak Retirement Income Plan
November 1, 1995
Appendix C
Page 1 of 2


APPENDIX C.   1991 ADJUSTMENT


For persons who are in one of the following classes of individuals on December 31, 1990, benefits payable under the Plan or the Prior Plan, and as adjusted in certain cases effective February 1, 1985, will be increased in accordance with this Appendix C:

     (1)  A Retired Participant or a Disabled Individual whose
          Annuity Starting Date or effective date of disability, if earlier, occurred before January 2, 1988.

     (2) A spouse of a Disabled Individual who is eligible to retire pursuant to Section 4.02 and who is described in (1) above, if such spouse, pursuant to Article 10, may become eligible for PRSB or for Pre-retirement SIB upon the death of such Disabled Individual.

     (3) A Contingent Annuitant of a Retired Participant or of a person who is totally and permanently disabled and who is receiving disability benefits under the disability retirement provisions of the Kodak Retirement Income Plan, comprised of various agreements, in effect prior to the amendment thereof as of January 1, 1976, who is described in (1) above, if such Contingent Annuitant, pursuant to Article 7, may become eligible for a benefit upon the death of such Participant.

     (4) A surviving spouse who, pursuant to Article 10, is receiving PRSB or Pre-retirement SIB as the survivor of either: a Disabled Individual, who was eligible to retire pursuant to Section 4.02 and whose effective date of disability occurred before January 2, 1988; or an individual who died prior to January 2, 1988, while an Active Participant who was eligible to retire pursuant to Section 4.01 or 4.02.

     (5) A Contingent Annuitant who, pursuant to Article 7, is receiving a benefit as the survivor of a Retired
          Participant, whose Annuity Starting Date occurred before January 2, 1988.

The amount of any increase in benefits will be a percentage of the benefit that is otherwise payable. The percentage will be determined from the following table:





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November 1, 1995
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        Annuity Starting Date            Increase as
          or Effective Date         Percentage of Benefit
            of Disability             Otherwise Payable

        Before January 2, 1973              20%

        January 2, 1973 through             18%
          January 1, 1979

        January 2, 1979 through             16%
          January 1, 1980

        January 2, 1980 through             14%
          January 1, 1981

        January 2, 1981 through             12%
          January 1, 1982

        January 2, 1982 through             10%
          January 1, 1984

        January 2, 1984 through              8%
          January 1, 1985

        January 2, 1985 through              6%
          January 1, 1986

        January 2, 1986 through              4%
          January 1, 1987

        January 2, 1987 through              2%
          January 1, 1988

The increased amount will be included in the benefit for the month of January, 1991, and thereafter.




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November 1, 1995
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APPENDIX D.   RECOGNITION OF SERVICE WITH FORMER EMPLOYERS


1.   International Business Machines Corporation

     (a)  Recognition of Prior Service

          Each Employee who was an employee of International Business Machines Corporation ("IBM") and who became an Employee pursuant to the Agreement between Eastman Kodak Company and IBM dated April 19, 1988 ("a former IBM employee"), will be credited with Accrued Service, Total Service and Vesting Service as though such person has been an Employee during the entire period of his employment with IBM; provided, however, Accrued Service, Total Service and Vesting Service will be credited as indicated hereinabove only to the extent that pension assets are transferred to this Plan pursuant to the aforesaid Agreement.

     (b)  Protected Benefits

          (1)  General

               Anything to the contrary in the Plan
               notwithstanding, to the extent required under Code section 411(d)(6),

               (A)  The accrued benefits of a "former IBM
                    employee" under the IBM Retirement Plan as of the date that he was transferred to the Employer and became an Employee shall not be decreased,

               (B) Any early retirement benefit or retirement-type subsidy to which such Employee was entitled under the IBM Retirement Plan on the date of such transfer (or would have been entitled had he satisfied the eligibility conditions therefor, but only to the extent he later satisfies such conditions) with respect to benefits attributable to service for IBM prior to such transfer shall not be eliminated or reduced, and

               (C) Any optional forms of benefit with respect to benefits attributable to service for IBM prior to such transfer shall not be eliminated as a result of such transfer or as a result of the transfer of pension assets from the IBM Retirement Plan to the Plan pursuant to the April 19, 1988 Agreement.





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          (2)  Accrued Benefits

               The Accrued Benefit of a "former IBM employee" shall not be less than the normal retirement benefit to which he was entitled under Article 12A of the IBM Retirement Plan (expressed as an annual benefit) as of the date that he was transferred to the Employer and became an Employee.

          (3)  Early Retirement Benefits

               (A)  Benefits on Early Retirement

                    The early retirement benefit as computed under Section 5.02 of the Plan and payable to a "former IBM employee" who satisfies the eligibility conditions for an early retirement benefit under Article 12C of the IBM Retirement Plan shall not be less than the early retirement benefit to which he would have been entitled under such Article 12C as of the date of his transfer (based on his actual date of retirement, and expressed as an annual benefit) if he had satisfied the eligibility conditions therefor on such date.

               (B)  Benefits on Termination

                    A "former IBM employee" who satisfies the eligibility conditions for an early retirement benefit under Article 12C of the IBM Retirement Plan, but is not eligible for early retirement under Section 4.02 of the Plan, shall nevertheless be entitled to receive a benefit equal to the early retirement benefit to which he would have been entitled under Article 12C of the IBM Retirement Plan as of the date of his transfer (based on his actual date of separation, and expressed as an annual benefit) if he had satisfied the eligibility conditions therefor on such date. Such payments shall begin on the first day of the month following the month in which the Employee separates from service and shall end when the Employee first becomes eligible to receive a benefit under Article 4 of the Plan. The amount of such benefit payable at that time shall be the greater of the Employee's benefit computed under Article 5 and the early retirement benefit to which he would have been entitled under Article 12C of the IBM Retirement Plan as of the date of his transfer (based on his actual




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                    date of separation, and expressed as an
                    annual benefit) if he had satisfied the
                    eligibility conditions therefor on such
                    date.

          (4)  Optional Forms of Benefit

               In addition to the forms of benefit provided in
               Article 7 of the Plan, a "former IBM employee" shall be entitled to receive his benefit in any form that was allowable with respect to such benefit under the IBM Retirement Plan as of the date of his transfer, but only to the extent such benefit or payment does not exceed that to which such Employee was entitled on that date (or, in the case of any early retirement benefit, would have been entitled had he satisfied the eligibility conditions therefore on such date).
               A benefit in excess of that accrued under the IBM Retirement Plan shall be payable as provided in
               Article 7 of the Plan.

     (c)  Special Benefit

          (1) In the case of a "former IBM employee" whose employment with the Employer terminates during the period from January 1, 1989 through July 1, 1998, Average Participating Compensation will be the greater of that defined in Section 2.07 of the Plan or that defined in (2) below.

          (2) Average Participating Compensation, for purposes of this special benefit, is the average of the highest three consecutive years of IBM "compensation" (as defined in the IBM Retirement
               Plan) for the years 1979 through 1988.
               Participating Compensation as defined in Section
               2.39 of this Plan will be added to such
               "compensation" to determine Total Participating Compensation for the year 1988.

2. Each Employee who was an active employee of Wilson & Geo. Meyer & Co. ("WGM") on the day before the date he became an Employee, will be credited with Total Service and Vesting Service as though such person had been an Employee during the entire period of his employment with WGM.

3. Each Active Participant who was an employee of Spin Physics, Inc. prior to October 4, 1982, and who subsequently became an Employee, will be credited with Accrued Service, Total Service and Vesting Service as though such person had been an Employee during whatever period or periods of his employment with Spin Physics, Inc. occurred during the period from September 4, 1972 through October 3, 1982.





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4.   Each Employee who was an active employee of Ridge
     Construction Company on the day before the date he became an Employee, will be credited with Accrued Service as though such person had been an Employee during the entire period of his employment with Ridge Construction Company, and all such Accrued Service will be taken into account in calculating the Employee's benefit under Article 5.

5.   Amersham Corporation, Inc.

     (a)  Recognition of Prior Service

          Each Employee who was an employee of Amersham Corporation, Inc. ("Amersham") and who became an Employee pursuant to the Agreement between Eastman Kodak Company and Amersham effective December 1, 1991 ("a former Amersham employee"), will be credited with Accrued Service, Total Service and Vesting Service as though such person has been an Employee during the entire period of his employment with Amersham.

     (b)  Protected Benefits

          (1)  General

               Anything to the contrary in the Plan
               notwithstanding, to the extent required under Code section 411(d)(6),

               (A) The accrued benefits of a "former Amersham employee" under the Amersham Corporation Pension Plan as of the date that he was transferred to the Employer and became an Employee shall not be decreased,

               (B) Any early retirement benefit or retirement-type subsidy to which such Employee was entitled under the Amersham Corporation Pension Plan on the date of such transfer (or would have been entitled had he satisfied the eligibility conditions therefor, but only to the extent he later satisfies such conditions) with respect to benefits attributable to service for Amersham prior to such transfer shall not be eliminated or reduced, and

               (C) Any optional forms of benefit with respect to benefits attributable to service for Amersham prior to such transfer shall not be eliminated as a result of such transfer or as a result of the transfer of pension assets from the Amersham Corporation Pension Plan to the Plan pursuant to the December 1, 1991 Agreement.





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          (2)  Accrued Benefits

               The Accrued Benefit of a "former Amersham employee" shall not be less than the normal retirement benefit to which he was entitled under the Amersham Corporation Pension Plan (expressed as an annual benefit) as of the date that he was transferred to the Employer and became an Employee.

          (3)  Early Retirement Benefits

               (A)  Benefits on Early Retirement

                    The early retirement benefit as computed under Section 5.02 of the Plan and payable to a "former Amersham employee" who satisfies the eligibility conditions for an early retirement benefit under the Amersham Corporation Pension Plan shall not be less than the early retirement benefit to which he would have been entitled under such plan as of the date of his transfer (based on his actual date of retirement, and expressed as an annual benefit) if he had satisfied the eligibility conditions therefor on such date.

               (B)  Benefits on Termination

                    A "former Amersham employee" who satisfies the eligibility conditions for an early retirement benefit under the Amersham Corporation Pension Plan, but is not eligible for early retirement under Section
                    4.02 of the Plan, shall nevertheless be
                    entitled to receive a benefit equal to the early retirement benefit to which he would have been entitled under the Amersham Corporation Pension Plan as of the date of his transfer (based on his actual date of separation, and expressed as an annual benefit) if he had satisfied the eligibility conditions therefor on such date.

          (4)  Optional Forms of Benefit

               In addition to the forms of benefit provided in
               Article 7 of the Plan, a "former Amersham employee" shall be entitled to receive his benefit in any form that was allowable with respect to such benefit under the Amersham Corporation Pension Plan as of the date of his transfer, but only to the extent such benefit or payment does not exceed that to which such Employee was entitled on that date (or, in the case of




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               any early retirement benefit, would have been
               entitled had he satisfied the eligibility conditions therefore on such date). A benefit in excess of that accrued under the Amersham
               Corporation Pension Plan shall be payable as provided in Article 7 of the Plan.





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November 1, 1995
Appendix I


APPENDIX I

TABLE OF CONTENTS


I.      INTRODUCTION . . . . . . . . . . . . . . . . . . .     1

II.     DEFINITIONS. . . . . . . . . . . . . . . . . . . .     2

III.    ELIGIBILITY AND PARTICIPATION. . . . . . . . . . .    21

IV.     RETIREMENT BENEFITS. . . . . . . . . . . . . . . .    25

V.      SURVIVOR'S BENEFIT . . . . . . . . . . . . . . . .    40

VI.     BENEFITS AT TERMINATION OF EMPLOYMENT. . . . . . .    44

VII.    FORMS OF RETIREMENT BENEFIT PAYMENTS . . . . . . .    48

VIII.   CONTRIBUTIONS OF PARTICIPATING EMPLOYERS
        AND FUNDING  . . . . . . . . . . . . . . . . . . .    57

IX.     ADMINISTRATION . . . . . . . . . . . . . . . . . .    58

X.      CLAIMS PROCEDURE . . . . . . . . . . . . . . . . .    59

XI.     AMENDMENT AND TERMINATION  . . . . . . . . . . . .    60

XII.    LIMITATION REQUIRED BY REGULATION
        SECTION 1.401-4(c) . . . . . . . . . . . . . . . .    61

XIII.   OTHER PROVISIONS . . . . . . . . . . . . . . . . .    62

XIV.    TOP-HEAVY STATUS . . . . . . . . . . . . . . . . .    63


ADDENDUM A TO APPENDIX I . . . . . . . . . . . . . . . . .    64

ADDENDUM B TO APPENDIX I . . . . . . . . . . . . . . . . .    65




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BENEFITS FOR SALARIED EMPLOYEES OF STERLING WINTHROP INC.
AND CERTAIN SUBSIDIARIES THEREOF


I.   INTRODUCTION

(1.01) Sole Source of Benefits. This Appendix I describes the benefits under the Plan of Salaried Employees (as defined in Section (2.35) of Appendix I) and their Beneficiaries (as defined in Section (2.08) of Appendix
        I). Except insofar as they are specifically entitled to benefits under other parts of the Plan, Salaried Employees and their Beneficiaries shall have no rights to benefits under the Plan except to the extent provided in this Appendix I.

(1.02) Relationship to the Sterling Drug Inc. Retirement Plan for Salaried Employees. Effective January 1, 1989, the Sterling Drug Inc. Retirement Plan for Salaried Employees was merged into the Plan in a transaction intended to satisfy the requirements of Section 414(l) of the Internal Revenue Code. This Appendix I represents a continuation of the provisions of the Sterling Drug Inc. Retirement Plan for Salaried Employees as part of the Plan.






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II.   DEFINITIONS

The terms used in this Appendix I shall have the same meaning as stated in Article 2 of the Plan, except as otherwise provided in this Appendix I.

(2.01) Accrued Benefit. "Accrued Benefit" shall mean the amount of a Participant's Normal Retirement Benefit determined in accordance with the provisions of Subsection (4.01)(B) of Appendix I, utilizing such Participant's Final Earnings and Credited Service as of the date of such determination.

(2.02) Accrued Benefit Derived From Employee Contributions. "Accrued Benefit Derived From Employee Contributions" shall mean a Participant's Accumulated Contributions, if any, determined as of a specified date, multiplied by the Appropriate Conversion Factor.

(2.03) Accrued Benefit Derived From Employer Contributions. "Accrued Benefit Derived From Employer Contributions" shall mean the excess, if any, of a Participant's Accrued Benefit, determined as of a specified date, over his Accrued Benefit Derived From Employee Contributions, if any, determined as of such specified date.

(2.04) Accumulated Contributions. "Accumulated Contributions" shall mean, with respect to any Participant, the sum of:

        A.   his Participant's Contributions, if any; plus

        B. with respect to the period prior to January 1, 1976, the Credited Interest on his Participant's
             Contributions; plus

        C. with respect to the period after December 31, 1975, interest on the sum determined under Subsections (2.04)(A) and (2.04)(B) of Appendix I, compounded annually, to the Participant's Normal Retirement Date computed with respect to each Plan Year beginning on or after January 1, 1976 and prior to January 1, 1988 at the rate of five percent (5%) and with respect to each Plan Year beginning on or after January 1, 1988 at the rate of one hundred twenty percent (120%) of the Federal mid-term rate in effect under Section 1274(d) of the Internal Revenue Code for the first month of each such Plan Year.

(2.05) Actuarial Equivalent. "Actuarial Equivalent" shall mean a benefit of equal present value to the benefit that otherwise would be provided to a Participant, with present value being determined as of the Annuity
        Starting Date or other applicable date and being




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        computed by discounting all future payments for
        interest at the rate of six percent (6%) and for mortality on the basis of the UP-1984 Mortality Tables. Solely for purposes of determining, under Subsection (4.04)(D) of Appendix I, the Actuarial Equivalent of a benefit that begins after age 65, a five percent (5%) interest factor shall be used in lieu of a six percent (6%) interest factor.

(2.06) Appendix I. "Appendix I" shall mean the terms and provisions of this Appendix I, as the same may be amended from time to time. Said terms and provisions shall constitute a continuation, as part of the Plan, of the provisions of the Sterling Drug Inc. Retirement Plan for Salaried Employees.

(2.07)  Appropriate Conversion Factor.  "Appropriate Conversion
        Factor" shall mean 10 percent or such other percentage as may hereafter be prescribed by regulation by the Secretary of the Treasury.

(2.08) Beneficiary. "Beneficiary" shall mean a person designated as such in accordance with Subsections
        (7.04)(A) and (7.04)(B) of Appendix I.

(2.09) Break in Service. "Break in Service" shall mean a period commencing on a Participant's Severance From Group Date and ending on the date immediately preceding such Participant's Reemployment Commencement Date.

(2.10) Contingent Annuitant. "Contingent Annuitant" shall mean a Participant's surviving spouse or other person designated by a Participant to receive lifetime monthly retirement benefits after the Participant's death, as specified in Part VII of Appendix I.

(2.11)  Contract AC 392.  "Contract AC 392" shall mean Group
        Annuity Contract No. AC 392 issued by The Equitable
        Life Assurance Society of the United States to the
        Corporation.

(2.12)  Contract GR 462.  "Contract GR 462" shall mean Group
        Annuity Contract No. GR 462 issued by Connecticut
        General Life Insurance Company to the Corporation.

(2.13)  Corporation.  "Corporation" shall mean Sterling
        Winthrop Inc.

(2.14) Credited Interest. "Credited Interest" shall mean, with respect to any Participant, the interest that is credited to his Participant's Contributions, if any, computed at the following rates and in accordance with the following rules:





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November 1, 1995
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        A.   With respect to the period prior to March 1, 1967,
             interest shall be computed at the rates set forth in the Old Plan or the Old Salaried Plan as in effect from time to time, and the sum of all Participant's Contributions made by a Participant as of February 28, 1967 plus all interest accumulated thereon as of February 28, 1967 shall be the amount with respect to which interest commences to be credited as of March 1, 1967.

        B. With respect to the period from March 1, 1967 through December 31, 1978, interest shall be computed at the rate of four percent (4%) compounded annually as of the end of each Plan
             Year.

        C. With respect to the period from January 1, 1979 through December 31, 1987, interest shall be computed at the rate of five percent (5%) compounded annually as of the end of each Plan Year.

        D. With respect to the period after December 31, 1987, interest shall be computed for each Plan Year at the rate of one hundred twenty percent (120%) of the Federal mid-term rate in effect under Section 1274(d) of the Internal Revenue Code for the first month of each Plan Year and shall be compounded annually as of the end of each such Plan Year.

        E. Interest shall begin to be credited to the Participant's Contributions that a Participant makes during a particular Plan Year as of the first day of the next succeeding Plan Year. Interest shall cease to be credited to the Participant's Contributions of a Participant as of his Annuity Starting Date or, if none, as of the first day of the month in which the return of his Participant's Contributions becomes payable pursuant to Subsection (7.03)(A) of Appendix I or, if a Survivor's Benefit is payable pursuant to
             Part V of Appendix I, as of the date on which the Survivor's Benefit commences to be paid.

(2.15) Credited Service. "Credited Service" shall mean the aggregate number of years and days of a Participant's participation in the Sterling Salaried Program determined as follows:

        A. A Participant who was participating in the Old Salaried Plan on December 31, 1975 shall retain the Credited Service which he had accumulated under the terms of the Old Plan and the Old Salaried Plan as then in effect and in addition thereto, but subject to the provisions of Subsections (2.15)(C) through




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             (2.15)(H) of Appendix I, shall have included in
             his Credited Service his period of participation in the Sterling Salaried Program on and after January 1, 1976 and ending with his Annuity Starting Date or Severance From Employer Date, whichever is earlier.

        B. Subject to the provisions of Subsections (2.15)(C) through (2.15)(H) of Appendix I, in the case of a Salaried Employee who becomes a Participant in the Sterling Salaried Program on or after January 1, 1976, such Participant's Credited Service shall be the aggregate number of years and days during the period commencing on his date of initial participation in the Sterling Salaried Program and ending on his Annuity Starting Date or Severance From Employer Date, whichever is earlier.

        C. A Participant's Credited Service shall include the following periods:

             (1) If the Participant is credited with Past Service Annuity, the Participant's period of service with an Employer (or with a predecessor or acquired company) after his 35th birthday and prior to the date on which his initial participation in the Sterling Salaried Program occurred.

             (2) The Participant's period of active service as an Employee of the Sterling Control Group in a foreign country (any locality other than the fifty states of the United States of America or Puerto Rico) that is not otherwise taken into account as Credited Service (because the Participant was not a Salaried Employee as the term Salaried Employee was defined under the Sterling Salaried Program at the time the service was rendered) and that occurs (A) after the first day of the month coincident with or next succeeding the date upon which he satisfied the requirements of Subsection (3.01)(C) of Appendix I(or any predecessor section) that would, were he a Salaried Employee as the term Salaried Employee was defined under the Sterling Salaried Program throughout the time the service was rendered, have applied to him, and (B) before his Severance From Group Date, provided that:

                  (a) Any period of time while the Participant was not an Employee of the Sterling
                       Control Group shall be excluded from
                       such period of active service;





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                  (b)  If the Participant was not covered by
                       the Sterling Drug Inc. Foreign Service
                       Pension Plan during such period of
                       active service and did not, immediately
                       upon becoming eligible therefor, join,
                       and thereafter maintain his status as a
                       member in any and all pension plans
                       which relate to his employment in the
                       foreign country with the employing
                       member of the Sterling Control Group,
                       then any period of time while such
                       status was not maintained shall be
                       excluded from such period of active
                       service;

                  (c)  Any pension from a pension plan
                       described in Subsection (2.15)(C)(2)(b)
                       of Appendix I in which he participated
                       (other than the Sterling Drug Inc.
                       Foreign Service Pension Plan) is
                       included in his Other Pensions as
                       defined in Section (2.29) of Appendix I;
                       and

                  (d)  Upon any transfer from service in a
                       foreign country (foreign payroll) to
                       service in one of the fifty states of
                       the United States of America or Puerto
                       Rico (United States payroll), he
                       promptly joined or re-joined the Hourly
                       Plan, the Sterling Salaried Program or a defined benefit plan which is maintained by one or more members of the Sterling Control Group for Puerto Rican-based Employees and which qualifies under
                       Section 401(a) of the Internal Revenue
                       Code, whichever plan applies, and, to
                       the extent required by the applicable
                       plan, begins or resumes contributing
                       thereunder.

             (3) Any period of absence to a maximum of one year in length caused by (A) lay-off, (B) leave of absence, (C) vacation, (D) holiday,
                  (E) sickness, or (F) disability.

             (4) Any period of required military service in the Armed Forces of the United States, whether or not it exceeds one year in duration.

             (5) To the extent not included in Subsection (2.15)(C)(8) of Appendix I, any period of absence, whether or not it exceeds one year in duration, caused by occupational injury or disease suffered by the Participant and arising out of and in the course of employment with the Sterling Control Group.





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             (6)  Any period of absence, whether or not it
                  exceeds one year in duration, to the extent that it falls within a period of time when the Sterling Salaried Program requires Participants to make Participant's Contributions and to the extent that the Participant duly continues to make Participant's Contributions during the period of absence.

             (7) If the Participant, prior to the most recent date he becomes eligible to participate in the Sterling Salaried Program, participated in any other defined benefit plan which is maintained by any member of the Sterling Control Group and which qualifies under
                  Section 401(a) of the Internal Revenue Code, any period of "Credited Service", as that term is specifically defined in such other defined benefit plan, which he earned as a member of such other defined benefit plan (not including any period treated as "Credited Service" solely as a result of a provision in such other defined benefit plan similar to this Subsection (2.15)(C)(7) of Appendix I).

             (8) With respect to years and days on or after July 1, 1981, any period of absence, whether or not it exceeds one year in duration, which is caused by the Permanent and Total Disability of the Participant, whenever such disability may have been suffered.

        D. No Credited Service shall be given for the following periods:

             (1) any provision of Subsection (2.15)(C) of Appendix I to the contrary notwithstanding, any period during which an Employee was eligible to participate in the Sterling Salaried Program but elected not to do so.

             (2) except as otherwise provided in Subsections (2.15)(C)(2), (2.15)(C)(4), (2.15)(C)(5) and
                  (2.15)(C)(6) of Appendix I, the portion of any period of absence after the Severance From Employer Date.

        E. In the event of any overlapping or concurrency in time of any of the periods referred to in Subsections (2.15)(A), (2.15)(B) and (2.15)(C) of
             Appendix I above, only single credit shall be given for the time during which such overlapping or concurrency prevailed, and duplicate credit shall not be given for any period of overlapping or concurrent time.





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        F.   For periods prior to January 1, 1989 during which
             the Sterling Salaried Program required
             Participant's Contributions to be made to it, if a Participant who was in active service as an Employee of the Sterling Control Group in a foreign country (any locality other than the fifty states of the United States of America or Puerto
             Rico) was paid in whole or in part in United
             States dollars, the Participant was required to make Participant's Contributions to the Sterling Salaried Program and, to the extent he did so, he was not required to join any pension plan which related to his employment in the foreign country with the employing member of the Sterling Control Group in order to satisfy the provisions of Subsection (2.15)(C)(2) of Appendix I.

        G. Any Participant who is not a Vested Participant, who has both a Severance From Employer Date and a Break in Service and who again becomes eligible to participate in the Sterling Salaried Program in accordance with the provisions of Part III of Appendix I shall forfeit the Credited Service which he had accrued prior to his Severance From Employer Date if, pursuant to Subsection (2.45)(C) of Appendix I, he forfeits his accrued Vesting Service because of such Break in Service. Subject to Subsections (6.01)(D), (6.01)(E) and (6.01)(F)
             of Appendix I, any other Participant who has a Severance From Employer Date and who again becomes eligible to participate in the Sterling Salaried Program in accordance with the provisions of Part III of Appendix I shall have the Credited Service which he had accrued prior to his Severance From Employer Date restored in determining his rights and benefits under the Sterling Salaried Program.

        H. Any other provisions of this Appendix I to the contrary notwithstanding, no Participant may accumulate years of Credited Service in excess of such Participant's Credited Service Denominator determined in accordance with Section (2.16) of Appendix I.

(2.16)  Credited Service Denominator.  "Credited Service
        Denominator" shall mean, with respect to any Participant in the Sterling Salaried Program, a period of time measured in years and days, determined as follows:

        A. With respect to a Participant whose participation in the Sterling Salaried Program commenced on or before December 31, 1975, 30 years.





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        B.   Subject to the provisions of Subsections (2.16)(C)
             and (2.16)(D) of Appendix I, the Credited Service Denominator of a Participant whose participation in the Sterling Salaried Program commences on or after January 1, 1976 shall be equal to the sum of: (i) the period measured in years and days from the commencement of his participation in the Sterling Salaried Program until the date upon which he would, should he survive, attain the age of 65 years (or, if the provisions of Subsection (2.26)(B) of Appendix I apply, attain his Normal Retirement Date), plus (ii) the period measured in years and days with respect to which the Participant receives Credited Service in accordance with Subsection (2.15)(C)(2) of
             Appendix I (solely to the extent that such period relates to active service in a foreign country prior to the date he initially commences participation in the Sterling Salaried Program) and/or Subsection (2.15)(C)(7) of Appendix I.

        C. In the event that a Participant who has a Severance From Employer Date again becomes eligible to participate in the Sterling Salaried Program in accordance with the provisions of Part III of Appendix I and retains his prior Credited Service in accordance with Subsection (2.15)(G) of Appendix I, his Credited Service Denominator shall be equal to the figure obtained by subtracting from the Credited Service Denominator applicable to such Participant as of his original participation in the Sterling Salaried Program the number of years and days from such Participant's Severance From Employer Date to the date upon which he again becomes a Participant in the Sterling Salaried Program, provided, however, that such years and days shall not be subtracted to the extent that they are counted as Credited Service in accordance with Subsection (2.15)(C) of Appendix I. In the event that a Participant who has a Severance From Group Date again becomes eligible to participate in the Sterling Salaried Program in accordance with the provisions of Part III of Appendix I but forfeits his prior Credited Service in accordance with Subsection (2.15)(G) of Appendix I, his Credited Service Denominator shall be determined in accordance with Subsection (2.16)(B) of Appendix I without regard to his original participation in the Sterling Salaried Program but solely with regard to the commencement of his participation in the Sterling Salaried Program after his Reemployment Commencement Date.

        D. Any other provision of this Section (2.16) of Appendix I to the contrary notwithstanding, a Participant's Credited Service Denominator shall in no event be less than 30 years.





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(2.17)  Deposit Administration Fund.  "Deposit Administration
        Fund" shall mean the Deposit Administration Fund established under Contract GR 462 pursuant to the terms therein, and/or any other contract of any other insurance company as may be approved, from time to time, by KRIPCO.

(2.18) Employee. "Employee" shall mean any individual who is employed by a member of the Kodak Control Group and who is not under the direct control and supervision of an agent, contractor or other vendor of services to a member of the Kodak Control Group; provided, however, that demonstrators (individuals who primarily demonstrate, promote or sell cosmetic products directly to retail customers in retail stores) and part-time merchandisers (individuals who primarily ensure that products of various types are properly displayed and are in adequate supply in retail stores) shall not be deemed Employees for purposes of the Sterling Salaried Program.

(2.19)  Employer.  "Employer" shall include the following:

        A. For periods through September 30, 1994, but not after that date, Sterling Winthrop Inc. and any entity which is a member of the Sterling Control Group and whose board of directors or other governing body has adopted the Sterling Salaried Program with the approval of the Benefit Plans Committee, but shall not include any entity after it has ceased to be a member of the Sterling Control Group.

        B. Effective October 1, 1994, L & F Products Inc., but not after the closing date of the sale of assets of L & F Products Inc. on or about December
             30, 1994.

        C.   Effective October 1, 1994, the UPT Facilities
             Group of Eastman Kodak Company.

        D.   Effective October 1, 1994, the Nano Systems
             Division of Eastman Kodak Company.

(2.20)  Employment Commencement Date.  "Employment Commencement
        Date" shall mean the date on which the Employee first performed an Hour of Service with a member of the Kodak
        Control Group.

(2.21) Final Earnings. "Final Earnings" shall mean the Participant's highest average annual Regular Earnings earned in any three consecutive years of service within the ten-year period immediately preceding his Severance From Group Date, his Severance From Employer Date (but only if he incurs a Severance From Employer Date as a




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        result of ceasing to be a Salaried Employee and if he
        thereafter remains an Employee with the Sterling Control Group) or his Annuity Starting Date, whichever is earliest. If the Participant does not have at least three consecutive years of service within the ten-year period immediately preceding the applicable date, "Final Earnings" shall mean the Participant's average annual Regular Earnings earned during whatever number of consecutive years of service he completes within the ten-year period. A Participant's consecutive years of service shall be determined for purposes of this Section (2.21) of Appendix I without regard to any Break in Service (other than a Break in Service that results in a forfeiture of his accrued Vesting Service pursuant to Subsection (2.45)(C) of Appendix I) that the Participant may incur during the ten-year period immediately preceding the applicable date. Whenever a determination of a Participant's Accrued Benefit, Accrued Benefit Derived From Employee Contributions, or Accrued Benefit Derived From Employer Contributions is to be made as of the Participant's Severance From Employer Date, the determination of Final Earnings shall be made for this purpose as of the date specified in this Section (2.21) of Appendix I, even if such date is later than the Participant's Severance From Employer Date.

(2.22) Hour of Service. "Hour of Service" shall mean an hour for which an Employee is paid, or entitled to payment, for the performance of duties for any member of the Kodak Control Group.

(2.23) Hourly Plan. "Hourly Plan" shall mean the terms and provisions of the Retirement Plan for Hourly Employees of Sterling Drug Inc., the Retirement Plan for Hourly Employees of Sterling Drug Inc. (ICWU), and, as of January 1, 1983, the Retirement Income Plan for Hourly Employees of the Lehn & Fink Division of Sterling Drug Inc., as those terms and provisions may be amended from time to time.

(2.24) Kodak Control Group. "Kodak Control Group" shall mean Eastman Kodak Company and those affiliates which are members of its controlled group of corporations within the meaning of Section 414(b), or members of a controlled group of trades or businesses with Eastman Kodak Company under Section 414(c), of the Internal Revenue Code. For all purposes of this Appendix I, the Sterling Control Group shall, prior to the date Eastman Kodak Company acquired the Corporation, be deemed to constitute part of the Kodak Control Group.

(2.25) Lump Sum Present Value. "Lump Sum Present Value" shall mean the actuarially equivalent value of a Participant's retirement benefits payable at his Normal
        Retirement Date in the normal form set forth




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        in Section (7.01) of Appendix I or the actuarially
        equivalent value of his surviving spouse's or dependent parent's Survivor's Benefit payable as a life annuity at his Normal Retirement Date (or, in the case of a dependent parent, the first day of the month next following the Participant's death), such actuarial equivalence to be determined by assuming that the benefits will be paid in the form of a single lump sum distribution on the date as of which the determination of Lump Sum Present Value is being made and by discounting all future payments: (i) for interest at the rate adopted by the Pension Benefit Guaranty Corporation to value immediate annuities for plans terminating as of the first day of the Plan Year in which falls the date as of which the determination of Lump Sum Present Value is being made, and (ii) for mortality on the basis of the UP-1984 Mortality Table.

(2.26) Normal Retirement Date. "Normal Retirement Date" as to each Participant shall mean:

        A. Other than in the case of a Salaried Employee described in Subsection (2.26)(B) of Appendix I, the first day of the month coincident with or next following his 65th birthday;

        B. If a Salaried Employee becomes a Participant on a date that falls after the 60th anniversary of his birth and does not benefit from Subsection (2.15)(C)(7) of Appendix I (or does so benefit but first entered a defined benefit plan maintained by a member of the Sterling Control Group and specified in Subsection (2.15)(C)(7) of Appendix I after the 60th anniversary of his birth), the first day of the month that is four years and six months after the date he becomes a Participant.

(2.27) Old Plan. "Old Plan" shall mean the Retirement Pension Plan as published by the Corporation from time to time prior to March 1, 1962, as it applied to Salaried Employees and as it was administered under Contract AC 392 and Contract GR 462 prior to March 1, 1962.

(2.28) Old Salaried Plan. "Old Salaried Plan" shall mean the Retirement Plan for Salaried Employees of Sterling Drug Inc. as published by the Corporation from time to time on or after March 1, 1962 and prior to January 1, 1976, as it applied, as a continuation on a revised basis of the Old Plan, to Salaried Employees during such period.





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(2.29)  Other Pensions.  "Other Pensions" shall mean the yearly amount of any pensions which a Participant is eligible or may become eligible to receive under a defined benefit plan which relates to his employment with any member of the Sterling Control Group (or with a predecessor or acquired company) to the extent that such employment is taken into account as Credited Service pursuant to Section (2.15) of Appendix I, exclusive of the retirement benefits payable to him under the Sterling Salaried Program and under the Sterling Drug Inc. Foreign Service Pension Plan; provided, however, that such pensions shall constitute Other Pensions only to the extent that they are attributable to service completed prior to the most recent date the Participant becomes eligible to participate in the Sterling Salaried Program. A Participant's yearly amount of pensions shall be determined by KRIPCO as of his Annuity Starting Date as the actual amount which he is or will become entitled to receive under the applicable pension plan or plans, payable in the normal form without regard to any payment options thereunder, but not in excess of the amount which he would have been entitled to receive at his Normal Retirement Date; provided, however, that if the amount of pension is payable from a plan which does not qualify under Section 401(a) of the Internal
        Revenue Code, the amount of the pension shall be determined by KRIPCO as of such time as he becomes a Participant and, if the amount is payable in a currency other than United States dollars, shall be converted into United States dollars as of such time as he becomes a Participant at the exchange rate then used by the Corporation for translating compensatory amounts payable in such currency into United States dollars for Federal personal income tax reporting purposes.

(2.30)  Participant.  "Participant" shall mean any Salaried
        Employee who is or becomes covered under the Sterling
        Salaried Program in accordance with the provisions of
        Part III of Appendix I.

(2.31)  Participant's Contributions.  "Participant's
        Contributions" shall mean, with respect to any Participant, the contributions, if any, required to be made to the Sterling Salaried Program by the Participant and deducted from his Regular Earnings in accordance with Section (3.03) of Appendix I.

(2.32) Past Service Annuity. "Past Service Annuity" shall mean the yearly amount of retirement benefits, if any, which is to be paid to a Participant, who entered the Sterling Salaried Program as of the register date (December 1, 1941) or such other date as the Corporation may have authorized from time to time, on account of service from age 35 or date of hire, whichever was later, to the




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        date on which his initial participation in the Sterling
        Salaried Program occurred. Past Service Annuity shall not include any Special Past Service Annuity.

(2.33)  Reemployment Commencement Date.  "Reemployment
        Commencement Date" shall mean the first date, following a Severance From Group Date, on which an Employee performs an Hour of Service.

(2.34) Regular Earnings. "Regular Earnings" shall mean base pay earned by a Participant for his service with the Kodak Control Group, as well as all overtime pay, all bonuses paid on a non-deferred basis in the calendar year in which awarded, whether paid in the form of cash or stock of the Corporation or Eastman Kodak Company (other than the granting or exercising of options to purchase stock of the Corporation or Eastman Kodak Company), and, solely in the case of salesmen, all commissions (including any portion of any such amounts hereinbefore specified which is contributed pursuant to a salary reduction agreement to a profit-sharing plan which is maintained by the Kodak Control Group and which qualifies under Sections 401(a) and 401(k) of the Internal Revenue Code); provided that any other type of additional compensation, such as shift differentials and the value of prizes and other contest awards, shall not be included in Regular Earnings; and further provided that any amounts (unless hereinbefore specifically included) that are not currently payable to the Participant shall not be included in Regular Earnings; and further provided that in the case of any bonus that is includible in Regular Earnings and that is paid in the form of stock of the Corporation or Eastman Kodak Company, the value of that stock on the date the bonus is awarded to the Participant shall be the amount taken into account in determining Regular Earnings; and further provided that if a Participant's pay is discontinued or reduced during any period of temporary absence approved by a member of the Kodak Control Group (such as from sickness, accident, military service or leave of absence), he shall be deemed, for the purpose of computing Regular Earnings, to have earned base pay during the initial twelve months of such period at the same rate at which he was earning base pay for his latest regular pay period ended prior to the commencement of such absence. If a Participant receives some or all of his base pay, or some or all of any of his additional compensation which is included in Regular Earnings pursuant to this Section (2.34) of Appendix I, in a currency other than United States dollars, then the foreign currency shall be translated into United States dollars for purposes of the Sterling Salaried Program as of the time that such base pay or additional compensation is paid to




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        the Participant at the exchange rate then used by the
        Corporation for translating compensatory amounts payable in such currency into United States dollars for Federal personal income tax reporting purposes.

(2.35) Salaried Employee. "Salaried Employee" shall mean an Employee who (A) is paid a stated salary at periodic intervals or who is otherwise classified by an Employer, in accordance with uniform and consistently applied personnel guidelines, as a salaried-paid employee, and (B) for periods prior to January 1, 1989, is in the employment and on the United States payroll (within the meaning of that term as used in Subsection (2.15)(C)(2)(d) of Appendix I) of an Employer or, for periods beginning on or after January 1, 1989, (1) is a United States citizen or a United States resident alien (as that term is defined pursuant to Section 7701(b) of the Internal Revenue Code), and (2) is employed by an Employer and is not covered by a defined benefit plan which is maintained by one or more members of the Sterling Control Group for Puerto Rican-based Employees and which qualifies under Section 401(a) of the Internal Revenue Code.

(2.36)  Severance from Employer Date.  "Severance from Employer
        Date" shall mean the earlier of:

        A. The date on which a Salaried Employee quits, retires from or is discharged by an Employer, dies, or ceases to be a Salaried Employee who is or could be eligible to participate in the Sterling Salaried Program but remains an Employee; or

        B. The first anniversary of the first date of a period in which a Salaried Employee remains absent from service (with or without pay) with an Employer for a reason other than quit, retirement, discharge or death (such as vacation, holiday, sickness, disability, leave of absence or lay-off) or, if later than such first anniversary, the date of which Credited Service ceases to be granted pursuant to Subsections (2.15)(C)(4), (2.15)(C)(5) and (2.15)(C)(6) of Appendix I.

(2.37) Severance From Group Date. "Severance From Group Date" shall mean the earlier of:

        A. The date on which an Employee quits, retires from or is discharged by the Kodak Control Group, or dies; or

        B. The first anniversary of the first date of a period in which an Employee remains absent from service (with or without pay) with the Kodak Control Group for a reason other than quit,




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             retirement, discharge or death (such as vacation,
             holiday, sickness, disability, leave of absence or lay-off) or, if applicable, either (i) the second anniversary of the first date of a period which begins on or after January 1, 1985 and in which an Employee remains absent from service (with or without pay) with the Kodak Control Group solely by reason of pregnancy, the birth of a child, the placement of a child in connection with the adoption of that child, or the caring of a child during the period immediately following the child's birth or placement for adoption (provided that the period between the first and second anniversaries of such date shall be excluded from the calculation of Vesting Service pursuant to Section (2.45) of Appendix I and from the calculation of employment pursuant to Section (3.01) of Appendix I), or (ii) if later than such first or second anniversary, the date as of which Credited Service ceases to be granted pursuant to Subsections (2.15)(C)(4), (2.15)(C)(5) and
             (2.15)(C)(6) of Appendix I.

(2.38) Social Security Benefit. "Social Security Benefit" shall mean the portion of the yearly Primary Insurance Amount which a Participant is eligible or may become eligible to receive under the provisions of the Federal Social Security Act (as it is in effect on his Severance From Employer Date) which is attributable to service for the Employer and which is determined by KRIPCO in accordance with uniformly applied and nondiscriminatory rules adopted by it and in accordance with the following assumptions:

        A. A Participant's eligibility to receive a Primary Insurance Amount shall be determined on the basis of his coverage under the Federal Social Security Act and not on the basis of his actual entitlement to be paid benefits thereunder, so that a Participant may be considered eligible to receive a Primary Insurance Amount even though he fails to make proper and timely application for Social Security benefits and even though he never actually receives, by reason of death or otherwise, payment of any Social Security benefits.

        B. With respect to a Participant's period of employment with the Employer, KRIPCO may utilize an estimated earnings history (computed by means of projecting backward a salary scale that reflects year-to-year changes in average wages as determined by the Social Security Administration) in determining the Participant's Primary Insurance Amount; provided, however, that any Participant who has Credited Service on or after




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             January 1, 1984 may, within a reasonable period of
             time after the date of his Severance From Employer Date or the date KRIPCO notifies him of the retirement benefits to which he is entitled under the Sterling Salaried Program, provide KRIPCO with the actual earnings history for his period of employment with the Employer, in which event
             KRIPCO shall utilize those actual earnings in determining the Participant's Primary Insurance Amount;

        C. If a Participant dies prior to his Normal Retirement Date while currently employed by the Employer, or if a Participant takes early retirement in accordance with the provisions of Subsection (4.02)(B) of Appendix I and chooses an Annuity Starting Date which falls before his Normal Retirement Date, KRIPCO shall determine his Primary Insurance Amount on the assumption that the Participant is not or will not be gainfully employed on or after his Severance From Employer Date and that payment of his Social Security benefits will commence on the later of: (i) the 62nd anniversary of his date of birth, or (ii) his Annuity Starting Date (if he takes early retirement) or date of death:

        D. If a Participant has a Severance From Employer Date prior to attaining age 55, or if a Participant has a Severance From Employer Date on or after attaining age 55 but before his Normal Retirement Date and either he does not qualify for early retirement pursuant to the provisions of Subsection (4.02)(B) of Appendix I or he elects early retirement but does not choose an Annuity Starting Date which falls before his Normal Retirement Date, KRIPCO shall determine his Primary Insurance Amount on the assumption that the Participant will continue to be employed by the Employer until his Normal Retirement Date at his rate of Regular Earnings as in effect on his Severance From Employer Date.

        If a Participant has service in a foreign country and receives Credited Service therefor in accordance with Subsection (2.15)(C)(2) of Appendix I, and if the Participant elects to provide KRIPCO with his actual earnings history in accordance with Subsection (2.38)(B) of Appendix I, then his Social Security Benefit shall equal the sum of his yearly Primary Insurance Amount, determined in accordance with the foregoing provisions of this Section (2.38) of Appendix I, plus the yearly amount, if any, of any foreign public or governmental pension benefit which is the foreign equivalent of the Primary Insurance Amount under the Federal Social Security Act and




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November 1, 1995
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        which the Participant is eligible or may become
        eligible to receive, such yearly amount to be determined as of the date the Participant transfers out of service in the particular foreign country on the basis of the provisions of the applicable foreign law as in effect on that date and by converting the foreign currency in which such yearly amount is payable into United States dollars at the exchange rate then used by the Corporation for translating compensatory amounts payable in such currency into United States dollars for Federal personal income tax reporting purposes.

(2.39) Special Past Service. "Special Past Service" shall mean:

        A. In the case of a Salaried Employee who elected to participate in the Old Plan or the Old Salaried Plan on or before September 2, 1967, the aggregate number of full years, with any balance of months (computed to the nearest month with any fractional part of a month of 15 days or less being disregarded) included as a fraction of a year, in a Salaried Employee's periods of regular, full-time service with an Employer (or with a predecessor or acquired company) for which earnings were received after the Salaried Employee's 35th birthday or the day which is six months after his latest date of employment as a regular full-time Salaried Employee, whichever is later, and prior to the date he became a contributing Participant under the Old Plan or the Old Salaried Plan, excluding any such periods which have been included as Credited Service; provided, however, that except to the extent provided in Subsection (2.39)(B) of Appendix I, any Salaried Employee who was eligible prior to March 1, 1957, to participate in the Old Plan but did not elect to participate in the Old Plan or the Old Salaried Plan prior to September 3, 1967, shall not be entitled to any Special Past Service.

        B. In the case of a Salaried Employee who elected to participate in the Old Salaried Plan after September 2, 1967 and prior to September 3, 1975, the aggregate number of full years with any balance of months (computed to the nearest month with any fractional part of a month of 15 days or less being disregarded) included as a fraction of a year, in a Salaried Employee's periods of regular, full-time service with an Employer (or with a predecessor or acquired company) for which earnings were received after (i) September 2, 1967, or (ii) the Salaried Employee's 35th birthday, or (iii) the date which is six months after his latest date of employment as a




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             regular, full-time Salaried Employee, whichever is
             latest, and prior to the date he became a contributing Participant under the Old Salaried Plan, excluding any such periods which have been included as Credited Service; provided, however, that any Salaried Employee who was eligible, prior to March 1, 1957, to participate in the Old Plan but did not elect to participate in the Old Plan or the Old Salaried Plan prior to September 3, 1975, shall not be entitled to any Special Past Service.

        C. With respect to a Participant whose employment with an Employer terminated prior to January 1, 1976, Special Past Service as determined in accordance with the terms of the Old Plan or the Old Salaried Plan as in effect at the date of such termination.

(2.40) Special Past Service Annuity. "Special Past Service Annuity" shall mean the yearly amount of retirement benefits, if any, which is to be paid to a Participant who was eligible to participate in the Old Plan prior to March 1, 1957, and elected before or after that date, but not later than September 2, 1975, to participate in the Old Plan or the Old Salaried Plan and which is calculated, with respect to Participants retiring on or after January 1, 1976, on the basis of a fixed percentage of such Participant's Final Earnings multiplied by the Participant's years of Special Past Service. With respect to Participants who retire prior to January 1, 1976, any Special Past Service Annuity shall be calculated in accordance with the provisions of the Old Salaried Plan as then in effect.

(2.41) Sterling Control Group. "Sterling Control Group" shall mean Sterling Winthrop Inc. and those affiliates which are members of its controlled group of corporations within the meaning of Section 414(b), or members of a controlled group of trades or businesses with Sterling Winthrop Inc. under Section 414(c), of the Internal Revenue Code. Sterling Control Group shall not, however, include Eastman Kodak Company or any member of the Kodak Control Group (other than Sterling Winthrop Inc. and its affiliates in which Sterling Winthrop Inc. possesses a direct or indirect ownership interest) which, on or after the date Eastman Kodak Company acquired the Corporation are members of a controlled group of corporations with Sterling Winthrop Inc. within the meaning of Section 414(b), or members of a controlled group of trades or businesses with Sterling Winthrop Inc. under Section 414(c), of the Internal Revenue Code.

(2.42)  Sterling Drug Inc. Retirement Plan for Salaried
        Employees.  The "Sterling Drug Inc. Retirement Plan for
        Salaried Employees" shall mean the Sterling Drug Inc.
        Retirement Plan for Salaried Employees




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        as published by the Corporation from time to time after
        December 31, 1975 and prior to January 1, 1989, as it applied, as a continuation on a revised basis of the Old Salaried Plan, to Salaried Employees during such period.

(2.43) Sterling Salaried Program. "Sterling Salaried Program" shall mean this Appendix I, the Sterling Drug Inc. Retirement Plan for Salaried Employees, the Old Salaried Plan, and the Old Plan considered as a single continuing program for the provision of retirement benefits for Salaried Employees, which program was, prior to January 1, 1989, a separate pension plan but is, on and after January 1, 1989 as a result of a merger intended to satisfy the requirements of Section 414(l) of the Internal Revenue Code, part of the Plan.

(2.44) Vested Participant. "Vested Participant" shall mean, with respect to a Participant who has a Severance From Group Date at any time on or after January 1, 1988, any Participant who has (i) completed at least five years of Vesting Service, (ii) attained his 65th birthday while actively participating in the Sterling Salaried Program (if the Participant's Normal Retirement Date is the date specified in Subsection (2.26)(A) of Appendix
        I) or attained his Normal Retirement Date while actively participating in the Sterling Salaried Program (if the Participant's Normal Retirement Date is the date specified in Subsection (2.26)(B) of Appendix I), or (iii) been actively participating in the Sterling Salaried Program on such date as the Plan may be terminated or, if the Participant is directly affected, partially terminated; provided, however, that a Participant described in Clause (iii) of this Section (2.44) of Appendix I shall be deemed a Vested Participant solely to the extent that such Participant's Accrued Benefit has been funded as of the date of any such termination of the Plan. With respect to a Participant who has a Severance From Group Date prior to January 1, 1988, the determination of whether a Participant is a Vested Participant shall be made in accordance with the terms of the Old Plan, the Old Salaried Plan, or the Sterling Drug Inc. Retirement Plan for Salaried Employees as in effect at the time of such termination.

(2.45) Vesting Service. "Vesting Service" shall mean the aggregate number of years and days of a Participant's employment with members of the Kodak Control Group, which shall be considered in the determination of such Participant's status as a Vested Participant, calculated as follows:





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        A.   A Participant's Vesting Service shall be the
             period (measured in years and days) from his Employment Commencement Date to his Severance From Group Date; provided, however, that the following periods shall be excluded from the calculation of Vesting Service:

             (1)  Any period during which an Employee was
                  eligible to participate in the Sterling
                  Salaried Program, or in any other defined benefit plan maintained by a member of the Kodak Control Group, but elected not to do so;

             (2)  The period commencing on a Participant's
                  Employment Commencement Date and ending on the day prior to his 18th birthday; and

             (3)  Any period of Break in Service.

        B. Any provision of Subsection (2.45)(A) of Appendix I to the contrary notwithstanding, in the event that an Employee who has a Severance From Group Date by reason of a quit, discharge or retirement has a Reemployment Commencement Date within twelve months of such Severance From Group Date, then the period commencing on such Employee's Severance From Group Date to his Reemployment Commencement Date shall be included in such Employee's Vesting Service; provided, however, that if such Employee had absented himself from service for a reason other than quit, discharge or retirement prior to such Severance From Group Date, then his Reemployment Commencement Date must occur within twelve months of the date on which he was first absent from service in order for the period commencing on his Severance From Group Date and ending on the day prior to his Reemployment Commencement Date to be included in computing such Employee's Vesting Service.

        C. Any Employee who is not a Vested Participant and who has a Break in Service of at least twelve months shall forfeit the period of Vesting Service which he had accrued prior to his Severance From Group Date if the period of his Break in Service, as of any date prior to January 1, 1985, equals or exceeds the period of Vesting Service which he had accrued prior to his Severance From Group Date or, as of any date on or after January 1, 1985, equals or exceeds the greater of five years or the period of Vesting Service which he had accrued prior to his Severance From Group Date (with Vesting Service to be determined for purposes of this Subsection




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November 1, 1995
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             (2.45)(C) of Appendix I by disregarding any period
             of Vesting Service which the Participant has previously forfeited by reason of any prior Break in Service).

        D. Each other Employee who has a Break in Service shall have the period of Vesting Service which he had accrued prior to his Severance From Group Date restored in determining his rights and benefits under the Sterling Salaried Program.

        E. Any other provision of the Sterling Salaried Program to the contrary notwithstanding, for purposes of calculating a Participant's Vesting Service, a transfer from an Employer to another member of the Kodak Control Group or any foreign subsidiaries of members of the Kodak Control Group, or a later transfer among members of such Kodak Control Group or foreign subsidiaries thereof to an Employer, shall not be considered a Break in Service.






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November 1, 1995
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III.   ELIGIBILITY AND PARTICIPATION

(3.01)  Eligibility to Participate

        A. Each Salaried Employee who was participating in the Sterling Salaried Program as of December 31, 1984 will continue to be covered under the Sterling Salaried Program subject to the further provisions thereof.

        B. Each Salaried Employee who, as of January 1, 1985, meets the conditions of Subsection (3.01)(C) of Appendix I will be eligible to participate in the Sterling Salaried Program on January 1, 1985.

        C. Except as otherwise provided in Subsections (3.01)(D) and (3.01)(F) of Appendix I, each other Salaried Employee will be eligible to participate in the Sterling Salaried Program as of the first day of the month coincident with or next succeeding the date upon which he has either:

             (1) Attained his 30th birthday and completed any period, commencing on or after his Employment Commencement Date, of not less than six months of employment with a member of the Kodak Control Group, or

             (2) Attained his 21st birthday, but not his 30th birthday, and completed any period, commencing on or after his Employment
                  Commencement Date, of not less than twelve months of employment with a member of the Kodak Control Group.

        D. A Salaried Employee who has an Employment Commencement Date (or Reemployment Commencement Date in the case of a Salaried Employee who must satisfy the conditions of Subsection (3.01)(F) of Appendix I before again becoming eligible to participate in the Sterling Salaried Program) on or after January 1, 1988 shall be eligible to participate in the Sterling Salaried Program in accordance with the provisions of Subsection (3.01)(C) of Appendix I even if he has attained age 60 or any later age as of his Employment Commencement Date (or Reemployment Commencement
             Date); provided, however, that a Salaried Employee who has an Employment Commencement Date (or Reemployment Commencement Date in the case of a Salaried Employee who must satisfy the conditions of Subsection (3.01)(F) of Appendix I before again becoming eligible to participate in the Sterling Salaried Program) prior to




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             January 1, 1988 shall not be eligible to
             participate in the Sterling Salaried Program if he had attained his 60th birthday or any later age as of his Employment Commencement Date (or Reemployment Commencement Date) unless he completes at least one Hour of Service on or after January 1, 1988, in which event he shall be eligible to participate in the Sterling Salaried Program as of January 1, 1988 or, if later, the first day of the month coincident with or next succeeding the date upon which he satisfies the conditions for eligibility specified in Subsection (3.01)(C) of Appendix I.

        E. Any provision of Subsection (3.01)(C) of Appendix I to the contrary notwithstanding, in the event that a Salaried Employee who has a Severance From Group Date by reason of a quit, discharge or retirement has a Reemployment Commencement Date within twelve months of such Severance From Group Date, then the period commencing on such Salaried Employee's Severance From Group Date and ending on his Reemployment Commencement Date shall be included in computing such Salaried Employee's eligibility to participate in the Sterling Salaried Program; provided, however, that if such Salaried Employee was absent from service for a reason other than quit, discharge or retirement prior to such Severance From Group Date, then his Reemployment Commencement Date must occur within twelve months of the date on which he was first absent from service in order for the period commencing on his Severance From Group Date and ending on the day prior to his Reemployment Commencement Date to be included in computing such Salaried Employee's eligibility to participate in the Sterling Salaried Program.

        F. If a Participant who is not a Vested Participant has a Break in Service of at least twelve months and if the period of his Break in Service, as of any date prior to January 1, 1985, equals or exceeds the period of his employment with members of the Kodak Control Group accrued prior to his Severance From Group Date or, as of any date on or after January 1, 1985, equals or exceeds the greater of five years or the period of his employment with members of the Kodak Control Group accrued prior to his Severance From Group Date, he shall not again be eligible to participate in the Sterling Salaried Program until the later of the date he again becomes a Salaried Employee or completes such period, commencing on his Reemployment Commencement Date, as he would have been required to complete as a condition of participation pursuant to Subsection (3.01)(C) of Appendix I had his Reemployment Commencement Date been his Employment Commencement Date.





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        G.   Any other Participant who has a Severance From
             Employer Date shall be eligible to participate in the Sterling Salaried Program on the date he again becomes a Salaried Employee.

        H. Prior to January 1, 1983, any Salaried Employee who was employed by the Lehn & Fink Division of the Corporation or a subsidiary operated as a part of that Division ("Lehn & Fink") was ineligible to participate in the Sterling Salaried Program unless he was expressly declared eligible to participate by the committee charged with administering the Sterling Salaried Program at that time. As of January 1, 1983, any Salaried Employee employed by L & F Products Division of the Corporation was eligible to participate in the Sterling Salaried Program in accordance with Addendum B.

(3.02)  Participation by Eligible Employees

        A. Each Salaried Employee who was employed prior to March 1, 1957 and who became eligible to participate in the Sterling Salaried Program prior to January 1, 1976, in accordance with the provisions of the Old Plan or the Old Salaried Plan then in effect, could elect to join the Sterling Salaried Program when he first became eligible or on the first day of any subsequent month.

        B. Each Salaried Employee who was employed on or after March 1, 1957 and prior to January 1, 1976 and who became eligible to participate in the Sterling Salaried Program prior to January 1, 1976, in accordance with the provisions of the Old Plan or the Old Salaried Plan then in effect, was required to join the Sterling Salaried Program when he first became eligible.

        C. Each Salaried Employee who became eligible to participate in the Sterling Salaried Program on or after January 1, 1976 and prior to January 1, 1986, in accordance with the provisions of the Sterling Drug Inc. Retirement Plan for Salaried Employees then in effect, was required to join the Sterling Salaried Program when he first became eligible to participate therein; provided, however, that if he became eligible prior to his 35th birthday, he was free to elect to defer joining the Sterling Salaried Program until his 35th birthday in accordance with the terms and provisions of the Sterling Drug Inc. Retirement Plan for Salaried Employees as from time to time in effect; and further provided, however, that if he was not yet participating in the Sterling Salaried Program as of December 31, 1985, he was required to join the Sterling Salaried Program on January 1, 1986.





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        D.   Each Salaried Employee who becomes eligible to
             participate in the Sterling Salaried Program on or after January 1, 1986, in accordance with the provisions of the Sterling Drug Inc. Retirement Plan for Salaried Employees or this Appendix I as then in effect, is required to join the Sterling Salaried Program when he first becomes eligible to participate therein.

        E. Each Salaried Employee shall, at the time he is first employed by an Employer, complete an acceptance card pursuant to which he acknowledges his obligation, upon becoming eligible to participate in the Sterling Salaried Program, to join the Sterling Salaried Program in accordance with the terms and provisions thereof as from time to time in effect.

        F. Each Salaried Employee who was participating in the Sterling Salaried Program as of December 31, 1975 or who joins the Sterling Salaried Program at any time on or after January 1, 1976 must continue to participate in the Sterling Salaried Program so long as he remains a Salaried Employee.

(3.03)  Participant's Contributions

        A. Prior to the first payroll period that began in the 1986 Plan Year, each Participant was required to make contributions to the Sterling Salaried Program, by means of payroll deductions from his Regular Earnings, in accordance with the terms and provisions of the Old Plan, the Old Salaried Plan, or the Sterling Drug Inc. Retirement Plan for Salaried Employees, as from time to time in effect.

        B. At no time on or after the first day of the first payroll period that began in the 1986 Plan Year shall a Participant be required to make any contributions to the Sterling Salaried Program.

        C. Any other provision of the Sterling Salaried Program to the contrary notwithstanding, a Participant who made contributions to the Sterling Salaried Program pursuant to Subsection (3.03)(A) of Appendix I shall at all times be 100 percent vested in his Participant's Contributions.





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November 1, 1995
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IV.   RETIREMENT BENEFITS

(4.01)  Benefits at Normal Retirement Date

        A. The retirement benefits payable to any Participant who retired from the active service of an Employer on or before January 1, 1989 were determined in accordance with the terms of the Sterling Salaried Program as then in effect.

        B. Subject to the provisions of Subsections (4.01)(D), (6.01)(C) and (6.01)(D) of Appendix I,
             each Participant who retires from the active service of an Employer at his Normal Retirement Date and after January 1, 1989 will be eligible for a yearly Normal Retirement Benefit, commencing on his Normal Retirement Date, equal to an amount determined under (1) or (2) below, whichever is greater:

             (1) An amount equal to the sum of (i) the excess of (aa) 52 percent of the Participant's Final Earnings over (bb) one-half (1/2) his Social Security Benefit, such excess to be multiplied by the ratio that his years of Credited Service bear to his Credited Service Denominator and thereafter to be reduced by subtracting therefrom the total amount of his Other Pensions, if any, plus (ii) with respect to each Participant who was eligible to participate in the Old Plan prior to March 1, 1957 and elected before or after that date, but not later than September 2, 1975, to participate in the Old Plan or the Old Salaried Plan, a Special Past Service Annuity in an amount equal to one-half percent (1/2%) of the Participant's Final Earnings multiplied by his years of Special Past Service.

             (2)  An amount determined by multiplying

                  (a)  the Participant's years of Credited
                       Service, less the total amount of his
                       Other Pensions, if any.  Solely for
                       purposes of this Subsection (4.01)(B)(2) of Appendix I a Participant shall receive one-half (1/2) year of Credited Service for each year, with any balance of months (computed to the nearest month with any fractional part of a month of 15 days or less being disregarded) included as a fraction of a year, in




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                       a Salaried Employee's period of full-
                       time service with an Employer (or with a predecessor or acquired company) for which earnings were received after the earlier of (x) or (y), where (x) is the date upon which the Salaried Employee had attained his 25th birthday, but not his 30th birthday, and completed a period, commencing on his Employment Commencement Date (assuming for purposes of this Subsection (4.01)(B)(2) of Appendix I that his Employment Commencement Date was the first date upon which he performed an Hour of Service for an Employer), of not less than twelve months of employment with an Employer, and (y) is the date upon which the Salaried Employee had attained his 30th birthday, but not his 65th birthday, and completed a period, commencing on his Employment
                       Commencement Date (as defined in (x)
                       above), of not less than six months of
                       employment with an Employer, and prior
                       to the date he became a Participant
                       under the Sterling Salaried Program, by

                  (b)  an amount determined from whichever of
                       the following tables applies:

                       (i)  for each Salaried Employee who, on
                            or after February 1, 1992, performs
                            an Hour of Service for a member of
                            the Kodak Control Group other than
                            the L & F Products Division of the
                            Corporation or a subsidiary
                            operated as a part of that
                            Division, the table is:

                  If Final Earnings Are                 Amount

                  Under $19,760         $288   ($24.00 per month)
                  $19,761 to $21,632    $300   ($25.00 per month)
                  $21,633 and over      $312   ($26.00 per month)


             (ii) for each Salaried Employee who is not described in
                  (i), the table is:

                  If Final Earnings Are                 Amount

                  Under $17,680         $252   ($21.00 per month)
                  $17,680 to $19,551    $264   ($22.00 per month)
                  $19,552 and over      $274   ($23.00 per month)





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November 1, 1995
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        C.   Any other provision of the Sterling Salaried
             Program to the contrary notwithstanding, in the case of a Vested Participant who has attained the age of 55, such Participant's Normal Retirement Benefit shall not be less than the highest Normal Retirement Benefit which would have been payable to such Participant in accordance with the provisions of Subsection (4.02)(B) of Appendix I if he had elected early retirement at any time when he was eligible therefor and deferred his Annuity Starting Date until his Normal Retirement Date.

        D.   A Participant's Normal Retirement Benefit and
             Accrued Benefit shall be determined in accordance with the following provisions:

             (1) In addition to other applicable limitations which may be set forth in the Sterling Salaried Program and notwithstanding any other provision of the Sterling Salaried Program to the contrary, a Participant's annual Regular Earnings shall not exceed $150,000, adjusted for changes in the cost of living as provided in Section 401(a)(17) of the Internal Revenue Code to the limit effective January 1 of the Plan Year in which the annual period begins, for the purpose of calculating the Participant's Normal Retirement Benefit or Accrued Benefit (including the right to any optional benefit provided under the Sterling Salaried Program) for any Plan Year beginning on or after January 1, 1994.

             (2) If a Participant's annual Regular Earnings for any twelve-month period beginning before January 1, 1994, is reduced by (1) above, the Participant's benefit will equal the greater of the following benefits:

                  (a)  The sum of the amounts determined in
                       Step 2 and Step 3 of (3) below; or

                  (b)  The amount determined in Step 4 of (3)
                       below.

             (3) For each affected Participant, the following amounts shall be determined:

                  Step 1: The Participant's December 31, 1993 Accrued Benefit. The Participant's December 31, 1993 Accrued Benefit is the greater of the following amounts:





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November 1, 1995
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                       (1)  The Participant's Accrued Benefit
                            as of April 4, 1989 without regard
                            to the provisions of this
                            Subsection (4.01)(D) of Appendix I;
                            provided, however, that the Accrued
                            Benefit of any Participant who is a
                            "highly compensated employee"
                            within the meaning of Section
                            414(q) of the Internal Revenue Code
                            will be reduced to the extent that
                            any portion of that Accrued Benefit
                            accrued between January 1, 1989 and
                            April 4, 1989 with respect to
                            annual Regular Earnings in excess
                            of $200,000.

                       (2)  The Participant's Accrued Benefit
                            as of December 31, 1993, calculated
                            as if he had terminated employment
                            as of that date by taking into
                            account all Credited Service as of
                            December 31, 1993 and limiting
                            annual Regular Earnings for all
                            twelve-month periods to $235,840.

                  Step 2: The Participant's December 31, 1993 Accrued Benefit Adjusted for
                            Increases in the limitation under
                            Code section 401(a)(17).  Multiply
                            the amount determined in Step 1 by
                            the following ratio: the
                            Participant's current Final
                            Earnings (limiting annual Regular
                            Earnings for any twelve-month
                            period to the Code section
                            401(a)(17) limit in effect on the
                            first day of the Plan Year in which
                            the twelve-month period begins)
                            divided by the Participant's Final
                            Earnings as of December 31, 1993
                            (limiting Regular Earnings for any
                            twelve-month period beginning after
                            December 31, 1988, and before
                            January 1, 1994, to $235,840).

                  Step 3:   The Participant's post-1993
                            Accruals.  The Participant's
                            Accrued Benefit for periods after
                            1993 calculated by taking into
                            account Credited Service for
                            periods after 1993 and limiting
                            annual Regular Earnings for any
                            twelve-month period beginning after
                            December 31, 1993, to the Code
                            section 401(a)(17) limit in effect
                            on the first day of the Plan Year
                            in which the twelve-month period
                            begins.





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November 1, 1995
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                  Step 4:   The Participant's Accrued Benefit
                            in Accordance with Subsections
                            (4.01)(B) and (4.01)(C) of Appendix
                            I.  The Participant's Accrued
                            Benefit calculated by taking into
                            account all Credited Service and
                            limiting annual Regular Earnings
                            for all twelve-month periods to the
                            Code section 401(a)(17) limit in
                            effect on the first day of the Plan
                            Year in which the twelve-month
                            period begins.

(4.02)  Early Retirement Benefits

        A. In the case of any Participant who retired from the active service of an Employer prior to January 1, 1989, or any Participant who had a Severance From Group Date prior to January 1, 1989, at a time when he was a Vested Participant under the terms of the Old Plan, the Old Salaried Plan, or the Sterling Drug Inc. Retirement Plan for Salaried Employees as then in effect, and who does not again participate in the Sterling Salaried Program, the eligibility of any such Participant for early retirement benefits, and the amount of early retirement benefits payable to any such Participant, were determined in accordance with the terms of the Old Plan, the Old Salaried Plan or the Sterling Drug Inc. Retirement Plan for Salaried Employees as then in effect.

        B.   On or after January 1, 1989, any Vested
             Participant may elect to retire from active service at any time on or after attaining his 55th birthday but before his Normal Retirement Date.
             If a Vested Participant elects early retirement, he shall be entitled to a yearly Normal Retirement Benefit computed in accordance with Section (4.01) of Appendix I which shall commence on his Normal Retirement Date or on any date prior thereto which is the first day of a month, which is elected by the Vested Participant within the immediately preceding 90-day period, and which is not more than ten years prior to his Normal Retirement Date. Any Vested Participant who, on or after January 1, 1989 and prior to attaining his 55th birthday, has a Severance From Group Date may elect to have the Accrued Benefit to which he is entitled in accordance with Part VI of Appendix I commence as of the first day of any month which is elected by the Vested Participant within the immediately preceding 90-day period and which is not more than ten years prior to his Normal Retirement Date. If a Vested Participant elects an Annuity Starting Date prior to his 62nd birthday in accordance with this Subsection (4.02)(B) of




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November 1, 1995
Appendix I
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             Appendix I, the Participant's yearly Normal
             Retirement Benefit shall be reduced by 3 percent for each year, and proportionately for each month, by which his Annuity Starting Date precedes the first day of the month coincident with or next following his 62nd birthday.

             (1) If the Participant has a Severance From Group Date prior to attaining his 62nd birthday, and if the Annuity Starting Date elected by the Participant is on or after his 62nd birthday, and if the Participant does not perform an Hour of Service on or after January 1, 1992 for a member of the Kodak Control Group other than the L & F Products Division of the Corporation or a subsidiary operated as a part of that Division, the Participant's yearly Normal Retirement Benefit shall be reduced by 2 percent for each year, and proportionately for each month, by which his Annuity Starting Date precedes his Normal Retirement Date;

             (2) If the Annuity Starting Date elected by the Participant is prior to his 62nd birthday, the Participant's yearly Normal Retirement Benefit shall be reduced by 3 percent for each year, and proportionately for each month, by which his Annuity Starting Date precedes either his Normal Retirement Date or, if the Participant performs an Hour of Service on or after January 1, 1992 for a member of the Kodak Control Group other than the L & F Products Division of the Corporation or a subsidiary operated as a part of that Division, the first day of the month coincident with or next following his 62nd birthday.

(4.03)  Benefits at Late Retirement Date

        A. A Participant may defer his retirement from the active service of an Employer until any date after his Normal Retirement Date that the Participant, upon written notice to the Employer, elects; provided, however, that the Employer may, to the extent permitted by any applicable state or Federal age discrimination law, require a Participant to retire as of his Normal Retirement Date or any date before or after his Normal Retirement Date.

        B. If a Participant deferred his retirement until after his Normal Retirement Date in accordance with Subsection (4.03)(A) of Appendix I and retired from the active service of an




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November 1, 1995
Appendix I
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             Employer prior to January 1, 1987, the retirement
             benefits payable to him were determined in accordance with the terms of the Sterling Drug Inc. Retirement Plan for Salaried Employees, the Old Salaried Plan or the Old Plan as then in effect.

        C. If a Participant defers his retirement until after his Normal Retirement Date in accordance with Subsection (4.03)(A) of Appendix I and retires from the active service of an Employer on or after January 1, 1987, he shall be entitled to the greater of:

             (1) A yearly Normal Retirement Benefit computed as of his Severance From Employer Date in accordance with the terms and provisions of Subsection (4.01)(B) of Appendix I in effect on such date, with payment commencing on the first day of the month coincident with or next following his Severance From Employer Date; or

             (2) A yearly Normal Retirement Benefit computed as of his Normal Retirement Date in accordance with the terms and provisions of Subsection (4.01)(B) of Appendix I in effect on such date, with payment commencing on the first day of the month coincident with or next following his Severance From Employer Date; provided, however, that the portion of such Normal Retirement Benefit that is equal to the Participant's Accrued Benefit Derived From Employee Contributions, if any (computed without regard to the Participant's contributions, if any, utilized to purchase annuities under Contract AC 392 on or before May 14, 1962) shall be increased so as to be of equivalent actuarial value to a benefit immediately payable at the Participant's Normal Retirement Date, such actuarial adjustment to be made on the basis of the UP-1984 Mortality Table without age setbacks and with interest at five percent (5%) as specified in Section 3.05 of Revenue Ruling 76-47 (or on the basis of such other general actuarial factors as may be specified in the comparable section of any governmental ruling or regulation which supersedes Revenue Ruling 76-47); and further provided that the portion of such Normal Retirement Benefit, if any, that is represented by annuities purchased for the Participant under Contract AC 392 on or before May 14, 1962 shall be increased so as to include any increments that may result from deferred payment of such annuities.





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November 1, 1995
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        D.   Notwithstanding any other provision of this
             Section (4.03) of Appendix I, if a Participant is a key employee within the meaning of Section 416(i)(1)(A)(iii) of the Internal Revenue Code with respect to the Plan Year in which he attains 70-1/2 years of age before January 1, 1988, or if the Participant attains age 70-1/2 on or after January 1, 1988, and if the Participant does not retire at any time during that Plan Year in accordance with Subsection (4.03)(A) of Appendix I, then even though he continues to be employed, the Participant shall be deemed to have retired as of the close of that Plan Year in accordance with Subsection (4.03)(A) of Appendix I and shall commence to receive his Normal Retirement Benefit, computed in accordance with Subsection (4.03)(C) of Appendix I on the assumption that the date on which he is deemed to have retired is the date that he actually retires and in a form determined pursuant to Part VII of Appendix I, on the first day of the immediately succeeding Plan Year (so that in no event whatsoever will payment of such a Participant's Normal Retirement Benefit, as so computed, commence to be made to him later than April 1 of the Plan Year immediately succeeding the Plan Year in which he attains age 70-1/2, and so that no Survivor's Benefit will be payable pursuant to Part V of Appendix I in the event of the Participant's death), subject to the following conditions:

             (1) If the Participant remains employed after he begins to receive his Normal Retirement Benefit pursuant to this Subsection (4.03)(D) of Appendix I, then once the Participant actually retires from the active service of an Employer, his Normal Retirement Benefit shall be recalculated as of his Severance From Employer Date in accordance with Subsection (4.03)(C) of Appendix I, and the larger of (i) the Normal Retirement Benefit as so recalculated, or (ii) the Normal Retirement Benefit previously being paid to him pursuant to this Subsection (4.03)(D) of Appendix I, shall be adjusted pursuant to Subsection (4.03)(D)(2) of Appendix I and shall commence, in the same form pursuant to
                  Part VII of Appendix I as benefits were paid prior to his Severance From Employer Date, on the first day of the month coincident with or next following his Severance From Employer Date; and

             (2) in accordance with whatever regulations, if any, which may be promulgated under Section 411(b)(1)(H) of the Internal Revenue Code, the Participant's Normal Retirement Benefit determined in accordance with




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November 1, 1995
Appendix I
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                  Subsection (4.03)(D)(1) of Appendix I shall
                  be adjusted by offsetting from it the
                  actuarial equivalent of the benefits that were paid to the Participant from the Sterling Salaried Program prior to his Severance From Employer Date (using the general actuarial factors specified in
                  Section 3.05 of Revenue Ruling 76-47, or any governmental ruling or publication superseding that ruling).

(4.04)  Primary Limitation on Benefits

        A. In no event shall a Participant's annual benefit exceed, at any time during a Plan Year, the lesser of:

             (1) $90,000 as adjusted as of January 1 of the 1986 calendar year and each calendar year thereafter (with respect to the Plan Year coinciding with each such calendar year) for increases in the cost of living by the Secretary of the Treasury or his delegate; or

             (2)  100% of the Participant's average total
                  earnings from the Kodak Control Group for his three most highly-compensated consecutive calendar years (or, if the Participant has been employed for less than three consecutive calendar years, his average total earnings for the actual number of consecutive calendar years of his employment).

                  For the purposes of this Section (4.04) and Section (4.05) of Appendix I, a Participant's "annual benefit" shall mean that portion of the yearly retirement benefit which the Participant is entitled to receive under the Sterling Salaried Program, payable either as a straight life annuity in accordance with Subsection (7.01)(A) of Appendix I or, if the Participant is married and his spouse is designated Contingent Annuitant, as a qualified joint and survivor annuity in accordance with Subsection (7.01)(B) of Appendix I or Subsection (7.02)(A)(1) of Appendix I, which is attributable solely to employer contributions (such portion of his yearly retirement benefit to be determined in a manner similar to the manner for determining his Accrued Benefit Derived From Employer Contributions). If the Participant's yearly retirement benefit is payable in a form other than one of the forms specified in the preceding sentence, it shall be adjusted for purposes of this Subsection (4.04)(A) of Appendix I to be the




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Kodak Retirement Income Plan
November 1, 1995
Appendix I
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                  Actuarial Equivalent of a straight life
                  annuity beginning at the same age. If a Participant has, in addition to participation in the Sterling Salaried Program, participated in one or more other defined benefit plans maintained by the Kodak Control Group (including participation under the remainder of the Plan) which qualify under
                  Section 401 of the Internal Revenue Code
                  (without regard to whether such a plan has been terminated), his "annual benefit" shall be computed by taking into account his yearly retirement benefits from all such other plans.

                  For the purposes of this Section (4.04) and Section (4.05) of Appendix I, a Participant's "total earnings" shall mean all compensatory amounts paid or made available to the Participant by the Kodak Control Group for personal services rendered by the Participant, excluding therefrom: (i) any compensatory amounts which are payable for the benefit of the Participant rather than directly to him and which are excluded from the Participant's gross income for Federal income tax purposes, including any amounts contributed to the Sterling Salaried Program or any other retirement plan; (ii) any compensatory amounts which are realized for Federal income tax purposes upon the exercise of a non-statutory stock option granted by the Corporation or Eastman Kodak Company or upon the disposition of stock acquired under a qualified or incentive stock option granted by the Corporation or Eastman Kodak Company; and (iii) any compensatory amounts which are realized for Federal income tax purposes upon the release from escrow of restricted stock awarded by the Corporation or Eastman Kodak Company.

                  For the purposes of this Section (4.04) and Section (4.05) of Appendix I, the definition of the term "Kodak Control Group" in Section (2.24) of Appendix I shall be modified by applying Section 415(h) of the Internal Revenue Code in conjunction with Section 414(b) of the Internal Revenue Code.

        B. If at any time the limitation specified in Subsection (4.04)(A) of Appendix I would otherwise be exceeded, then the Participant's rate of benefit accrual under the Sterling Salaried
             Program shall automatically be reduced to the extent necessary to insure that the limitation is not in fact exceeded.





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November 1, 1995
Appendix I
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        C.   If a Participant has less than 10 years of Vesting
             Service at the time he begins to receive his retirement benefits under the Sterling Salaried Program, then the monetary limitations specified in Subsections (4.04)(A)(1) and (2) of Appendix I shall, as applied to such Participant, be reduced by multiplying such limitations by a fraction, the numerator of which is the Participant's period of Vesting Service and the denominator of which is 10.

        D. Any provision of Subsection (4.04)(A) of Appendix I to the contrary notwithstanding, if a Participant's annual benefit commences to be paid before he attains age 62, it shall not exceed the Actuarial Equivalent of a yearly retirement benefit in the amount of the monetary limitation specified in Subsection (4.04)(A)(1) of Appendix I commencing at age 62 (if such limitation is lower than the limitation specified in Subsection (4.04)(A)(2) of Appendix I). In no event, however, shall such Actuarial Equivalent be less than $75,000. Any provision of Subsection (4.04)(A) of Appendix I to the contrary notwithstanding, if a Participant's annual benefit commences to be paid after he attains age 65, it shall not exceed the Actuarial Equivalent of a yearly retirement benefit in the amount of the monetary limitation specified in Subsection (4.04)(A)(1) of Appendix I commencing at age 65 (if such limitation is lower than the limitation specified in Subsection (4.04)(A)(2) of Appendix
             I).

        E.   With respect to any Participant who was
             participating under the Sterling Drug Inc.
             Retirement Plan for Salaried Employees on December 31, 1982, no provision of this Section (4.04) of Appendix I shall at any time or in any manner operate to reduce the Participant's Accrued Benefit as of December 31, 1982, determined in accordance with the provisions of the Sterling Drug Inc. Retirement Plan for Salaried Employees in effect on July 1, 1982, to an amount less than what it was on December 31, 1982. If a Participant's Accrued Benefit as of December 31, 1982 is sufficient in amount to benefit from the protection of this Subsection (4.04)(E) of Appendix I, then that Accrued Benefit shall be the multiplier of 1.25 in determining the denominator of the defined benefit plan fraction under Subsection (4.05)(A) of Appendix I rather than the amount specified in Subsection (4.04)(A)(1) of Appendix I, but only for so long as that Accrued Benefit exceeds such amount.





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November 1, 1995
Appendix I
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(4.05)  Secondary Limitation on Benefits

        A. In the case of a Participant who is also a participant in a defined contribution plan maintained by the Kodak Control Group which qualifies under Section 401 of the Internal Revenue Code, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any calendar year, determined as of the close of the calendar year, shall not exceed
             1. In the event the sum of such fractions would otherwise exceed 1, the Participant's rate of benefit accrual under the Sterling Salaried Program shall automatically be reduced to the extent necessary to ensure that the sum of such fractions does not in fact exceed 1.

             For the purposes of this Subsection (4.05)(A) of Appendix I, the "defined benefit plan fraction" for any calendar year means a fraction, the numerator of which is the projected annual benefit of the Participant, such projected annual benefit to be determined as of the close of the calendar year and to be computed on the assumption that the Participant will continue in employment with the Kodak Control Group until age 65 and that all other relevant factors used to compute benefits, including compensation, will remain constant, and the denominator of which is the lesser of (i) the product of 1.25 multiplied by the limitation specified in Subsection (4.04)(A)(1) of Appendix I applicable to the calendar year, or (ii) the product of 1.4 multiplied by the limitation specified in Subsection (4.04)(A)(2) of Appendix I determined as of the close of the calendar year.

             For the purposes of this Subsection (4.05)(A) of Appendix I, the "defined contribution plan fraction" for any calendar year means a fraction, the numerator of which is the sum, determined as of the close of the calendar year, of the aggregate annual additions under the defined contribution plan for all calendar years, and the denominator of which is the sum of the maximum allowable amounts for the calendar year and for all prior calendar years of the Participant's employment with the Kodak Control Group (whether or not the defined contribution plan was in existence during all of those years). The "annual addition" for any calendar year is the sum of the following contributions made under the defined contribution plan on the Participant's behalf: (i) employer contributions (including forfeitures in lieu thereof), (ii) employee contributions made pursuant to a salary reduction agreement, (iii) for calendar years before 1987, the lesser of




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Kodak Retirement Income Plan
November 1, 1995
Appendix I
Page 39 of 73


             one-half of the employee contributions made pursuant to payroll deductions or that portion of the employee contributions made pursuant to payroll deductions which is in excess of six percent (6%) of his total earnings for the calendar year, and (iv) for calendar years after 1986, employee contributions made pursuant to payroll deductions. The "maximum allowable amount" for any calendar year is the lesser of (i) the product of 1.25 multiplied by the dollar limitation applicable to that year under Section 415(c)(1)(A) of the Internal Revenue Code, or (ii) the product of 1.4 multiplied by twenty-five percent (25%) of the Participant's total earnings for that year. If the Participant has participated in more than one defined contribution plan maintained by the Kodak Control Group (without regard to whether such a plan has been terminated), the numerator shall include the sum of all annual additions for all calendar years under all such defined contribution plans.

(4.06)  Suspension of Benefits Upon Reemployment

        A. In the event that an individual who is receiving, or who is eligible to receive, retirement benefits or benefits at termination of employment under the Sterling Salaried Program accumulates 40 or more Hours of Service during any calendar month after his Severance From Group Date, the payment of benefits to such individual will, subject to the provisions of Subsections (4.06)(B) through (4.06)(E) of Appendix I, be suspended during that month, each succeeding month in which he accumulates 40 or more Hours of Service, and until such date as payments are to resume in accordance with the provisions of Subsection (4.06)(C) of Appendix I.

        B. The portion of an individual's benefits which will be suspended pursuant to Subsection (4.06)(A) of Appendix I shall be determined as follows:

             (1) In the case of benefits being paid in the form of a straight life annuity or a qualified joint and survivor annuity, that portion of the monthly benefits which is derived from employer contributions will be permanently withheld.

             (2) In the case of benefits being paid in any other form, the portion of the monthly benefits which will be permanently withheld shall equal the lesser of: (i) the portion derived from employer contributions of the amount of monthly benefits which would be payable if the




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Kodak Retirement Income Plan
November 1, 1995
Appendix I
Page 40 of 73


                  individual had been receiving his benefits in the form of a straight life annuity commencing at his actual Annuity Starting
                  Date or (ii) the portion derived from
                  employer contributions of the actual amount paid or scheduled to be paid to such individual for such month.

        C. In the event that payment of an individual's benefits has been suspended pursuant to Subsection (4.06)(A) of Appendix I, payment of such benefits shall resume on the first day of the second calendar month following a calendar month in which the individual does not accumulate 40 or more Hours of Service; provided that the individual has filed with KRIPCO a written request for resumption of benefits stating that he has ceased to accumulate Hours of Service. The first payment upon such resumption shall include the payment for such month as well as the payments for any intervening months since the individual's cessation of employment, less any permissible reduction pursuant to Subsection (4.06)(D) of Appendix I.

        D. Each payment made upon or after the resumption of payments pursuant to Subsection (4.06)(C) of Appendix I will be reduced by an amount equal to no more than 25% of such payment until such time as the aggregate amount of such reductions is equal to the aggregate amount of any payments made to the individual after he had accumulated 40 Hours of Service in a calendar month but prior to the date on which payments were actually suspended.

        E. No payments shall be withheld unless KRIPCO shall have notified the individual, in writing by hand or certified mail, during the first calendar month in which payments are withheld that his benefits are being suspended. Such notice shall (i) state the reason that benefits are being suspended, (ii) describe in general terms the provisions of the Sterling Salaried Program applicable to such suspensions, (iii) be accompanied by a copy of such provisions, (iv) describe the procedure for obtaining a review of such suspension, (v) describe the procedure for presenting a claim for resumption of benefits, (vi) and, if any reduction of future payments is to be made pursuant to Subsection (4.06)(D) of Appendix I, identify the periods with respect to which reductions will be made, the amounts of the payments with respect to which future reductions will be made, and the manner in which such reductions will be made.





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Kodak Retirement Income Plan
November 1, 1995
Appendix I
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(4.07)  Permanent and Total Disability

        A. A Participant who suffers a Permanent and Total Disability shall continue to participate in the Sterling Salaried Program as a Salaried Employee during the period of his disability and, only for the purposes of the Plan, shall be deemed not to have incurred a Severance From Employer Date or a Severance From Group Date as a result of his disability. A disabled Participant shall, upon attaining 65 years of age, take normal retirement in accordance with Section (4.01) of Appendix I; provided, however, that he may elect, upon or after attaining 55 years of age, to take early retirement in accordance with Section (4.02) of Appendix I if the requirements of that Section are fully satisfied; and further provided that he may elect, upon attaining 65 years of age, to take late retirement in accordance with Section (4.03) of Appendix I. A disabled Participant who retires under the Sterling Salaried Program pursuant to this Subsection (4.07)(A) of Appendix I shall have his retirement benefits computed by reference to
             (i) the formulas in Subsection (4.01)(B) of Appendix I as in effect on the Severance From Employer Date which the Participant would have incurred as a result of his disability but for the operation of this Subsection (4.07)(A) of Appendix I, and (ii) his Social Security Benefit and his Final Earnings determined as of such Severance From Employer Date (provided, however, that in determining his Social Security Benefit he will be deemed not to be gainfully employed pursuant to Subsection (2.38)(D) of Appendix I during the period of his Permanent and Total Disability). A disabled Participant who dies during the period of his Permanent and Total Disability and who is entitled to Survivor's Benefit protection under
             Part V of Appendix I shall have his Survivor's Benefit computed (i) by reference to the provisions of Part V of Appendix I as in effect on the Severance From Employer Date which the Participant would have incurred as a result of his disability but for the operation of this Subsection (4.07)(A) of Appendix I, and (ii) otherwise in accordance with the rules herein described for computing retirement benefits. If a Participant who suffers a Permanent and Total Disability recovers therefrom and resumes active employment with the Employer, he shall continue to participate in the Sterling Salaried Program after his disability on the same basis as any other non-disabled Salaried Employee. If, however, a Participant who suffers a Permanent and Total Disability recovers therefrom prior to retiring under the Sterling Salaried Program pursuant to this Subsection (4.07)(A) of Appendix I




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November 1, 1995
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             but does not resume active employment with the
             Kodak Control Group, he shall be deemed to have incurred a Severance From Employer Date and a Severance From Group Date on the date his Permanent and Total Disability ends, and his retirement benefits shall be computed by reference to (i) the formulas in Subsection (4.01)(B) of Appendix I as in effect on the Severance From Employer Date which the Participant would have incurred as a result of his disability but for the operation of this Subsection (4.07)(A) of Appendix I, and (ii) his Social Security Benefit and his Final Earnings determined as of such Severance From Employer Date (provided, however, that in determining his Social Security Benefit he will be deemed not to be gainfully employed during the period of his Permanent and Total Disability but thereafter to be so employed in accordance with Subsection (2.38)(D) of Appendix I).

        B. For purposes of the Sterling Salaried Program, "Permanent and Total Disability" shall mean any period of continuous disability resulting from injury or disease which constitutes a total disability, however so identified and defined, for purposes of the Sterling Drug Inc. Long Term Disability Plan (whether or not the Participant is a participant in the Sterling Drug Inc. Long Term Disability Plan).

        C. Any other provision of the Sterling Salaried Program to the contrary notwithstanding, the commencement of a disabled Participant's retirement benefits under the Sterling Salaried Program shall be deferred until the first day of the month next following the date final payment is made to the Participant of the disability allowance to which he is entitled under the Sterling Drug Inc. Long Term Disability Plan or other Employer-funded disability plan.






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November 1, 1995
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V.   SURVIVOR'S BENEFIT

(5.01)  Eligibility

        A. If a Participant dies before his Annuity Starting Date, is a Vested Participant and has been legally married for a period of at least one year as of the date of death and his spouse survives him, then his surviving spouse shall be entitled to receive an annual Survivor's Benefit. If a Participant is not legally married as of the date of death (or is but has not been legally married for a period of at least one year as of the date of death), and if the Participant has a living parent dependent upon him who has been designated by him as his sole Beneficiary pursuant to Section (7.04) of Appendix I and who survives him, and if the Participant is a Vested Participant who dies on or after his 55th birthday while he is an Employee or after taking early, normal or late retirement in accordance with the provisions of Section (4.01), (4.02) or (4.03) of Appendix I but before his Annuity Starting Date, then his surviving dependent parent shall be entitled to receive an annual Survivor's Benefit.

        B. If a Participant dies before his Annuity Starting Date and without satisfying the requirements of Subsection (5.01)(A) of Appendix I, then except as otherwise provided in Subsection (7.03)(A) of Appendix I, he shall forfeit all rights under the Sterling Salaried Program and his Beneficiary shall not be entitled to receive any benefits under the Sterling Salaried Program by reason of his death.

(5.02)  Amount of Survivor's Benefit

        A. If the surviving spouse or dependent parent of a Participant is entitled to receive an annual Survivor's Benefit pursuant to Subsection (5.01)(A) of Appendix I, the amount of that annual Survivor's Benefit shall be determined as follows:

             (1)  If the Participant has not incurred a
                  Severance From Group Date and has not,
                  therefore, become entitled to benefits
                  pursuant to Part IV or Part VI of Appendix I prior to the date of death, the annual Survivor's Benefit shall be a life annuity equal to 50 percent of the Participant's Accrued Benefit determined as of the earlier of the date of death or the Participant's Normal Retirement Date (with the product reduced, in the case of a surviving spouse, at the rate of 5/12 of 1 percent




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                  thereof per year for each month, or part
                  thereof, in excess of 120 that the age of the Participant's spouse is less than the Participant's age); provided, however, that in no event shall the annual Survivor's Benefit payable to a surviving spouse be less than what would have been payable were such Accrued Benefit paid in the form of a Contingent Annuitant Option pursuant to Subsection (7.02)(A)(1) of Appendix I with a 50 percent continuation to the surviving spouse; and further provided that in no event shall the annual Survivor's Benefit exceed what would have been payable were the Participant's Accrued Benefit (determined solely for this purpose on the assumptions that the Participant and the surviving spouse or dependent parent lived until the Participant's Normal Retirement Date and that the Participant continued to receive Regular Earnings until his Normal Retirement Date at the same rate at which he was receiving Regular Earnings for the latest regular pay period ended prior to the date of his death, provided that in the case of a salesman whose base pay includes commissions, the amount of such commissions to be included in his Regular Earnings shall be the average amount of such commissions received by him in all his regular pay periods ending during the twelve-month period immediately preceding the earlier of the date of his death or the date of commencement of a period of temporary absence approved by the Employer and which is terminated by his death) paid at his Normal Retirement Date in the form of a Contingent Annuitant Option pursuant to Subsection (7.02)(A)(1) of Appendix I with a 50 percent continuation to the surviving spouse or dependent parent.

             (2) If the Participant dies after incurring a Severance From Group Date and becoming entitled to benefits pursuant to Part IV or
                  Part VI of Appendix I, the annual Survivor's
                  Benefit shall be a life annuity equal to the continuation that would have been payable if the Participant's Accrued Benefit, determined as of his Severance From Employer Date, were paid in the form of a Contingent Annuitant Option pursuant to Subsection (7.02)(A)(1) of Appendix I with a 50 percent continuation to his surviving spouse.





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November 1, 1995
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(5.03)  Payment of Survivor's Benefit

        A. The annual Survivor's Benefit shall be payable on a monthly basis throughout the lifetime of the Participant's surviving spouse or dependent parent. Except as otherwise provided in this Subsection (5.03)(A) or in Subsection (5.03)(C) of Appendix I, payment of the annual Survivor's Benefit to a surviving spouse shall commence on the later of the Participant's Normal Retirement Date or the first day of the month next following the date of the Participant's death and shall end on the first day of the month in which the surviving spouse dies. However, the surviving spouse may elect in writing to have payment of the annual Survivor's Benefit commence prior to the Participant's Normal Retirement Date, on the first day of the month next following the later of the 55th anniversary of the Participant's birth or the date of the Participant's death, provided that KRIPCO receives an appropriate written election from the surviving spouse at least 30 (but not more than 90) days before the date of commencement of payment, and further provided that in this event any calculation of the Contingent Annuitant Option made for purposes of determining the minimum benefit under Subsection (5.02)(A)(1) of Appendix I or the benefit under Subsection (5.02)(A)(2) of Appendix I shall be based on the ages of the Participant and his surviving spouse as of the date of commencement of payment. Except as otherwise provided in Subsection (5.03)(C) of Appendix I, payment of the annual Survivor's Benefit to a surviving dependent parent shall commence on the first day of the month next following the date of the Participant's death and shall end on the first day of the month in which the dependent parent dies.

        B. If the amount of an annual Survivor's Benefit is determined pursuant to the provisions of Subsection (5.02)(A)(1) of Appendix I and if the payment thereof commences prior to the Participant's Normal Retirement Date, the percentage reductions specified in Subsections (4.02)(B)(1) and (4.02)(B)(2) of Appendix I shall not be applied.  If the amount of an annual
             Survivor's Benefit is determined pursuant to the provisions of Subsection (5.02)(A)(2) of Appendix I and if payment thereof commences prior to the Participant's Normal Retirement Date, the percentage reductions specified in Subsection (4.02)(B)(1) and (4.02)(B)(2) of Appendix I shall be applied.

        C. If, determined as of the first day of the month next following the Participant's death, the Lump
             Sum Present Value of an annual Survivor's Benefit does not exceed $3,500, a single




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             lump sum distribution shall be made to the
             surviving spouse or dependent parent in an amount equal to that Lump Sum Present Value, with payment to be made on the first day of the month next following the Participant's death.

        D. Upon the death of a surviving spouse or dependent parent who is entitled to receive an annual Survivor's Benefit, the excess, if any, of all of the Participant's Contributions, together with Credited Interest, over the aggregate payments of the annual Survivor's Benefit actually made to the surviving spouse or dependent parent shall be distributable in accordance with the provisions of Section (7.04) of Appendix I

        E. In no event shall an annual Survivor's Benefit be payable unless and until KRIPCO receives due proof of the Participant's death and evidence satisfactory to it of the eligibility and age of the Participant's surviving spouse or dependent parent.






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November 1, 1995
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VI.   BENEFITS AT TERMINATION OF EMPLOYMENT

(6.01)  Benefits at Termination of Employment

        A. In the case of a Participant who terminated his employment with an Employer prior to January 1, 1976 and who does not again participate in the Sterling Salaried Program, his eligibility for benefits, and the amount thereof, are determined in accordance with the terms of the Old Plan or the Old Salaried Plan as in effect at the time he terminated his employment, unless some other provision of the Sterling Salaried Program by its own terms expressly and unequivocally applies to Participants who terminated employment when he did. Likewise, in the case of a Participant who had a Severance From Group Date on or after January 1, 1976 but before January 1, 1988 and who does not again participate in the Sterling Salaried Program, his eligibility for benefits, and the amount thereof, are determined in accordance with the terms of the Sterling Drug Inc. Retirement Plan for Salaried Employees as in effect at the time of his Severance From Group Date, unless some other provision of the Sterling Salaried Program that is effective after his Severance From Group Date is, by its own terms, expressly and unequivocally made applicable to Participants who incurred a Severance From Group Date when he did.

        B. If a Participant has a Severance From Group Date on or after January 1, 1988 and prior to his Normal Retirement Date, and if the Participant does not qualify for early retirement pursuant to the provisions of Subsection (4.02)(B) of Appendix I, then he shall be entitled to receive retirement benefits in an amount and payable as follows:

             (1) If the Participant is a Vested Participant, he shall be entitled to his Accrued Benefit determined as of his Severance From Employer Date and payable at his Normal Retirement Date in a form specified by Part VII of Appendix I;

             (2)  If the Participant is not a Vested
                  Participant, he shall be entitled to his Accrued Benefit Derived From Employee Contributions, if any, determined as of his Severance From Employer Date and payable at his Normal Retirement Date in a form specified by Part VII of Appendix I;





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November 1, 1995
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             (3)  If the Participant files a written election
                  form with KRIPCO within 90 days following the date such form is provided to him, the Participant can elect to receive a cash refund in an amount equal to his Participant's Contributions, if any, plus Credited Interest or, if KRIPCO consents, to have such cash refund transferred to any trustee of a plan which is qualified under
                  Section 401(a) of the Internal Revenue Code and which is designated by the Participant. Any election pursuant to this Subsection (6.01)(B)(3) of Appendix I shall be denominated for purposes of the Sterling Salaried Program as an election of Option A and shall, if a cash refund is to be paid directly to the Participant and if the Participant is legally married as of the date of payment, be effective only if his spouse consents thereto in the manner specified in Subsection (7.02)(C) of Appendix I. If a Participant makes an election of Option A, payment of the cash refund shall be made as soon as administratively feasible after KRIPCO's receipt of that election. Once payment has been made pursuant to a Participant's election of Option A and if the Participant does not again participate in the Sterling Salaried Program, then: (i) if the Participant is not a Vested Participant, no further benefits shall be payable to him from the Sterling Salaried Program, (ii) if the Participant is a Vested Participant, he shall be entitled to receive his Accrued Benefit Derived From Employer Contributions determined as of his Severance From Employer Date and payable at his Normal Retirement Date in a form specified by Part VII of Appendix I.

        C. If, determined as of the date 60 days after the close of the Plan Year in which the Participant incurs a Severance From Group Date or as of such earlier payment date as may be selected by KRIPCO as being administratively feasible, the Lump Sum Present Value of the retirement benefits to which a Participant is entitled pursuant to Subsection (6.01)(B)(1) or (2) of Appendix I does not exceed $3,500, then a single lump sum distribution shall be made to the Participant in an amount equal to that Lump Sum Present Value, such distribution to be made on the payment date used to determine that Lump Sum Present Value.

        D. If a Participant has a Severance From Group Date and thereafter has a Reemployment Commencement
             Date and again participates in the Sterling
             Salaried Program, and if the




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             Participant forfeits his Credited Service in
             accordance with the provisions of Subsection
             (2.15)(G) of Appendix I, then the following provisions shall apply:

             (1)  If the Participant elected Option A of
                  Subsection (6.01)(B) of Appendix I and
                  received a refund pursuant thereto, then he will have no further right to his Accrued Benefit Derived From Employee Contributions, if any, determined as of his Severance From Employer Date, he will forfeit any possible entitlement to his Accrued Benefit Derived From Employer Contributions determined as of his Severance From Employer Date, and his rights to any further Accrued Benefit from the Sterling Salaried Program shall be determined solely with respect to Credited Service completed after his Reemployment Commencement Date.

             (2) If the Participant did not elect Option A of Subsection (6.01)(B) of Appendix I and did not receive a refund pursuant thereto, then he will forfeit any possible entitlement to his Accrued Benefit Derived From Employer Contributions determined as of his Severance From Employer Date, and his rights to any further Accrued Benefit from the Sterling Salaried Program shall be determined solely with respect to Credited Service completed after his Reemployment Commencement Date. However, he will retain the right to his Accrued Benefit Derived From Employee Contributions, if any, determined as of his Severance From Employer Date, with such amount to be payable in addition to (but pursuant to the same terms and conditions as) whatever Accrued Benefit he becomes entitled to with respect to Credited Service completed after his Reemployment Commencement Date.

        E. If a Participant has a Severance From Group Date and thereafter has a Reemployment Commencement Date and again participates in the Sterling Salaried Program, and if the Participant does not forfeit his Credited Service in accordance with the provisions of Subsection (2.15)(G) of Appendix I, then the following provisions shall apply:

             (1)  The Participant's rights to any Accrued
                  Benefit from the Sterling Salaried Program shall be determined with respect to all of his Credited Service, both that completed before and after his Reemployment Commencement Date.





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November 1, 1995
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             (2)  If the Participant elected Option A of
                  Subsection (6.01)(B) of Appendix I and
                  received a refund pursuant thereto, then he will have no further right to his Accrued Benefit Derived From Employee Contributions determined as of his Severance From Employer Date, with the amount thereof to be subtracted from the amount of the Accrued Benefit to which he becomes entitled after his Reemployment Commencement Date; provided, however, that within two years of the date upon which he again becomes a Salaried Employee, the Participant may elect to repay to the Trust Fund an amount equal to the cash refund received pursuant to Option A plus interest thereon from the date the refund is made to the date repayment is made, such interest to be compounded annually from the date the refund is made and to be computed at the rate of one hundred twenty percent (120%) of the Federal mid-term rate in effect under
                  Section 1274(d) of the Internal Revenue Code for the first month of the Plan Year in which repayment is made, in which event the Participant shall retain the right to his Accrued Benefit Derived From Employee Contributions determined as of his Severance From Employer Date and shall, therefore, earn rights to an Accrued Benefit in accordance with Subsection (6.01)(E)(1) of Appendix I without the reduction specified by this Subsection (6.01)(E)(2) of Appendix I.

        F. If a Participant has a Severance From Group Date and receives a lump sum payment in accordance with Subsection (6.01)(C) of Appendix I, and if the Participant thereafter again becomes a Salaried Employee and participates in the Sterling Salaried Program, then he will have no further right to his Accrued Benefit determined as of his Severance From Employer Date, and his rights to any additional Accrued Benefit from the Sterling Salaried Program shall be determined solely with respect to Credited Service completed after he again becomes a Salaried Employee; provided, however, that if he was not a Vested Participant as of his Severance From Group Date and does not forfeit his Credited Service in accordance with the provisions of Subsection (2.15)(G) of Appendix I, then within two years of the date upon which he again becomes a Salaried Employee, the Participant may elect to repay to the Trust Fund an amount equal to the lump sum payment received in accordance with Subsection (6.01)(C) of Appendix I plus interest thereon from the date payment was made to the date repayment is made, such interest to be compounded annually from the date payment was




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November 1, 1995
Appendix I
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             made and to be computed at the rate of one hundred
             twenty percent (120%) of the Federal mid-term rate in effect under Section 1274(d) of the Internal Revenue Code for the first month of the Plan Year in which repayment is made, in which event the Participant's rights to any Accrued Benefit from the Sterling Salaried Program shall be determined with respect to all of his Credited Service, both that completed before and after his Reemployment Commencement Date.






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Kodak Retirement Income Plan
November 1, 1995
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VII.   FORMS OF RETIREMENT BENEFIT PAYMENTS

(7.01)  Normal Form of Payment of Retirement Benefits

        A. The normal form of the retirement benefits payable pursuant to Part IV of Appendix I to a Participant who is not legally married as of his Annuity Starting Date shall be an annuity payable to the Participant throughout his lifetime. The first payment shall be made on the Participant's Annuity Starting Date and subsequent payments shall be made on the first day of each month thereafter. The payments will terminate with the last payment preceding such Participant's death, subject to the payment of death benefits, if any, in accordance with Subsection (7.03)(B) of Appendix I.

        B. Normal Forms For Married Participants. The normal form of the retirement benefits payable pursuant to Part IV of Appendix I to a Participant who is legally married as of his Annuity Starting Date shall be as follows:

             (1)  Normal Form for Qualified Married
                  Participants: If the Participant has been legally married to his spouse throughout the 12-month period preceding his Annuity Starting Date, the normal form of the retirement benefits payable pursuant to Part IV of Appendix I shall be an annuity payable to the Participant throughout his lifetime, with a provision that after his death an annuity in an amount equal to 45 percent of the amount payable to the Participant during his lifetime shall be payable to his spouse, if then surviving, throughout the spouse's lifetime; provided, however, that the amount of the annuity payable to the surviving spouse shall be reduced at the rate of 5/12 of 1 percent thereof for each month, or part thereof, in excess of 120 that the age of the Participant's spouse is less than the Participant's age; and further provided that the amount of the annuity payable to the surviving spouse shall in no event be less than the amount of the annuity which would be payable to the surviving spouse had the Contingent Annuitant Option set forth in Subsection (7.02)(A)(1) of Appendix I been elected with a 50 percent continuation to the Contingent Annuitant.

             (2)  Normal Form for Non-Qualified Married
                  Participants: Any provision of Subsection
                  (7.01)(B)(1) of Appendix I to the contrary notwithstanding, if a Participant is legally married as of his Annuity Starting Date but




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November 1, 1995
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                  either (i) he has not been legally married to
                  his spouse throughout the 12 month period preceding his Annuity Starting Date, or (ii) he has a Severance From Group Date prior to his 55th birthday, or (iii) he fails to qualify for early retirement in accordance with the provisions of Subsection (4.02)(B) of Appendix I, then the normal form of the retirement benefits payable pursuant to Part IV of Appendix I to such Participant shall be an annuity determined on the basis that the Participant designates his surviving spouse as Contingent Annuitant and elects to receive his retirement benefits in the form of the Contingent Annuitant Option set forth in Subsection (7.02)(A)(1) of Appendix I with a 50 percent continuation to the Contingent Annuitant.

             (3)  The first payment of the normal form of
                  retirement benefits for any married
                  Participant shall be made on the
                  Participant's Annuity Starting Date, and subsequent payments shall be made on the first day of each month thereafter. The payments will terminate with the last payment preceding the later of the Participant's or his surviving spouse's death, subject to the payment of death benefits, if any, in accordance with Subsection (7.03)(B) of Appendix I.

        C. Within a reasonable period of time before a Participant's Annuity Starting Date, KRIPCO shall notify each Participant of his right to elect an optional form for payment of his retirement benefits in accordance with Section (7.02) of Appendix I. As part of this notification, KRIPCO will furnish a written explanation which explains the terms and conditions of the various optional forms of payment and which explains:

             (1) the terms and conditions of the single life annuity specified in Subsection (7.01)(A) of Appendix I and of the joint and survivor annuities specified in Subsection (7.01)(B) of Appendix I, including their automatic application should a Participant not elect an optional form pursuant to Section (7.02) of Appendix I;

             (2) if a Participant is legally married as of his Annuity Starting Date, the right of his spouse to consent or not to consent to the Participant's election out of the applicable joint and survivor annuity specified in Subsection (7.01)(B) of Appendix I; and





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November 1, 1995
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             (3)  the Participant's right to revoke any
                  election out of the applicable normal form specified in Subsection (7.01)(A) or
                  (7.01)(B) of Appendix I.

        D. If, determined as of his Annuity Starting Date, the Lump Sum Present Value of a Participant's retirement benefits does not exceed $3,500, then a single payment of that Lump Sum Present Value to the Participant shall be made on his Annuity Starting Date. If the monthly retirement benefit payable to a Participant or his Contingent Annuitant in the normal form set forth in Subsection (7.01)(A) or (7.01)(B) of Appendix I would be less than $10 per month, the benefit shall be paid at such intervals as will make each monthly payment amount to at least $10.

(7.02)  Optional Forms of Payment of Retirement Benefits

        A. Within the 90 day period preceding his Annuity Starting Date, a Participant may, subject to the conditions and restrictions set forth in Subsection (7.02)(C) and subject to the provisions of Subsection (7.01)(D) of Appendix I, file a written election with KRIPCO electing out of the normal form of payment of retirement benefits otherwise applicable to him pursuant to Section (7.01) of Appendix I and electing any one of the following optional forms of payment of retirement benefits:

             (1) Contingent Annuitant Option: Under this optional form, monthly retirement benefits of a reduced amount will be made to the retired Participant while living and, after his death, payments will be continued in the same amount or in a reduced amount to a Contingent Annuitant, provided such Contingent Annuitant is then surviving. The payments will terminate with the last payment due preceding the second death, subject to the payment of a death benefit, if any, in accordance with Subsection (7.03)(B) of Appendix I.

             (2) Life Annuity-Period Certain Option: Under this optional form, monthly retirement benefits of a reduced amount will be made to the retired Participant while living and will terminate with the last payment due prior to his death or the end of the Period Certain, whichever is later. Payments will be made to the Participant while living and, after his death, any payments becoming due will be made to the Beneficiary authorized to receive




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November 1, 1995
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                  such  payments in accordance with Section
                  (7.04) of Appendix I. The Period Certain shall be a period of 60 months or 120 months, whichever is designated by the Participant, provided that in no event shall the stated period exceed the joint life expectancy of the Participant and his Beneficiary determined as of the Annuity Starting Date.

             (3) Level Income Option: Under this optional form, monthly early retirement benefits will be made to the retired Participant who retires prior to his 62nd birthday providing for the adjustment of his early retirement benefits to produce, insofar as practicable, a level combined benefit from the Sterling Salaried Program and his primary Federal Social Security benefits, both before and after such Social Security benefits are payable beginning at age 62. This optional form can be elected only if the Participant's Annuity Starting Date is prior to his 62nd birthday.

             (4) Life Annuity Option: Under this optional form, monthly retirement benefits will be made to the retired Participant while living. The payments will terminate with the last payment preceding the Participant's death, subject to the payment of death benefits, if any, in accordance with Subsection (7.03)(B) of Appendix I.

        B. The retirement benefits payable to a Participant on any optional form set forth in Subsection (7.02)(A) of Appendix I shall be the Actuarial Equivalent of the retirement benefits which would be payable to such Participant in the normal form set forth in Subsection (7.01)(A) of Appendix I, irrespective of the fact that the Participant is legally married and would receive his retirement benefits, in the absence of an election of an optional form, in the normal form set forth in Subsection (7.01)(B)(1) of Appendix I.

        C. A Participant's written election of any optional form pursuant to Subsection (7.02)(A) of Appendix
             I is subject to the following conditions and limitations:

             (1)  Except as may otherwise be provided
                  hereinafter, a complete and valid election of an optional form shall become effective upon receipt thereof by KRIPCO. If, however, the Participant is legally married as of his Annuity Starting Date, his election of an optional form




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                  shall not be effective unless KRIPCO
                  receives, on or before the Annuity Starting
                  Date, a written document executed by his spouse (witnessed either by a notary public or by any person named by KRIPCO to act as a witness) irrevocably consenting to all of the terms and conditions of the Participant's election and acknowledging the effect of the election; provided, however, that if KRIPCO in its sole and absolute discretion determines that a Participant's spouse cannot be located or that such other circumstances as may be specified in the regulations under
                  Section 417(a)(2)(B) of the Internal Revenue
                  Code exist, then any election made by a
                  Participant under this Section (7.02) of Appendix I can become effective even though the written consent of the Participant's spouse is not obtained. Any election of an optional form which would result in monthly payments to any person of less than $10 each shall not be effective.

             (2) If a Participant does not make an effective election of an optional form until within 30 days of his Annuity Starting Date, payment of his retirement benefits may be deferred until the first day of the month immediately succeeding his Annuity Starting Date, at which time the monthly payments due on his Annuity Starting Date and on the first day of the immediately succeeding month shall both be paid to him.

             (3) At any time before his Annuity Starting Date, a Participant may in writing revoke any previously effective election of an optional form and may, if he so desires, make any alternative election of an optional form pursuant to Subsection (7.02)(A) of Appendix I and this Subsection (7.01)(C) of Appendix I.

             (4) If the Contingent Annuitant optional form set forth in Subsection (7.02)(A)(1) of Appendix
                  I is elected by the Participant, the
                  following conditions and restrictions shall also apply:

                  (a)  The Participant shall designate in his
                       written notice of election his
                       Contingent Annuitant (who must be a
                       natural person) by name and otherwise in accordance with the requirements of KRIPCO and shall specify in such written notice of election the percentage (either 50%, 60%, 70%, 80%, 90% or




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                       100%) of his retirement benefits which
                       is to be continued to such Contingent
                       Annuitant.  The designation of any
                       person as a Contingent Annuitant
                       pursuant to this Subsection
                       (7.02)(C)(4)(a) of Appendix I shall not
                       constitute such person a Beneficiary
                       with respect to any other benefit
                       provided under the Sterling Salaried
                       Program.

                  (b)  The Participant's election shall not be
                       effective pursuant to Subsection
                       (7.02)(C)(1) of Appendix I unless and
                       until he provides KRIPCO with proof
                       satisfactory to it of the age of his
                       designated Contingent Annuitant.

                  (c)  If the designated Contingent Annuitant
                       dies prior to the Annuity Starting Date, the Participant shall be deemed to have revoked his election pursuant to Subsection (7.01)(C)(3) of Appendix I. If the Participant files a written notice with KRIPCO changing the person who is his Contingent Annuitant, he shall be deemed to have revoked his election pursuant to Subsection (7.01)(C)(3) of Appendix I and to have made a new election of the optional form specified in Subsection (7.02)(A)(1) of Appendix I which must satisfy all of the conditions and restrictions of Subsection (7.02)(C) of Appendix I.

                  (d)  The election of this Contingent
                       Annuitant optional form shall be
                       ineffective if the Contingent Annuitant
                       is not the Participant's spouse and if
                       the reduced amount of retirement
                       benefits payable to the Participant
                       during his lifetime is less than 50% of
                       the amount of retirement benefits which
                       would have been payable to such
                       Participant had this optional form not
                       been elected.

(7.03)  Participant's Contributions Payable Upon Death

        A. If a Participant dies prior to his Annuity Starting Date and due proof of his death is provided to KRIPCO, and if a Survivor's Benefit is not payable to a surviving spouse or dependent parent of the Participant in accordance with the provisions of Part V of Appendix I, and if the
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             Option A as set forth in Subsection (6.01)(B)(3)
             of Appendix I, then as soon as administratively feasible after the Participant's date of death, a single lump sum payment in an amount equal to all of his Participant's Contributions, if any, plus Credited Interest shall be paid to the Participant's Beneficiary.

        B. If a Participant dies after his Annuity Starting Date and due proof of his death is provided to KRIPCO, and if the Participant had been receiving his retirement benefits in a normal form pursuant to Section (7.02) of Appendix I (other than the Life Annuity-Period Certain optional form described in Subsection (7.02)(A)(2) of Appendix
             I), and if, in the case of a Participant who had been receiving his retirement benefits pursuant to Subsection (7.01)(B) or (7.02)(A)(1) of Appendix I, his Contingent Annuitant dies and due proof of his death is provided to KRIPCO, then as soon as administratively feasible after the later of the death of the Participant or, if applicable, his Contingent Annuitant, a single lump sum payment shall be paid to the Participant's Beneficiary in an amount equal to the excess, if any, of all of his Participant's Contributions, if any, plus Credited Interest over the aggregate amount of retirement benefits which had been paid to the Participant and, if applicable, his Contingent Annuitant.

(7.04)  Beneficiary

        A. A Participant may designate one or more persons as a Beneficiary or Beneficiaries to receive any payments which become due pursuant to Subsection (7.02)(A)(2) and Section (7.03) of Appendix I as a result of the Participant's (and, if applicable, Contingent Annuitant's) death. A Participant may change the designation of his Beneficiary at any time, provided that if the Participant has elected an optional form pursuant to Subsection (7.02)(A)(2) of Appendix I and is legally married, no change made by the Participant in the designation of his Beneficiary for purposes of Subsection (7.02)(A)(2) of Appendix I (other than a change which results in the Participant's spouse being designated as his Beneficiary) shall be effective unless the Participant's spouse consents thereto in the manner specified in Subsection (7.02)(C)(1) of Appendix I.

        B. Any designation or change of designation shall be by a written notice filed with KRIPCO. Upon receipt of said notice by KRIPCO, such designation or change of designation shall take




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             effect as of the date shown on said notice as the
             date on which it was signed; provided, however, that KRIPCO, the Corporation and Eastman Kodak Company shall not incur any liability by reason of any such designation or change of designation with respect to any payment or payments made prior to the date upon which such designation or change of designation was actually received by KRIPCO.

        C. If at the death of the Participant there is no designated person then living entitled to receive any single sum payment or any periodic payments then becoming due to a Beneficiary, such single sum payment or the commuted value of any remaining periodic payments will be paid to the first surviving class of the following classes of successive preference beneficiaries: the Participant's (a) widow or widower, (b) surviving children, (c) surviving parents, (d) surviving brothers and sisters, (e) executors or administrators.

        D. If at the death of any payee other than the Participant there is no designated person then living entitled to receive any single sum payment or any periodic payments becoming due to any beneficiary, a single sum payment or the commuted value of any periodic payments will be paid to the first surviving class of the following classes of successive preference beneficiaries: (a) the Participant's widow or widower, (b) the Participant's surviving children, (c) the Participant's surviving parents, (d) the Participant's surviving brothers and sisters, (e) the payee's executors or administrators.

(7.05) Direct Rollover. At the election of a Participant or his spouse or former spouse entitled to a lump sum distribution under Part V or VI or the foregoing provisions of this Part VII of Appendix I, KRIPCO shall direct the Trustee to make a direct rollover to the trustee or other custodian of an "eligible retirement plan" by any reasonable means (including providing the Participant or spouse or former spouse with a check made payable only to the trustee or custodian) of all, or a specified portion (but at least $500), of an "eligible rollover distribution," subject to the following restrictions:

        A. An "eligible rollover distribution" is any distribution of all or any portion of the Participant's benefit, except that an "eligible rollover distribution" does not include

             (1) any distribution that is one of a series of substantially equal periodic payments (made not less frequently than annually) made for the life (or life




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                  expectancy) of the recipient or the joint
                  lives (or joint life expectancies) of the recipient and the recipient's designated beneficiary, or for a specified period of at least ten years; or

             (2)  any distribution required under Code section
                  401(a)(9).

        B. An "eligible retirement plan" is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a), that accepts the recipient's "eligible rollover distribution." If the recipient is the Participant's surviving spouse, but not an alternate payee receiving a distribution pursuant to a qualified domestic relations order (as defined in Code section 414(p)), an "eligible retirement plan" is an individual retirement account described in Code section 408(a) or an individual retirement annuity described in Code section 408(b) that accepts the surviving spouse's "eligible rollover distribution," but not an annuity plan described in Code section 403(a) nor a qualified trust described in Code section 401(a).

        C. The Participant or his spouse or former spouse must specify, in such form and at such time as KRIPCO may prescribe, the "eligible retirement plan" to which the distribution is to be paid and may specify only one "eligible retirement plan."

        D. The Participant or his spouse or former spouse must provide to KRIPCO in a timely manner adequate information regarding the designated "eligible retirement plan."






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VIII.   CONTRIBUTIONS OF PARTICIPATING EMPLOYERS AND FUNDING OF
BENEFITS

(8.01) Contributions Determined Under the Plan. The funding of benefits provided under the Sterling Salaried
        Program and the contributions of participating
        Employers with respect to those benefits shall be determined under Article 12 of the Plan.

(8.02)  Definitions.  For purposes of this Part VIII of
        Appendix I and Article 12 of the Plan:

        A. The term "Employer" as defined in Section 2.21 of the Plan shall be deemed to include the "Employer" as defined in Section (2.19) of Appendix I, and

        B. The term "Participant" as defined in Section 2.38 of the Plan shall be deemed to include
             "Participant" as defined in Section (2.30) of Appendix I.






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IX.   ADMINISTRATION

(9.01) Administration by KRIPCO. KRIPCO shall have full authority and responsibility to carry out the provisions of the Sterling Salaried Program to the extent provided in Article 13 of the Plan.

(9.02)  Definitions.  For purposes of Article 13 of the Plan:

        A.   The term "Contingent Annuitant" as defined in
             Section 2.14 of the Plan shall be deemed to include "Contingent Annuitant" as defined in Section (2.10) of Appendix I,

        B. The term "Employee" as defined in Section 2.20 of the Plan shall be deemed to include "Employee" as defined in Section (2.18) of Appendix I,

        C. The term "Employer" as defined in Section 2.21 of the Plan shall be deemed to include the "Employer" as defined in Section (2.19) of Appendix I; and

        D. The term "Participant" as defined in Section 2.38 of the Plan shall be deemed to include
             "Participant" as defined in Section (2.30) of Appendix I.






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X.   CLAIMS PROCEDURE

(10.01) Procedures. The procedures to be followed in presenting claims for benefits under the Sterling
        Salaried Program shall be determined under Section
        13.05 of the Plan.

(10.02) Definitions.  For purposes of Section 13.05 of the
        Plan:

        A.   The term "Contingent Annuitant" as defined in
             Section 2.14 of the Plan shall be deemed to include "Contingent Annuitant" as defined in Section (2.10) of Appendix I, and

        B. The term "Participant" as defined in Section 2.38 of the Plan shall be deemed to include
             "Participant" as defined in Section (2.30) of Appendix I.






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XI.   AMENDMENT AND TERMINATION

(11.01) General.  The provisions of Articles 14 and 15 of the
        Plan shall apply to the amendment or termination of the Sterling Salaried Program to the same extent as to the rest of the Plan.

(11.02) Definitions.  For purposes of Articles 14 and 15 of the
        Plan:

        A.   The term "Active Participant" as defined in
             Section 2.03 of the Plan shall be deemed to include "Participant" as defined in Section (2.30) of Appendix I,

        B. The term "Employer" as defined in Section 2.21 of the Plan shall be deemed to include the "Employer" as defined in Section (2.19) of Appendix I, and

        C. The term "Participant" as defined in Section 2.38 of the Plan shall be deemed to include
             "Participant" as defined in Section (2.30) of Appendix I.






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XII.   LIMITATION REQUIRED BY REGULATION SECTION

(12.01) General. The provisions of Section 9.02 of the Plan shall apply to the Sterling Salaried Program to the same extent as to the rest of the Plan.

(12.02) Definitions.  For purposes of Section 9.02 of the Plan:

        A. The term "Employer" as defined in Section 2.21 of the Plan shall be deemed to include the "Employer" as defined in Section (2.19) of Appendix I, and

        B. The term "Employee" as defined in Section 2.20 of the Plan shall be deemed to include "Employee" as defined in Section (2.18) of Appendix I.






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XIII.   OTHER PROVISIONS

(13.01) Miscellaneous.  The provisions of Article 16 of the
        Plan shall apply to the Sterling Salaried Program to the same extent as to the rest of the Plan, and for such purpose the term "Participant" shall include a "Participant" as defined in Section (2.30) of Appendix I.






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XIV.    Protection Afforded by Section 414(l) of the Internal
        Revenue Code to Employees with Prior Participation in the Sterling Salaried Program

(14.01) In no event shall any Salaried Employee who was employed by the Employer as of December 31, 1988, and who commenced to participate in the Sterling Salaried Program pursuant to the terms of this Appendix I as of January 1, 1989, either as an active or inactive Participant, be entitled to receive a benefit under the Plan, if the Plan terminates during the five-year period commencing January 1, 1989, and ending December 31, 1993, which is less than the benefit which he would have been entitled to receive under, and which could have been paid from the assets of the Sterling Salaried Program as of December 31, 1988, had the Sterling Salaried Program then terminated, such benefit to be determined in accordance with Section 4044 of ERISA with assets allocated among the priority categories specified therein on the basis of the actuarial assumptions in use by the Pension Benefit Guaranty Corporation on December 31, 1988.






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ADDENDUM A TO APPENDIX I


Solely in the case of a Participant who has a Severance From Group Date prior to January 1, 1988 and who also has an Annuity Starting Date prior to January 1, 1988 (or whose surviving spouse or dependent parent begins receiving survivor benefits under Part V of Appendix I prior to January 1, 1988), the benefit level, as in effect immediately prior to January 1, 1991, of the monthly retirement or survivor benefit payable under Part IV or Part V of Appendix I on or after January 1, 1991 to or with respect to such a Participant shall be increased in accordance with the following schedule, provided that in no event shall any increase be less than five dollars ($5.00) per month:

              Annuity Starting Date
             (or Date Payments under      Percentage
          Part V of Appendix I Commence)   Increase

          Prior to January 1, 1973           10%

          On or after January 1, 1973
          but prior to January 1, 1978       8%

          On or after January 1, 1978
          but prior to January 1, 1983       6%

          On or after January 1, 1983
          but prior to January 1, 1987       4%

          On or after January 1, 1987
          but prior to January 1, 1988       2%






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ADDENDUM B TO APPENDIX I
L & F PRODUCTS DIVISION SALARIED EMPLOYEES


(B.01)  Current Employees with Prior Participation in the Lehn
        & Fink Plan

        A. Each Salaried Employee employed by the Lehn & Fink Division of the Corporation or a subsidiary operated as a part of that Division ("Lehn & Fink") as of December 31, 1982, who was actively participating in the Retirement Income Plan for Employees of Lehn & Fink Products Company, Division of Sterling Drug Inc., and Participating Affiliates ("Lehn & Fink Plan") as of December 31, 1982, shall be eligible to participate under the Sterling Salaried Program on January 1, 1983. Any such Salaried Employee must participate under the Sterling Salaried Program as an active Participant when he first becomes eligible.

        B. Each Salaried Employee employed by Lehn & Fink as of December 31, 1982, who prior to that date had been an active participant in the Lehn & Fink Plan but who as of that date was not participating in the Lehn & Fink Plan by reason of electing to withdraw from active participation therein shall be eligible to participate in the Sterling Salaried Program on January 1, 1983. Such a Salaried Employee may elect not to become an active Participant in the Sterling Salaried Program, in which event he shall become an inactive Participant in the Sterling Salaried Program on January 1, 1983, and shall remain as such until he files an acceptance and payroll deduction card. Such a Salaried Employee may, however, elect at any time on or after January 1, 1983, to become an active Participant in the Sterling Salaried Program and he shall become an active Participant on the first day of the month (starting with January of 1983) next succeeding the date upon which KRIPCO receives his acceptance and payroll deduction card, at which time he shall be entitled to repay to the Sterling Salaried Program any employee contributions which he had previously withdrawn from the Lehn & Fink Plan on the same terms and conditions as if he were re-entering the Lehn & Fink Plan. Once such a Salaried Employee becomes an active Participant, his participation under the Sterling Salaried Program shall thereafter be governed by Section (3.02) of Appendix I.

        C.   Once a Salaried Employee who is employed by L & F
             Products Division of the Corporation and who participated in the Lehn &




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             Fink Plan prior to January 1, 1983, commences to
             participate in the Sterling Salaried Program as an active Participant pursuant to Subsection B.01(A) or B.01(B), his entitlement to retirement and survivor's benefits shall be governed exclusively by the terms and provisions of the Sterling Salaried Program, as modified by this Addendum B, and shall not be governed by the terms and provisions of the Lehn & Fink Plan except to the extent specifically sanctioned by this Addendum B. However, if a Salaried Employee specified in Subsection B.01(B) remains an inactive Participant in the Sterling Salaried Program at all times on and after January 1, 1983, his entitlement to retirement and survivor's benefits shall be governed exclusively by the terms and provisions of Lehn and Fink Plan, without reference to the terms and provisions of the Sterling Salaried Program. Payment of the retirement and survivor's benefits to which each Salaried Employee specified in Subsection B.01(A) or B.01(B) is entitled shall be made from the Sterling Salaried Program and shall not be made, either in whole or in part, from the Lehn & Fink Plan.

        D. Assets held in trust by the Lehn & Fink Plan as of December 31, 1982, for funding the benefits of all Salaried Employees specified in Subsections B.01(A) and B.01(B) shall be transferred effective January 1, 1983, to the Trust Fund or the Deposit Administration Fund of the Sterling Salaried Program, or both, shall be commingled with the assets in the Trust Fund or the Deposit Administration Fund, or both, and shall thereafter, be available for funding the benefits of all Participants in the Sterling Salaried Program.

        E. Each Salaried Employee who was employed by Lehn & Fink as of December 31, 1982, who had attained 50 years of age as of that date, and who commenced to participate in the Sterling Salaried Program as an active Participant on January 1, 1983, in accordance with Subsection B.01(A) or B.01(B), shall be entitled to retirement and survivor's benefits in the Sterling Salaried Program equal to the greater of B.01(E)(1) or B.01(E)(2), where B.01(E)(1) is the amount of the Normal Retirement Benefit determined under Section (4.01), (4.02) or (4.03) of Appendix I and payable subject to all of the terms and conditions of Parts VI and VII, or is the amount of the Survivor's Benefit determined and payable under Part V of Appendix I; and B.01(E)(2) is the amount of "Retirement Income" determined under Section 4 or 5 of the Lehn & Fink Plan, as in effect on December 31, 1982 (provided, however,




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             that in computing the amount of "Retirement
             Income," the percentage reductions applicable in the event of early retirement which are specified in Section (4.02) of Appendix I shall be substituted for those which are specified in
             Section 5 of the Lehn & Fink Plan), and payable subject to all of the terms and conditions of Parts VI and VII of the Sterling Salaried Program, or is the amount of the "Spouse's Benefit" determined and payable under Section 7 of the Lehn & Fink Plan, as in effect on December 31, 1982, such "Retirement Income" or "Spouse's Benefit" to be computed by determining the Salaried Employee's earnings, service, social security and all other relevant factors upon the assumption that he continues to participate in the Lehn & Fink Plan, as in effect on December 31, 1982, until his Normal Retirement Date (or other applicable date as of which a determination of his "Retirement Income" or "Spouse's Benefit" is being made) instead of participating in the Sterling Salaried Program.

        F. Each Salaried Employee who was employed by Lehn & Fink as of December 31, 1982, who becomes an active Participant in the Sterling Salaried Program in accordance with Subsection B.01(A). or B.01(B), but who does not qualify under the provisions of Subsection B.01(E) shall be entitled to retirement and survivor's benefits in the Sterling Salaried Program equal to the greater of B.01(F)(1) or B.01(F)(2), where

             B.01(F)(1) is the amount of the Normal Retirement Benefit determined under Section (4.01), (4.02) or (4.03) of Appendix I and payable subject to all of the terms and conditions of Parts VI and VII, or is the amount of the Survivor's Benefit determined and payable under Part V of Appendix I; and

             B.01(F)(2) is the amount of "Retirement Income" determined under Section 4 or 5 of the Lehn & Fink Plan and payable subject to all of the terms and conditions of Sections 8, 9 and 10 of the Lehn & Fink Plan, as in effect on December 31, 1982, or is the amount of the "Spouse's Benefit" determined and payable under Section 7 of the Lehn & Fink Plan, as in effect on December 31, 1982, such "Retirement Income" or "Spouse's Benefit" to be computed by reference to the facts as of December 21, 1982 (or, in the case of a Salaried Employee specified in Subsection B.01(B), such earlier date as of which he elected to withdraw from active participation in the Lehn & Fink Plan) with respect to the Salaried Employee's earnings, service, social security and all other factors taken into account in determining his "Retirement Income" or "Spouse's Benefit."





BENEFIT PLAN 1R.01
Kodak Retirement Income Plan
November 1, 1995
Appendix I
Page 72 of 73


(B.02)  Current Employees with No Prior Participation in the
        Lehn & Fink Plan and Future Employees

        A. Each Salaried Employee who was employed by Lehn & Fink as of December 31, 1982, who had as of December 31, 1982, satisfied the age and service eligibility requirements of the Lehn & Fink Plan, but who had elected not to participate therein shall be eligible to participate in the Sterling Salaried Program on January 1, 1983. Although eligible, such a Salaried Employee may elect not to become an active Participant in the Sterling Salaried Program. However, such a Salaried Employee may elect at any time on or after January 1, 1983, to become an active Participant on the first day of the month (starting with January of 1983) next succeeding the date upon which KRIPCO receives his acceptance card, and his participation in the Sterling Salaried Program as an active Participant shall thereafter be governed by Section (3.02) of Appendix I

        B. Each Salaried Employee who was employed by Lehn & Fink as of December 31, 1982 (or who was not so employed by reason of a Severance From Group Date but who has a Reemployment Commencement Date under conditions permitting his period of nonemployment to be counted as service for eligibility purposes) but who was not then participating in the Lehn & Fink Plan because he had yet to satisfy the age and service eligibility requirements of the Lehn & Fink Plan shall be eligible to participate in the Sterling Salaried Program on the first day of any month (starting with January of 1983) coinciding with or next following the date on which he satisfies the eligibility requirements of the Lehn & Fink Plan. Any such Salaried Employee shall participate in the Sterling Salaried Program as an active Participant in accordance with Subsection (3.02)(D) of Appendix I.

        C. Each Salaried Employee who was not employed by Lehn & Fink prior to January 1, 1983, and who has an Employment Commencement Date or Reemployment Commencement Date as a result of being employed by L & F Products Division of the Corporation on or after January 1, 1983, shall become eligible to participate, and shall become an active Participant, in the Sterling Salaried Program in accordance with Part III of Appendix I.

        D.   When a Salaried Employee employed by L & F
             Products Division of the Corporation commences to participate in the Sterling Salaried Program as an active Participant pursuant to




BENEFIT PLAN 1R.01
Kodak Retirement Income Plan
November 1, 1995
Appendix I
Page 73 of 73


             Subsection B.02(A), B.02(B) or B.02(C), his entitlement to retirement and survivor's benefits shall be governed exclusively by the terms and provisions of the Sterling Salaried Program, without reference to the terms and provisions of the Lehn & Fink Plan. Contributions to fund the benefits of such a Salaried Employee shall be made to the Sterling Salaried Program rather than to the Lehn & Fink Plan, and payment of those benefits shall be made from the Sterling Salaried Program and shall not be made, either in whole or in part, from the Lehn & Fink Plan.

(B.03)  Former Employees

        A. Each Salaried Employee who was employed by Lehn & Fink prior to January 1, 1983, and who had a Severance From Group Date prior to that date shall, if he had participated in the Lehn & Fink Plan prior to that date, become an inactive Participant in the Sterling Salaried Program on January 1, 1983. Such a Salaried Employee's entitlement to retirement and survivor's benefits shall be governed exclusively by the terms and provisions of the Lehn & Fink Plan, without reference to the terms and provisions of the Sterling Salaried Program, although payment of those benefits shall be made from the Sterling Salaried Program and shall not be made, either in whole or in part, from the Lehn & Fink Plan. Assets held in trust by the Lehn & Fink Plan as of December 31, 1982, for funding the benefits, if any, of such a Salaried Employee attributable to his employment prior to the Severance From Group Date shall be transferred effective January 1,1983, to the Trust Fund or the Deposit Administration Fund of the Sterling Salaried Program, or both, shall be commingled with the assets in the Trust Fund or the Deposit Administration Fund, or both, and shall thereafter be available for funding the benefits of all Participants in the Sterling Salaried Program.

        B. If a Salaried Employee specified in Subsection B.03(A) has a Reemployment Commencement Date on or after January 1, 1983 (other than under the conditions specified in Subsection B.02(B)), he shall become eligible to participate, and shall become an active Participant, in the Sterling Salaried Program in accordance with Part III of Appendix I. Upon entering the Sterling Salaried Program as an active Participant, he shall be entitled to repay to the Sterling Salaried Program, in accordance with Subsection (6.01)(E) or (6.01)(F) of Appendix I, any employee contributions which he had previously withdrawn from the Lehn & Fink Plan.